Exhibit 30

Execution Version

NOTE SUBSCRIPTION AGREEMENT

among

COM COMPANY LIMITED

and

GOLDEN MEDITECH HOLDINGS LIMITED

and

MR. KAM YUEN

and

BLUE OCEAN STRUCTURE INVESTMENT COMPANY LTD

Dated December 4, 2015

TABLE OF CONTENTS

1.	Interpretations	2

2.	The Notes	8

3.	Owners’ Representations and Warranties	10

4.	Owners’ Obligation between Execution and Closing	10

5.	Conditions to Obligations of Investor	13

6.	Indemnification	16

7.	Registration of the Notes	17

8.	Post-Closing Covenants	17

9.	Confidentiality	18

10.	Miscellaneous	19

SCHEDULES & EXHIBITS

SCHEDULE 1	PART A: PARTICULARS OF ISSUER

PART B: PARTICULARS OF OTHER TARGET MEMBERS

PART C: PARTICULARS OF CONTROL PERSONS

PART D: TARGET GROUP STRUCTURE

SCHEDULE 2	WARRANTIES

SCHEDULE 3	ADDITIONAL PURCHASES

EXHIBIT A-1	FORM OF PROMISSORY NOTE (US$200,000,000)

EXHIBIT A-2	FORM OF PROMISSORY NOTE (US$50,000,000)

EXHIBIT B	FORM OF FOUNDER LETTER

EXHIBIT C	FORM OF GOLDEN MEDITECH LETTER

i

THIS NOTE SUBSCRIPTION AGREEMENT (the “Agreement”), dated as of December 4, 2015

BETWEEN

(1)                                 COM Company Limited, a Cayman Islands company with registered office at Cricket Square, Hutchins Drive, P.O. Box 2681, Grand Cayman KY1-1111, Cayman Islands (“Issuer”);

(2)                                 Golden Meditech Holdings Limited, a Cayman Islands company with registered office at Clifton House, 75 Fort Street, PO Box 1350, Grand Cayman KY1-1108, Cayman Islands and its principal place of business at 48th Floor, Bank of China Tower, 1 Garden Road, Central, Hong Kong (“Golden Meditech”);

(3)                                 Mr. Kam Yuen, a resident of Hong Kong with Hong Kong Identity Card number P633130(4) (“Founder”), and collectively with Issuer and Golden Meditech, “Owners” and each, an “Owner”); and

(4)                                 Blue Ocean Structure Investment Company Ltd, a British Virgin Islands company with registered office at P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands (“Investor”).

WHEREAS

(A)                               As of the date hereof, (i) Founder is the chairman, chief executive officer, and controlling shareholder of Golden Meditech whose shares are listed on the Main Board of the HKSE; (ii) Golden Meditech indirectly holds approximately 38.3% ownership interest through its wholly-owned Subsidiary, Golden Meditech Stem Cells (BVI) Company Limited, a British Virgin Islands company (“GM Stem Cells”, together with Founder and Golden Meditech, “Control Persons”, and individually, a “Control Person”), in China Cord Blood Corporation, a Cayman Islands company (“CCBC” or “Target”) whose shares are listed on the NYSE (as defined below);

(B)                               Golden Meditech has offered to acquire all CCBC shares not currently beneficially held by Golden Meditech (the “Privatization”);

(C)                               In connection with the Privatization:

(i)            Golden Meditech has established two subsidiaries: Issuer and COS Company Limited, a Cayman Islands company (“Merger Sub”).  Issuer is wholly owned by GM Stem Cells, Merger Sub is wholly owned by Issuer (Issuer, Merger Sub, Target, and Target’s direct and indirect Subsidiaries are collectively referred to hereinafter as “Target Group” and individually, a “Target Member”).  The particulars of Issuer are set out in Part A of Schedule 1 hereof, the particulars of the other Target Members are set out in Part B of Schedule 1 hereof, and the particulars of the Control Persons are set out in Part C of Schedule 1; and

(ii)           Golden Meditech will purchase all Equity Securities of Target via a series of open market and privately negotiated transactions in compliance with all applicable laws and regulations, and cause Merger Sub to merge with and into CCBC, resulting in CCBC becoming a wholly-owned subsidiary of Issuer (the “Merger”);

(D)                               Issuer is seeking to obtain financing from Investor in an amount up to US$250,000,000 for carrying out the Privatization (the “Financing”);

(E)                                Investor is a British Virgin Islands company whose outstanding shares are beneficially owned by a structured fund established in China (Shanghai) Pilot Free Trade Zone in the PRC (the “Fund”); and

(F)                                 On the terms and subject to the conditions set forth herein, Investor is willing to provide an aggregate amount of up to US$250,000,000 (United States Dollars Two Hundred Fifty Million) for the Financing, and Issuer is willing to issue and sell to Investor one or more promissory notes, up to an aggregate amount of US$250,000,000 (United States Dollars Two Hundred Fifty Million) as consideration thereof, with the understanding that the repayment and other obligations of Issuer under the Notes will be guaranteed by Golden Meditech and Founder, and secured by all of the shares of CCBC beneficially owned and to be owned by Golden Meditech and all the shares of the Issuer beneficially owned by GM Stem Cells (collectively, the “Security Arrangement”).

NOW THEREFORE, in consideration of the foregoing, and the representations, warranties, and conditions set forth below, parties hereto, intending to be legally bound, hereby agree as follows:

1.                                      Interpretations

1.1                               Certain Defined Terms.  As used in this Agreement, the following capitalized terms have the following meanings:

“Additional Collateral” means Equity Securities of Target to be acquired by Issuer or other Affiliates of Golden Meditech in the Stage Two Transactions, which will include the Magnum Note and the KKR Note.

“Affiliate” mean, with respect to any specified person, any other person who, directly or indirectly, Controls, is Controlled by, or is under common Control with such person, including, without limitation, any general partner, managing member, officer or director of such person or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such person.

“Articles” mean, in respect of an entity, the Memorandum and Articles of Association of such person, as amended from time to time.

“Bank Financing” means a syndicated loan to be extended by the banks to Merger Sub and CCBC (as successor to Merger Sub following the Privatization) in relation to the Privatization, the obligations under which are to be secured by a first ranking charge on all of the shares of CCBC beneficially owned and to be owned by Golden Meditech.

“business day” is a day on which commercial banks and foreign exchange markets settle payments in Hong Kong but does not include a Saturday, Sunday or a public holiday in Hong Kong or a day on which a tropical cyclone warning signal number 8 or above or a “black” rainstorm warning signal is hoisted in Hong Kong at any time between 9:00am and 5:00pm;

“Control” (including the terms Controlling, Controlled by and under common Control with) of a person means (a) ownership of more than fifty percent (50%) of the shares in issue or other equity interests or registered capital of such person or (b) the power to direct the management or policies of such person, whether through ownership or voting proxy of the voting power of such person, through the power to appoint a majority of the members of the board of directors or similar governing body of such person, through contractual arrangements or otherwise.

“Cordlife Note” means a 7% senior unsecured convertible note in an aggregate principal amount of US$25,000,000, which was originally issued by Target to Cordlife Group Limited and purchased by Golden Meditech from Cordlife Group Limited on or around November 13, 2015; as of the date hereof, the Cordlife Note is convertible into 8,809,020 Target shares (representing 7.3% of the outstanding shares of Target on a fully diluted basis).

“Cordlife Shares” means the 7,314,015 Target shares purchased by Golden Meditech from Cordlife Group Limited on or around October 30, 2015 under a purchase agreement dated May 8, 2015.

“Disclosure Letter” means the letter from Owners to Investor of the same date as this Agreement entitled ‘Disclosure Letter’.

“Equity Securities” means, with respect to any person, such person’s shares, capital stock, membership interests, partnership interests, registered capital, joint venture or other ownership interests or any options, warrants or other securities that are directly or indirectly convertible into, or exercisable or exchangeable for, such shares.

“Governmental Authority” means any government or political subdivision thereof; any department, agency or instrumentality of any government or political subdivision thereof; any court or arbitral tribunal; and the governing body of any securities exchange, in each case having competent jurisdiction.

“HKSE” means the Main Board of The Stock Exchange of Hong Kong Limited.

“Hong Kong” means the Hong Kong Special Administrative Region of the People’s Republic of China.

“KKR Note” means 7% senior convertible notes due 2017 in the aggregate principal amount of US$65,000,000, which were originally issued by Target to Excellent China Healthcare Investment Limited (in which ownership and Control was transferred from KKR & Co. LP to Founder) and are to be sold to Golden Meditech under a conditional purchase agreement dated November 3, 2015; as of the date hereof, the KKR Note is convertible into 22,903,454 Target shares (representing 19.0% of the outstanding shares of Target on a fully diluted basis).

“Magnum Note” means a 7% senior unsecured convertible note in an aggregate principal amount of US$25,000,000, which was originally issued by Target to Magnum Opus International Holdings Limited, an Affiliate of Founder, and is to be sold to Golden Meditech under a purchase agreement dated May 8, 2015; as of the date hereof, the Magnum Note is convertible into 8,809,020 Target shares (representing 7.3% of the outstanding shares of Target on a fully diluted basis).

“Material Adverse Effect” means any event, circumstance, change or effect that, individually or in the aggregate, has had, or is reasonably expected to have, a material adverse effect on the business, assets (including intangible assets), liabilities, financial condition, property, or results of the operations of the Target Group taken as a whole.

“NYSE” means the New York Stock Exchange.

“Other Notes” means the Cordlife Note, Magnum Note, and KKR Note.

“Related Party” means (a) any Affiliate of any Target Member and (b) any director or officer of any Target Member of any Affiliate thereof.

“RMB” means Reminbi or Chinese Yuan, the lawful currency of the People’s Republic of China.

“SEC” means the U.S. Securities and Exchange Commission.

“Security Interest” means (a) a mortgage, charge, pledge, lien or other security interest securing any obligation of any person; (b) any arrangement under which money or claims to money, or the benefit of, a bank or other account may be applied, set off or made subject to a combination of accounts so as to effect discharge of any sum owed or payable to any person; or (c) any other type of preferential arrangement (including any title transfer and retention arrangement) having a similar effect, but does not include any lien or other security interest arising by operation of law or in the ordinary course of trading.

“Stage One Transactions” means the completion of the purchases by Golden Meditech of the Cordlife Shares and Cordlife Note under the terms of the relevant purchase agreements.

“Stage Two Transactions” means the purchase of the Magnum Note and KKR Note by Golden Meditech or its nominee under the terms of the relevant agreement and other purchases of Equity Securities of Target prior to the completion of the Privatization.

“Subsidiary” means, with respect to any person, any legal entity Controlled by the person or one of the person’s Subsidiaries, in either case acting alone or with one or more of the person’s other Subsidiaries.

“Tax” means all forms of taxation, estate, duties, deductions, withholdings, duties, imposts, levies, fees, charges, and rates imposed, levied, collected, withheld or assessed by any local, municipal, regional, urban, governmental, state, national or other body in the PRC or elsewhere having competent jurisdiction and any interest, additional taxation, penalty, surcharge or fine in connection therewith.

“Transaction Documents” mean this Agreement, the Notes, Issuer Share Charge, Target Share Charge, Founder Letter, Golden Meditech Letter and Escrow Agreement and other ancillary documents executed in connection therewith.

“US$” means United States Dollar, the lawful currency of the United States of America.

“Voting Undertaking” means an undertaking by Founder to vote all of the Golden Meditech shares he has control in favor of the Restructuring (as defined in Recital (F) of the Notes), details of which are contained in the Founder Letter.

1.2                               Certain Defined Terms.  The following terms are defined in this Agreement as follows:

“Additional Bank Financing”	Section 2.5

“Agreement”	Preamble

“Cash Collateral”	Section 8.2

“Cash Collateral Account”	Section 8.2

“Cash Consideration”	Section 2.1

“CCBC” or “Target”	Recitals

“Competing Financing Plan”	Section 2.5

“Closing”	Section 2.2

“Golden Meditech”	Preamble

“Golden Meditech Letter”	Section 5.9

“Control Person(s)”	Recitals

“Disclosing Party”	Section 9.4

“Escrow Account”	Section 2.3

“Escrow Agreement”	Section 2.3

“Financing”	Recitals

“Financing Party”	Section 2.5

“Founder”	Preamble

“Founder Letter”	Section 5.8

“Fund”	Recitals

“GM Stem Cells”	Recitals

“Indemnified Person”	Section 6

“Investor’s Representatives”	Section 4.2

“Investor”	Preamble

“Issuance Date”	Section 2.2(b)

“Issuer”	Preamble

“Issuer Share Charge”	Section 5.11

“Long Stop Date”	Section 10.4

“Material Contract”	Clause 6(b) of Schedule 2

“Merger”	Recitals

“Note(s)”	Section 2.1

“Offered Amount”	Section 2.5

“Owner(s)”	Preamble

“Privatization”	Recitals

“Proceeds”	Section 2.4

“Purchase Price”	Section 2.1

“Restricted Period”	Section 2.5

“Right of First Offer”	Section 2.5

“Security Arrangement”	Recitals

“Subsequent Closing”	Section 2.2(b)

“Merger Sub”	Recitals

“Target Group” or “Target Member”	Recitals

“Target Share Charge”	Section 5.10

“Upsize Option”	Section 2.1(b)

“Warranties”	Section 3

1.3                               Headings.  Titles and sections are for convenience only and neither limit nor amplify the provisions of this Agreement, and all references herein to sections or paragraphs shall refer to the corresponding sections or paragraphs of this Agreement unless specific reference is made to such sections or paragraphs of another document or instrument.

1.4                               Interpretation. Unless the context requires otherwise or unless otherwise specified herein, in this Agreement:

(a)                                 all words used in the singular herein shall be deemed to have been used in the plural and in the masculine shall include the feminine and the neuter and vice versa.

(b)                                 any reference to any party shall be construed so as to include its successors in title and permitted assigns;

(c)                                  any reference to any agreement or instrument is a reference to that agreement or instrument as amended or novated;

(d)                                 “assets” includes present and future properties, revenues and rights of every description;

(e)                                  “disposal” includes any sale, lease, transfer, conveyance, assignment, pledge and other disposal of any asset or any interest therein (including, without limitation, any other transaction or arrangement pursuant to which the economic benefit of or beneficial interest in such asset is lost or diluted) and “dispose” shall be construed accordingly;

(f)                                   “fully diluted basis” means, in respect of a person, the number of shares outstanding (including restricted shares) assuming the conversion or the exercise of all Equity Securities of the person, whether or not vested and regardless of whether the conversion or exercise price of any Equity Security is above or below the then market price, to the extent the Equity Securities are previously issued and not terminated, cancelled or held in treasury by the person, whether or not treated as outstanding by the person;

(g)                                  “indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or further, actual or contingent;

(h)                                 “person” includes an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a governmental authority;

(i)                                     “regulation” includes any regulation, rule, official directive, order, request, codes of practice or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organization;

(j)                                    whenever any statement herein or in any schedule, exhibit, certificate or other document delivered to any party pursuant to this Agreement is made “to the knowledge” or “to the best knowledge” or words of similar intent or effect by any party or its representative, such party or representative shall make such statement after making an inquiry of all relevant officers, employees or agents of such entity and careful consideration of the matters set forth in the statements that are so qualified, and each such statement shall be deemed to include a representation that such inquiry has been made; and

(k)                                 references to any action, remedy or method of judicial proceeding for the enforcement of the rights of creditors shall be deemed to include, in respect of any jurisdiction other than Hong Kong, references to such action, remedy or method of judicial proceeding for the enforcement of the rights of creditors available or appropriate in such jurisdiction as shall most nearly approximate to such action, remedy or method of judicial proceeding described or referred to in these presents.

2.                                      The Notes

2.1                               Agreement to issue Notes.  Issuer agrees to issue and sell to Investor, and, subject to all of the terms and conditions hereof, Investor agrees to purchase (each a “Note” and together, the “Notes”):

(a)                                 a promissory note substantially in the form of Exhibit A-1 at the Closing (as defined below), in the principal amount of US$200,000,000 (United States Dollars Two Hundred Million), and the interest thereon will accrue from the Issuance Date thereof; and

(b)                                 at the sole option of Investor (the “Upsize Option”), an additional promissory note substantially in the form of Exhibit A-2 at the Subsequent Closing (as defined below), in the principal amount of up to US$50,000,000 (United States Dollars Fifty Million), and the interest thereon will accrue (i) from the date of the Closing if and only if the promissory note is purchased within 10 business days of the Closing, or (ii) from the date of issuance, if otherwise, in each case, for a cash consideration equal to 100% of the principal amount thereon (each, “Cash Consideration”, and the aggregate amount actually paid by Investor under this Agreement, the “Purchase Price”).  For the avoidance of doubt, if the promissory note referred to at Section 2.1(b) is purchased after 10 business days of the Closing, then interest will accrue on the principal amount of that promissory note as at the Issuance Date thereof and all provisions in relation to payment of interest will be adjusted accordingly.

The Upsize Option may be exercised by Investor once, in whole or in part, at any time within 30 days of the Closing with not less than two business days’ written notice specifying the additional principal amount of the Note in respect of which the Upsize Option is to be exercised. The Note issuable upon the exercise of the Upsize Option, if any, will be fungible with the Note issuable on the Closing and will be treated as a single instrument.

2.2                               Delivery of Notes.  Subject to Section 5, the sale and purchase of the promissory note referred to:

(a)                                 at Section 2.1(a) (the “Closing”) shall take place on December 8, 2015 or such other date as may be agreed in advance by the parties hereto in writing; and

(b)                                 at Section 2.1(b) (the “Subsequent Closing”) shall take place on such date as may be agreed in advance by the parties hereto in writing (each of the date on which the relevant Note is issued is referred to hereinafter as an “Issuance Date”), via facsimile or electronically transmitted signatures and other mutually acceptable means of communication and delivery (with originals to be delivered via overnight delivery) or at such place to be mutually agreed to by Issuer and Investor.  At the Closing and, if the Upsize Option is exercised, Subsequent Closing, subject to written confirmation of receipt of the relevant Cash Consideration by the bank or licensed financial intermediary referred to in Section 2.3 below, Issuer shall deliver to Investor the relevant Note against receipt by Issuer of the relevant Cash Consideration from Investor.  Each Note purchased by Investor shall be registered in such Investor’s name in Issuer’s records.

2.3                               Payment for the Notes.  Investor shall remit the Purchase Price in United States Dollars by way of a wire transfer of immediately available funds to the following account (the “Escrow Account”), which is opened with a bank or a licensed financial intermediary in Shanghai, the Peoples’ Republic of China on such terms as agreed by Issuer and Investor with such bank or licensed financial intermediary (the “Escrow Agreement”), provided that Investor may deduct from the Purchase Price some or all of the fees, costs and expenses payable by Golden Meditech if such amount has been mutually agreed in writing between Investor and Golden Meditech pursuant to Section 10.13 prior to the Closing. Upon the receipt by the Escrow Account of the Purchase Price from Investor, Investor shall be deemed to have fully discharged its obligations in respect of payment of the Purchase Price.

Account Name	:	COM Company Limited

Account No.	:	FTN31050181460000000039

Bank	:	中国建设银行上海市临港支行

Bank Address	:	上海市浦东新区新元南路555号B-3

Swift Code	:	PCBCCNBJSHX

2.4                               Use of Proceeds.  The proceeds of the Notes as deposited and paid by Investor into the Escrow Account pursuant to Section 2.3 (the “Proceeds”) are to be used for (i) the acquisition of Equity Securities of Target in the Stage Two Transactions specified in Schedule 3, which may be supplemented from time to time by written agreement between Golden Meditech and Investor; (ii) payment of fees, costs and expenses incurred by the parties in connection with the Financing, including fees, costs and expenses to be borne by Golden Meditech under Section 10.13 to the extent that such fees, costs or expenses have not been deducted under Section 2.3; and (iii) payment of fees and expenses incurred in connection with the establishment, maintenance, and closing of the Escrow Account. Owners shall cause the Proceeds to be used in strict compliance with this Section 2.4, and the Proceeds used for the purpose of clause (i) above shall be transferred by Issuer to its Subsidiaries by means of inter-company loans.

2.5                               No Shop.  Owners agree to work in good faith expeditiously towards the Closing.  Owners also agree that they will not on or prior to December 10, 2015 (the “Restricted Period”) take any action to solicit, initiate, encourage or assist the submission of any proposal, negotiation or offer from any person other than Investor relating to the financing of the Privatization (except for the Bank Financing) (“Competing Financing Plan”), and shall notify Investor promptly of any inquiries by any third party in regards to the foregoing.  Notwithstanding the above, Owners may, in addition to the Financing and the Bank Financing, engage in discussions and negotiations with licensed banking institution (“Financing Party”) on the provision or arrangement of an additional source of bank financing for the Privatization (the “Additional Bank Financing”) during the Restricted Period, so long as Owners will not enter into any definitive agreement on the Additional Bank Financing without having given Investor the Right of First Offer.  The term “Right of First Offer” means the right of Investor to provide an additional commitment of up to the Offered Amount at the closing of the Financing, which right must be exercised within seven (7) business days upon Investor’s receipt of a written notice from Golden Meditech stating that Golden Meditech desires to enter into a definitive agreement with a Financing Party on the Additional Bank Financing and containing the identity of the Financing Party and material terms of the definitive agreement.  “Offered Amount” means the amount of debt capital that Financing Party would have been committed to provide to Owners in the Additional Bank Financing under the definitive agreement.

For the avoidance of doubt, any actions taken by Owners in furtherance of the discussions with Nanjing Xinjiekou Department Store Co., Ltd. on its proposed acquisition of Target, details of which have been publicly disclosed by Golden Meditech in its filings with the HKSE and/or CCBC in its filings with the SEC prior to the date of this Agreement, do not, and will not, constitute actions relating to a Competing Financing Plan.

3.                                      Owners’ Representations and Warranties

Owners hereby jointly and severally, represent and warrant to Investor (to the intent that the provisions of this Section 3 shall continue to have full force and effect notwithstanding the Closing) the terms set out in Schedule 2 (the “Warranties”).  Each of the Warranties shall be separate and independent and save as expressly provided shall not be limited by reference to any other paragraph or anything in this Agreement.  Unless expressly provided in this Agreement, each of the Warranties shall be deemed to be repeated as at the Closing as if all references therein to the date of this Agreement were references to the Issuance Date.

4.                                      Owners’ Obligation between Execution and Closing

4.1                               Notices of Breaches by Owners. From the date hereof until the Issuance Date, except as disclosed in the Transaction Documents or otherwise as contemplated thereunder, Owners shall cause each Target Member to conduct its business in a manner and shall otherwise use its best efforts so as to ensure that the Warranties continue to be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof).  Owners shall, and shall cause the relevant Target Member to, as soon as practicable, give Investor written notice of any event, condition or circumstance occurring prior to the Issuance Date that would constitute a breach of any Warranty if such Warranty were made as at any date from the date hereof until the Issuance Date.

4.2                               Access to Due Diligence Materials. From the date hereof until the Issuance Date, Owners shall ensure that Investor and its appointed representatives and professional advisers (the “Investor’s Representatives”) have the right during normal business hours, following two business days’ written notice by Investor to Issuer, to visit the business premises of any Target Member to carry out a review and due diligence investigation of the legal, financial and business matters of any Target Member, including but not limited to the assets, liabilities, financial condition, contracts, operations, books and records, commitments, business and prospects of such Target Member.  In order to facilitate such review, at any time prior to the Issuance Date, Owners shall procure each Target Member to provide to Investor and Investor’s Representatives with all documents and information which are reasonably necessary for Investor to assess the business operations, financial position and/or other aspects of the Target Group.  Investor shall be entitled to have, subject to two business days’ prior notice given in writing to Issuer, full access to the management of each Target Member during normal business hours for the purposes set out in this Section 4.2.  Investor’s rights under this Section 4.2 are subject to Section 4.3.

4.3                               Investor may only exercise its rights under Section 4.2 to the extent the access will not, in the reasonable opinion of each Target Member unreasonably interfere with the conduct of the business or the activities and operations of the Target Group and its employees, compromise or result in a risk of damage to the protection of legal professional privilege in relation to any of the records of any Target Member, or breach any obligations (including obligations of confidentiality) that a Target Member owes to any third party or under any law or regulation in any jurisdiction.

4.4                               Restrictions on Actions of Target Members.  From the date hereof until the Issuance Date, other than as set forth in this Agreement or other Transaction Documents or as contemplated thereunder, Owners shall not, without the prior written consent of Investor (which must not be unreasonably withheld or delayed), cause or permit any Target Member to:

(a)                                 amend or modify any provisions of the Articles of Target Members other than as contemplated under the Transaction Documents;

(b)                                 carry on any business other than its existing business as carried on as of the date of this Agreement, make any material change in the nature or scope of the business of any Target Member or the commencement of or expansion in any business not being ancillary or incidental to the business of any Target Member;

(c)                                  merge, amalgamate or consolidate any Target Member with any other entity;

(d)                                 cause or permit any Target Member to (i) create any Subsidiary, invest in any securities of any person or otherwise acquire any interest in any other person, (ii) enter into any joint venture or partnership, or (iii) make any investment or incur any commitment in excess of US$1,000,000 in respect of any one transaction or in excess of US$1,500,000 in related transactions other than in the ordinary course of business;

(e)                                  increase, reduce or cancel the authorized or issued Equity Securities of any Target Member or issue, allot, purchase or redeem any Equity Securities of any Target Member, undertake any recapitalization or similar transaction or do any act which has the effect of diluting or reducing the current and prospective shareholding of Investor on a fully diluted basis in any Target Member; or amend, modify or waive any provision of any document related to any authorized or issued Equity Securities of any Target Member; issue, redeem, repurchase any securities (including equity and debt securities) of any Target Member, or cause or permit any Target Member to undertake any recapitalization or similar transaction; or consolidate, sub-divide, convert, reclassify or re-designate any of the share capital of any Target Member;

(f)                                   approve transactions exceeding US$1,000,000 involving the interest of any Related Party, or waive or make adjustments or modifications which has an effect of exceeding US$1,000,000 to the terms of any transactions involving the interests of any Related Party, in each case other than the transactions which is consistent in the ordinary course of business;

(g)                                  change the dividend policy, propose or approve any distribution of profits by way of interim or final dividend, capitalization of reserve or otherwise by any Target Member;

(h)                                 make any investment or any capital expenditure or incur any commitment in an aggregate amount exceeding US$5,000,000, that is not consistent with the ordinary course of business;

(i)                                     borrow any money or obtain any financial facilities in an aggregate amount exceeding US$5,000,000 in the aggregate, except for renewal of any existing debts of Golden Meditech or the Target Group;

(j)                                    create or allow to exist any Security Interest over the whole or any part of its undertaking, property or assets except for the purpose of securing its indebtedness to its bankers for sums borrowed in the ordinary and proper course of business which do not exceed US$5,000,000 in the aggregate, except for renewal of any existing debts of Golden Meditech, the Target Group or obtaining the Bank Financing;

(k)                                 enter into any reorganization, consolidation, merger, joint venture or partnership, or acquire, sell, transfer or dispose any Equity Securities of any person;

(l)                                     acquire, sell, transfer, license, or otherwise dispose in any form of any asset including any trademarks, patents or other intellectual property owned by any Target Member in a single transaction or a series of transactions exceeds US$1,500,000;

(m)                             approve any execution or termination of any Material Contract (as defined in Schedule 2) by any Target Member that is not in the ordinary course of business consistent with past practice of the Target Group;

(n)                                 settle, compromise or concede any material litigation, legal proceedings, arbitration, mediation or any other dispute resolution procedures;

(o)                                 change the current auditors or change the material accounting policies of any Target Member (including financial year end);

(p)                                 unless otherwise contemplated under the Transaction Documents, appoint any additional directors or establish a committee to the board of directors to which powers of the directors are delegated, or otherwise change its key management or personnel;

(q)                                 enter into any arrangement, contract or agreement with any person except on an arm’s length basis and in the ordinary course of business;

(r)                                    lend any money to any person which is not a Target Member or give any guarantee or indemnity in favor of any person which is not a Target Member in respect of the performance or obligations of such person in excess of US$5,000,000 in any single loan, guarantee or indemnity or in an accumulated amount in excess of US$5,000,000 for all loans, guarantees or indemnities;

(s)                                   make any composition or arrangement with its creditors other than those contemplated in the Transaction Documents;

(t)                                    pass any resolution which would result in its winding up, liquidation or entering into administration or receivership; or

(u)                                 increase the number of Equity Securities available for grant or issuance under any share option plan or other share incentive plan or arrangement of any Target Member, or make any amendment to or terminate any such plan or arrangement.

5.                                      Conditions to Obligations of Investor

Investor’s obligations at the Closing and, if the Upsize Option is exercised, the Subsequent Closing, are subject to the fulfillment, on or prior to the applicable Issuance Date, of all of the following conditions (except for the Subsequent Closing, Investor’s obligations are subject only to the completion of the Closing and the fulfillment of the condition set forth under Sections 5.1, 5.3, 5.4, 5.6, 5.14, 5.15, 5.17(a), and 5.17(c), any of which may be waived in whole or in part by Investor (with the exception that the conditions under Sections 5.18 and 5.19 can only be waived by the mutual agreement of Issuer and Investor):

5.1                               Representations and Warranties.  The representations and warranties made by Owners in Section 3 shall have been true and correct when made, and shall be true and correct on the Issuance Date.

5.2                               Due Diligence.  Investor shall have completed its business, legal and financial due diligence of Target Group.

5.3                               No Material Adverse Effect.  There shall have been no Material Adverse Effect.

5.4                               Proceedings and Documents.  All corporate and other proceedings in connection with the transactions contemplated at the relevant Issuance Date and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to Investor.

5.5                               Funding.  There has been no change (other than those caused by the general partner of the Fund or such general partner’s Affiliates) in the Fund that will have, individually or in the aggregate, a material adverse impact of the Fund’s ability to receive funding under the funding commitments of its limited partners; provided that if the general partner of the Fund has acted in good faith pursuant to the limited partnership agreement of the Fund, and any limited partner of the Fund failed to fulfill its funding commitments pursuant to the capital call in connection with the payment of Purchase Price, then:

(a)                                 this Agreement may be terminated by the mutual agreement between Investor and Issuer; or

(b)                                 the parties may proceed with the Closing based on the funding received by the Fund.

5.6                               Consents.  All consents and approvals of, notices to and filings or registrations with any Governmental Authority or any other person required pursuant to any applicable law of any Governmental Authority (including any anti-trust, competition or similar legal requirements in any jurisdiction), or pursuant to any contract binding on Golden Meditech or whereby its respective assets are subject or bound, to consummate the transactions contemplated under this Agreement and the other Transaction Documents (to the extent that such transactions are to be completed on or prior to the Issuance Date) having been obtained or made, and copies thereof having been provided to Investor.

5.7                               Resolutions.  Each Target Member shall have duly adopted and delivered to Investor true copies of board resolutions (and shareholders’ resolutions, if required), certified by a director of such Target Member, authorizing Target Members to execute the Transaction Documents to which it is a party and approving the transactions contemplated thereunder.

5.8                               Founder Letter.  Founder shall have executed and delivered to Investor the Founder Letter to provide personal guarantee and other undertakings, substantially in the form set forth in Exhibit B (the “Founder Letter”).

5.9                               Golden Meditech Letter.  Golden Meditech shall have executed and delivered to Investor the Golden Meditech Letter to provide guarantee and other undertakings, substantially in set forth in as Exhibit C (the “Golden Meditech Letter”).

5.10                        Target Share Charge.  Issuer shall have executed and delivered all documentation relating to the creation of first ranking Security Interest in all of the Equity Securities of Target beneficially owned by Golden Meditech as stock collateral of the Financing (the “Target Share Charge”) at the time of Closing, plus the Additional Collateral thereafter, and completed all actions reasonably necessary for the perfection of Investor’s Security Interest in the collateral thereunder.

5.11                        Issuer Share Charge.  GM Stem Cells shall have executed and delivered all documentation relating to the creation of a first ranking Security Interest in all of the Equity Securities of Issuer as collateral of the Financing (the “Issuer Share Charge”) and completed all actions necessary for the perfection of Investor’s Security Interest in the collateral thereunder.

5.12                        Transfer of Equity Securities of Target.  Golden Meditech shall have completed the transfer of all of the Equity Securities of Target beneficially owned by it to Issuer.

5.13                        Completion of Stage One Transactions.  Golden Meditech shall have completed the Stage One Transactions for an aggregate consideration of not less than an amount equivalent to US$100,000,000.

5.14                        Officer’s Certificate.  Issuer shall have delivered to Investor an officer’s certificate dated the Issuance Date signed by the director of Issuer, certifying that (x) all the Warranties being true, correct and complete in all material respects, and Issuer and Founder having performed and complied in all respects with all of their undertakings or obligations hereunder to be performed or complied with on or before the Issuance Date, (y) to the best of the Issuer’s knowledge there has been no Material Adverse Effect, and (z) all conditions to Investor’s obligations (other than Section 5.5) at the Closing, or all applicable conditions to Investor’s obligations at the Subsequent Closing, as the case may be, have been fulfilled.  Such certificate shall be in form and substance satisfactory to Investor, acting reasonably, and shall be delivered to Investor before the Issuance Date for prior approval.

5.15                        Registration of Note Holder.  Issuer shall have delivered to Investor a copy of the due registration of such Investor as a holder of the Notes issued to it on the Issuance Date pursuant to this Agreement.

5.16                        Escrow Agreement.  Golden Meditech and Investor shall have entered into an escrow agreement with a bank or a licensed financial intermediary in Hong Kong, under which an Escrow Account is opened under the following terms: (i) Issuer is the account holder, (ii) Issuer and Investor will be co-signatories to the Escrow Account, and an irrevocable instruction letter has been delivered to the bank or licensed financial intermediary stating that no changes can be made to the Escrow Account set up without the written consents of both Issuer and Investor, and (iii) the funds in the Escrow Account will be remitted only to satisfy the purposes stated under Section 2.4 of this Agreement.

5.17                        Legal Opinions.  Issuer shall have delivered the following legal opinions:

(a)                                 legal opinions issued by a Cayman Islands legal counsel dated as of the Issuance Date and addressed to Investor in a form and substance reasonably satisfactory to Investor;

(b)                                 a legal opinion issued by a British Virgin Islands legal counsel dated as of the Issuance Date and addressed to Investor in a form and substance reasonably satisfactory to Investor; and

(c)                                  a legal opinion issued by a Hong Kong legal counsel dated as of the Issuance Date and addressed to Investor in a form and substance reasonably satisfactory to Investor.

5.18                        Bank Commitment Letter. Issuer and a financier have entered into a commitment letter (which has been procured with the assistance of Investor) on terms and conditions that are reasonably acceptable to Issuer acting reasonably.

5.19                        Opening of bank account.  Issuer and Investor have opened non-residential free trade account (FTN) bank accounts within China (Shanghai) Pilot Free Trade Zone with any bank or financial institution, which Issuer may in its sole discretion reasonably determine.

6.                                      Indemnification

6.1                               General Indemnity.  Each Owner hereby jointly and severally agrees to indemnify and hold harmless Investor, its Affiliates and their respective officers, directors, partners, shareholders, employees and agents (Investor and each such other person being referred to as an “Indemnified Person”), to the fullest extent lawful, from and against any losses, claims, damages, liabilities and reasonable expenses (or actions in respect thereof), as incurred, related to or arising out of or in connection with:

(a)                                 actions taken or omitted to be taken by any Target Member or their respective Affiliates, officers, directors, employees or agents in breach of this Agreement or any other Transaction Document; or

(b)                                 any breach by Owners of their respective representations, warranties and agreements set forth in this Agreement or in any of the other Transaction Documents.

For the avoidance of doubt, the term “reasonable expenses” as used in this Section 6.1 shall include all expenses (including, without limitation, fees and expenses of counsel) as they are reasonably incurred in connection with investigating, preparing, defending or settling any such action or claim, whether in connection with litigation in which any Indemnified Person is a named party, provided that such indemnity shall not apply to any acts or omissions arising from bad faith, gross negligence or willful default on the part of the Indemnified Person.

The indemnity and expense reimbursement obligations set forth in this Section 6.1 (x) shall be in addition to any liability an Owner may have to any Indemnified Person at common law or otherwise.  For the avoidance of doubt, Owners shall not be liable to any Indemnified Person for any matters which have been Disclosed (as defined in Schedule 2) to Investor on the date of this Agreement, any matters within the actual knowledge of an Indemnified Person as at the Issuance Date and any matters Disclosed in the Target SEC Filings prior to the Issuance Date.

6.2                               Tax Indemnity.  Without prejudice to the generality of Section 6.1 above, each Owner hereby jointly and severally covenants and undertakes to Investor to fully and effectually indemnify and at all times keep fully and effectually indemnified Investor from and against the amount of any and all Tax falling on such Investor (which is not otherwise disclosed) resulting from or by reference to any income, profits, gains, transactions, events, matters or things earned, accrued, received, entered into or occurring in connection with the transactions contemplated hereunder, whether alone or in conjunction with any other circumstances whenever occurring, including any and all Tax resulting from the receipt by Investor of any amounts together with all costs (including all legal costs), expenses or other liabilities which Investor may incur in connection with any legal proceedings such Investor may be involved in enforcing this Section 6.2. This Tax indemnity does not apply to any Tax assessed on Investor under the laws of the jurisdiction(s) in which (x) Investor is incorporated; (y) Investor is treated as resident for tax purposes, or (z) amounts are received by Investor at its principal offices.

7.                                      Registration of the Notes

The Notes issued under this Agreement does not, and will not, require the approval of Governmental Authorities under the securities law of any jurisdiction. Issuer shall keep books for the registration and registration of transfer of the Notes. Prior to presentation of a Note for registration of transfer, Issuer shall treat the person in whose name the relevant Note is registered as the owner and holder of the relevant Note for all purposes whatsoever, and Issuer shall not be affected by notice to the contrary.

8.                                      Post-Closing Covenants

8.1                               As long as a Note remains outstanding, Investor shall:

(a)                                 use all reasonable efforts to provide such further information which may reasonably be required by Golden Meditech or its advisers or agents to ensure its compliance with applicable companies or securities regulations and/or the requests of competent regulatory authorities, including without limitation the HKSE and the Hong Kong Securities and Futures Commission. Investor hereby warrants and undertakes that the information so provided to Golden Meditech shall be true, accurate, complete and not misleading in all material respects;

(b)                                 use all reasonable efforts to agree on the changes to the terms of Transaction Documents, if any clauses or the terms of such Transaction Documents and/or any transactions contemplated thereunder are challenged by a Governmental Authority, so as to satisfy regulatory requirements and effect the original intent and business objectives of the parties to the Transaction Documents as closely as possible in an acceptable manner without materially and adversely affecting the rights to Investor or a Owner as it would have been if the Transaction Documents had duly been implemented; and

(c)                                  to the extent necessary for Golden Meditech to procure Bank Financing, Investor will execute one or more subordination and/or inter-creditor agreements with the bank syndicate, so that the Notes will be subordinated to the bank facilities; provided, however, that Investor shall have, at all times, the right to require an early redemption of the Notes as provided therein without the consent of the bank syndicate in the event of a Restructuring Failure (as defined in Section 5.3 of the Note) or Partial Sale (as defined in Section 4.3(c) of the Note).

8.2                               Issuer shall, within three months following the date of the Closing or such other date as Investor and Issuer mutually agreed in writing, deposit with immediately available funds an amount equal to RMB756,000,000 into an account designated in writing by Investor (the “Cash Collateral Account”) (the “Cash Collateral”).  The Cash Collateral shall be subject to the exclusive dominion and control of Investor and maintained until the earlier of:

(a)                                 the full repayment of all amounts payable by Issuer to Investor under the Notes; and

(b)                                 the completion of the Restructuring.

Within five (5) business days of (or any other time frame as agreed between Investor and Issuer) full repayment of all amounts payable by Issuer to Investor under the Notes or completion of the Restructuring (as applicable) the Cash Collateral together with any interest earned on the Cash Collateral shall be released in the manner mutually agreed in writing by Issuer and Investor.

9.                                      Confidentiality

9.1                               Announcement.  The parties agree that as soon as practicable after the execution of this Agreement, Golden Meditech may release an announcement in the form approved by the Investor (which approval shall not be unreasonably withheld or delayed) relating to this Agreement and the other Transaction Documents.

9.2                               Confidential nature of this Agreement. Subject to Section 9.1, each party acknowledges that the terms and conditions of this Agreement and the other Transaction Documents, any term sheet or memorandum of understanding entered into pursuant to the transactions contemplated hereby, and all schedules, annexure, exhibits, appendices and amendments hereto and thereto, the transactions contemplated hereby and thereby, including their existence shall be considered confidential information and shall not be disclosed by any party to any third party except in accordance with this Section 9.

9.3                               Confidential information provided by Owners and Target Group. Investor acknowledges all information furnished by Owners, a Target Member or their Affiliates and their respective officers, directors, partners, shareholders, employees and agents pursuant to this Agreement is confidential and for its own use only, and agrees to hold in confidence and trust and not to disclose or disseminate such information to any other person (other than on a confidential basis to its employees or agents, investors, partners, prospective investors or prospective partners, having a need to know the contents of such information, and their attorneys who have agreed to undertake a corresponding obligation of confidentiality to that undertaken by Investor under this Section 9.3) except in connection with the exercise of its rights under this Agreement, unless (i) Investor has obtained such information from a third party source (provided that Investor, acting with due care and diligence, has no reason to believe that such source is bound by any confidentiality obligation to Owners, a Target Member or their respective Affiliates in respect of such information) or (ii) such information is available to the public generally or (iii) Investor is required to disclose such information by Governmental Authority.

9.4                               Legally Compelled Disclosure. With the exception of any SEC Filings required to be made by Golden Meditech or any of its Affiliates, in the event that any party (other than the Investor) is requested or becomes legally compelled and/or as required under the listing rules of the NYSE or the HKSE (including without limitation, pursuant to any applicable tax, securities, or other laws of any jurisdiction) to disclose any confidential information referred to in this Section 9, such party (“Disclosing Party”) shall to the extent permitted by law provide the other parties with prompt written notice of that fact and shall consult with the other parties regarding such disclosure.  At the request of the other parties, Disclosing Party shall, to the extent reasonably possible and with the cooperation and reasonable efforts of the other parties, seek a protective order, confidential treatment or other appropriate remedy.  In any event, Disclosing Party shall furnish only that portion of the information that is legally required and/or as required under the relevant listing rules and shall exercise reasonable efforts to obtain reliable assurance that confidential treatment will be accorded to such information.

10.                               Miscellaneous.

10.1                        Successors and Assigns.  Subject to the restrictions on assignment described in this Agreement, the rights and obligations of parties shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

10.2                        Waiver and Amendment.  Any provision of this Agreement may be amended, waived or modified upon the written consent of parties.

10.3                        Assignment by Parties.  This Agreement, and the rights hereunder, shall not be assigned, and the obligations hereunder shall not be transferred, without the mutual written consent of the parties (not to be unreasonably withheld or delayed) however Investor may at any time, without the consent of any other parties, assign its rights and transfer its obligations hereunder to a transferee of the Note, if and only if that transferee is not a competitor to Golden Meditech or Issuer. Investor shall procure such transferee shall execute a deed of adherence in a form acceptable to the other parties on or prior to the completion of any transfer.

10.4                        Validity of the Agreement.  This Agreement shall become effective upon the execution of it by the authorized representatives of parties and shall continue in force unless (i) the Closing fails to take place before March 31, 2016 or such other date as may be agreed in advance by the parties hereto in writing (the “Long Stop Date”), or (ii) it is terminated by five business days’ written notice at the election of Investor on the grounds that any one or more of the conditions as set forth in Section 5 has not been satisfied or waived prior to the Closing or such other date as agreed between the parties, or (iii) it is terminated pursuant to Section 5.5, in which cases it shall become void and of no further force and effect, except for the provisions of this Section 9.4 (Validity of the Agreement), Section 9.11 (Governing Law), Section 9.12 (Jurisdiction) and Section 9.16 (Expenses); provided, however, that such termination shall, unless otherwise agreed by the parties, be without prejudice to the rights of any party in respect of a breach of this Agreement prior to such termination.

10.5                        Survival.  The representations, warranties, covenants and agreements made herein shall survive the execution and delivery of this Agreement.

10.6                        Entire Agreement.  This Agreement together with the other Transaction Documents constitute and contain the entire agreement among parties and supersede any and all prior agreements, negotiations, correspondence, understandings and communications among parties, whether written or oral, respecting the subject matter hereof.

10.7                        Notices.  All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall be in writing and delivered to each party as follows:

(a)                                 if to Investor:

Address	:	P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands

Email	:	88445413@qq.com

Attention	:	YANG Feng

or at such other address as Investor shall have furnished Owners in writing.

(b)                                 if to Owners:

Address	:	48th Floor, Bank of China Tower, 1 Garden Road,
Central, Hong Kong

Facsimile	:	(852) 3605 8189

Attention	:	KAM Yuen

or at such other address as Investor shall have furnished Investor in writing.

All such notices and communications shall be effective (1) when sent by international express courier or other overnight service of recognized standing, on the business day following the deposit with such service; (2) when mailed, by registered or certified mail, first class postage prepaid and addressed as aforesaid, upon the earlier of actual receipt or the fourth business day after the date of mailing; (3) when delivered by hand, upon delivery; (4) when faxed, upon confirmation that all pages have been transmitted except where the dispatch is not on a business day; and (5) when emailed, upon such email being sent by the sender and no transmission error message being received by the sender.  If a communication would otherwise be deemed to have been delivered outside normal business hours (after 5:30 p.m. on a business day) in the time zone of the territory of the recipient under this Section 10.7, it shall be deemed to have been delivered at 9:30 a.m. on the next opening of business in the territory of the recipient.  In proving service of a communication, it shall be sufficient to show that delivery by hand was made or that the envelope containing the communication was properly addressed and mailed or that the facsimile transmission was despatched and a confirmatory transmission report or other acknowledgment of good receipt was received.

10.8                        No Partnership.  Nothing in this Agreement shall constitute or be deemed to constitute a partnership between the parties or any of them.

10.9                        Severability.  If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby and shall be enforced to the maximum extent permitted by law.

10.10                 Governing Law.  This Agreement and all actions arising out of or in connection with this Agreement shall be governed by and construed in accordance with the laws of Hong Kong.

10.11                 Jurisdiction.  The courts of Hong Kong are to have jurisdiction to settle any disputes which may arise out of or in connection with the Notes and, accordingly, any legal action or proceedings arising out of or in connection with the Notes may be brought in such courts.

10.12                 Service of Process.  Issuer and Founder hereby irrevocably designate and appoint Golden Meditech as their authorized agent upon which process may be served in any such legal action or proceedings.  Subject to applicable law, such service shall be deemed to be completed on delivery to such process agent.

10.13                 Expenses.  Whether or not any of the transactions contemplated under this Agreement are consummated, Golden Meditech shall bear all legal costs, professional fees and expenses incurred in connection with the parties’ negotiation, preparation, and execution of the Transaction Documents, and all legal, accounting, and administrative costs of the Financing, including Investor’s counsel and other professional advisor fees and expenses which have been reasonably incurred and any statutory charges incurred by Investor in the establishment of the Fund.  The expenses contemplated under this Section 10.13 are payable to Investor (a) upon Closing, by deducting from the Purchase Price some or all of such fees, costs and expenses if the amount of which has been mutually agreed between Investor and Golden Meditech prior to the Closing, or (b) from time to time within 15 business days of Investor’s demand.

10.14                 Rights Cumulative.  Each and all of the various rights, powers and remedies of a party will be considered to be cumulative with and in addition to any other rights, powers and remedies which such party may have at law or in equity in the event of the breach of any of the terms of this Agreement. The exercise or partial exercise of any right, power or remedy will neither constitute the exclusive election thereof nor the waiver of any other right, power or remedy available to such party.

10.15                 No Presumption. The parties acknowledge that any applicable law that would require interpretation of any claimed ambiguities in this Agreement against the party that drafted it has no application and is expressly waived.  If any claim is made by a party relating to any conflict, omission or ambiguity in the provisions of this Agreement, no presumption or burden of proof or persuasion will be implied because this Agreement was prepared by or at the request of any party or its counsel.

10.16                 Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Facsimile and e-mailed copies of signatures shall be deemed to be originals for purposes of the effectiveness of this Agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date first written above.

OWNERS

GOLDEN MEDITECH HOLDINGS LIMITED

By:	/s/ KAM Yuen
Name:	KAM Yuen
Title:	Director

COM Company Limited

By:	/s/ KAM Yuen
Name:	KAM Yuen
Title:	Director

Mr. KAM Yuen

/s/ KAM Yuen

SIGNATURE PAGE TO NOTE SUBSCRIPTION AGREEMENT

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date first written above.

INVESTOR

BLUE OCEAN STRUCTURE INVESTMENT COMPANY LTD

By:	/s/ YANG Feng
Name:	YANG Feng
Title:	Director

SIGNATURE PAGE TO NOTE SUBSCRIPTION AGREEMENT

SCHEDULE 1

PART A: PARTICULARS OF ISSUER

PART B:  PARTICULARS OF OTHER TARGET MEMBERS

PART C:  PARTICULARS OF CONTROL PERSONS

PART D: TARGET GROUP STRUCTURE

SCHEDULE 2

WARRANTIES

General

Unless expressed to the contrary, the following warranties are made by Owners at the date hereof and as at the applicable Issuance Date, except as Disclosed. The Warranties shall be separate and independent and save as expressly provided shall not be limited by reference to any other paragraph or anything in this Agreement or the other Schedules.  The Disclosure Letter shall be arranged in clauses corresponding to the numbered and lettered clauses and sub-clauses set forth below.

Definitions

In this Schedule, capitalized terms not otherwise defined have the meanings set forth in this Agreement, and the following terms have the meanings specified below:

“Anti-Corruption Laws” means the U.S. Foreign Corrupt Practice Act of 1977 (as amended, the “FCPA”), the UK Bribery Act 2010 (and, in relation to conduct prior to July 1, 2011, the Public Bodies Corrupt Practices Act 1889 and the Prevention of Corruption Act 1906 (together with the UK Bribery Act 2010, as amended, the “UK Corruption Laws”) and any other anti-bribery or anti-corruption laws applicable to Golden Meditech or any of its Affiliates (including such laws in the PRC). For these purposes, the offences created by the FCPA and the UK Corruption Laws shall be deemed to apply to the Affiliates of Target Group in respect of acts or omissions by them which may directly or indirectly constitute a breach by Target Group or the relevant Affiliates of such law, irrespective of the jurisdictional scope of those offences.

“Anti-Corruption Prohibited Activities” has the meaning set forth in Clause 3 of this Schedule 2.

“Assets” means all assets, rights and privileges of any nature and all goodwill associated therewith, including rights in respect of Contracts, all Intellectual Property, Equipment, any share or equity ownership, but excluding rights in respect of real property.

“Blood Station Operation License” means the Blood Station Operation License issued by the provincial level Department of Health in the PRC under the ‘Measures for Administration of Blood Stations’ issued by the Ministry of Health of the PRC.

“Circular 37” has the meaning set forth in Clause 3 of this Schedule 2.

“Code” has the meaning set forth in Clause 5(c)(i) of this Schedule 2.

“Confidential Information” as used in this Schedule 2 means all know-how, lists of customers, suppliers or Subscribers, technical processes or other confidential information.

“Collaboration Agreement” means an agreement entered into by and between a Collaborating Hospital and a Target Member.

“Collaborating Hospital” means a hospital that maintains collaboration with any Target Member in collection of cord blood units and related sales and marking activities.

S-2-1

“Contracts” means all contracts, agreements, licenses, engagements, leases, financial instruments, purchase orders, commitments and other contractual arrangements, that are currently subsisting and not terminated or completed.

“Conversion Shares” means the shares of Target issued upon conversion or exchange of the Other Notes.

“Cord Banking Service Contract” means a contract entered into by and between a Subscriber and a Target Member for Subscription Services.

“Cord Blood Bank” means the three cord blood banks operated by a Target Member which have obtained a Blood Station Operation License and the investment by a Target Member in Shandong since May 2010.

“Covered Entities” has the meaning set forth in Clause 7(a) of this Schedule 2.

“Disclosed” means, in respect of any Warranty, fully and fairly disclosed in the (i) numbered and lettered section corresponding to such Warranty in the Disclosure Letter or (ii) the Target SEC Filings; the disclosures in any section of the Disclosure Letter shall qualify other sections in this Schedule 2 only to the extent it is readily apparent from a reading of the disclosure that such disclosure is applicable to such other sections.

“Environment” means all or any of the following media, namely, air, water and land; and the medium of air includes the air within buildings and the air within other natural or man-made structures above or below ground.

“Environmental Laws” means any and all laws whether of the PRC or any other relevant jurisdiction, relating to pollution, contamination or protection of the Environment or to the storage, labeling, handling, release, treatment, manufacture, processing, deposit, transportation or disposal of Hazardous Substances.

“Equipment” means all plant and machinery, production lines, tools and equipment, vehicles and other tangible assets.

“Existing Financial Statements” means (i) the Target Financial Statements for the Financial Year ended March 31, 2015 and (ii) the consolidated balance sheet and the consolidated statements of income of the Target for the quarter ended September 30, 2015, in each case prepared in accordance with US GAAP.

“Government Entity” has the meaning set forth in Clause 3 of this Schedule 2.

“Government Official” means an official or employee of any government department, agency, or instrumentality, any government-owned or -controlled enterprise, any public international organization, or any political party, as well as any candidate for political office.

“Group Representative” means any director, officer, agent, employee, consultant, professional advisor or other person acting for or on behalf of any Target Member or Affiliate of any Target Member.

“Hazardous Substance” means all substances of whatever description which may cause or have a harmful effect on the Environment or the health of person or any other living organism including, without limitation, all poisonous, toxic, noxious, dangerous and offensive substances.

S-2-2

“Intellectual Property” means all patent, trademarks, service marks, registered designs, utility models, copyrights, inventions, Confidential Information, brand names, database rights and business names and any similar rights situated in any country and the benefit (subject to the burden) of any of the foregoing (in each case whether registered or unregistered and including applications for the grant of any of the foregoing and the right to apply for any of the foregoing in any part of the world).

“Inventory” means all inventories of the Target including the cord blood units donated by the public.

“Latest Accounts Date” means September 30, 2015.

“Leases” has the meaning set forth in Clause 5 of this Schedule 2.

“Leased Properties” has the meaning set forth in Clause 5 of this Schedule 2.

“Liabilities” means all indebtedness and other liabilities of any nature whatsoever, accrued, absolute, actual or contingent, due or to become due, liquidated or unliquidated and whether or not of a nature required to be disclosed in the accounts or financial statements of the Target Group.

“Litigation” has the meaning set forth in Clause 11 of this Schedule 2.

“Marketing Material” has the meaning set forth in Clause 9 of this Schedule 2.

“Matching Services” has the meaning set forth in Clause 9 of this Schedule 2.

“Material Contracts” has the meaning set forth in Clause 6 of this Schedule 2.

“Onshore Companies” means the legal entities set forth in Part B of Schedule 1 that is established in the PRC, and all other legal entities established in the PRC in which any of the foregoing legal entities directly or indirectly owns any interest.

“Permits” means all permits, consents, approvals, authorizations, franchises, certifications and licenses from, and all registrations with, any Governmental Authority and such term shall include the Blood Station Operation License and all other cord blood banking licenses issued by the Ministry of Health of the PRC or its provincial counterparts to any Target Member or Cord Blood Bank.

“Principal Business” means the business of Target Group, being cord blood banking and related services.

“Real Property” has the meaning set forth in Clause 5 of this Schedule 2.

“Reverse Merger” means the acquisition of control of CCBC by Golden Meditech’s predecessor Pantheon China Acquisition Corp. on June 30, 2009.

“SAFE” has the meaning set forth in Clause 3 of this Schedule 2.

S-2-3

“Sanctioned Country” has the meaning set forth in Clause 3 of this Schedule 2.

“SEC Documents” has the meaning set forth in Clause 3 of this Schedule 2.

“Sponsorship Agreement” means the sponsorship agreement between an Onshore Company and the relevant hospital as submitted to the Ministry of Health of the PRC for application for establishment of the relevant Cord Blood Bank.

“Subscriber” means a subscriber for cord banking services provided by a Target Member.

“Subscription Services” has the meaning set forth in Clause 9 of this Schedule 2.

“Target SEC Filings” means the documents filed from time to time by Target with the SEC.

“U.S. Economic Sanctions” has the meaning set forth in Clause 3 of this Schedule 2.

“US GAAP” means the generally accepted accounting principles in the United States.

1.             CORPORATE MATTERS

(a)           Organization, Good Standing and Qualification. Each Target Member has been duly incorporated and organized, and is validly existing in good standing, and in compliance with all registration and approval requirements in all material respects.  Each Target Member has the corporate power and authority to own and operate its Assets and properties and to carry on its business as currently conducted.

(b)           Charter Documents. The copies of the Articles and other charter documents of Target included in the Target SEC Filings, are effective, have not been superseded and are true, correct and complete. All legal and procedural requirements concerning the adoption of such charter documents have been duly and properly complied with in all respects.

(c)           Group Structure. The corporate chart set forth in Part D of Schedule 1 is a true, complete and accurate description of the corporate structure of Target Group as at the date hereof.

(d)           Capitalization and Other Particulars. The particulars of each Target Member and each Control Person set forth in Parts A, B and C of Schedule 1 are a true, complete and correct description of the share capital of each Target Member on the date hereof and on the Issuance Date. No Target Member is in violation of any term of or in default under its certificate or articles of incorporation, memorandum and articles of association, by-laws, or their organizational charter or other constitutional documents, respectively.

(e)           Options, Warrants. Except for the Note, restricted share units existing as of the date hereof, and the Other Notes, there are no outstanding options, warrants, rights (including conversion or preemptive rights) or agreements for the subscription or purchase from any Target Member of any Equity Securities of any Target Member. No shares of any Target Member, or shares issuable upon exercise of any outstanding options, warrants or rights, or other shares issuable by any Target Member, are subject to Security Interest, preemptive rights, rights of first refusal or other rights to subscribe for or purchase such shares (whether in favor of any Target Member or any other person), pursuant to any agreement or commitment of any Target Member. The issuance and sale of the Notes and Conversion Shares shall not result in a right of any holder of any securities of any Target Member to exercise any preemptive rights, rights of first refusals or other rights, or to adjust the exercise, conversion, exchange or reset price under any of such securities. The issuance and sale of the Notes or Conversion Shares shall not obligate any Target Member to issue shares or equivalents thereof or other securities to any person (other than Investor). All issued shares of each Target Member are fully paid and non-assessable and have been issued in material compliance with all applicable federal and state securities laws, and none of such issued shares were issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. There are no shareholders’ agreements, voting agreements or other similar agreements with respect to any Target Member’s shares to which such Target Member is a party or between or among any of Target Members’ shareholders.

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(f)            Subsidiaries.  Except as set forth in the corporate structure chart set forth in Parts B and D of Schedule 1, Target does not hold any Equity Securities of, or any direct or indirect interest of any kind in, any other person.

(g)           Onshore Companies.

(i)            Except as Disclosed in the Target SEC Filings, for each Onshore Company, each holder of record of its registered capital have contributed in full its subscribed share of the entity’s registered capital pursuant to the articles of association and, as applicable, relevant joint venture contracts, and all such contributions have been verified and certified by a Chinese registered public accountant according to applicable law, approved by all relevant Governmental Authorities and fully paid, and verification certificates have been issued to each such holder of record or previous investor accordingly.

(ii)           All previous transfers or assignments of registered capital have been approved by the competent Governmental Authorities and all necessary corporate action.

(iii)          Each Onshore Company and Cord Blood Bank conducts its business activities within the permitted scope of its business or is otherwise operating its business in compliance in all material respects with all relevant legal requirements and with all requisite licenses and approvals granted by competent PRC Governmental Authorities.

(iv)          All licenses and approvals requisite for the conduct of any part of each Onshore Company and Cord Blood Bank’s business which are subject to periodic renewal, have been or shall on a timely basis be obtained and to the best knowledge of Owners, there are no grounds on which such requisite renewals shall not be granted by the competent PRC Governmental Authorities.

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(v)           Each Onshore Company and Cord Blood Bank is not in receipt of any letter or notice from any relevant PRC Governmental Authority notifying revocation of any licenses issued to it for non-compliance or the need for compliance or remedial actions in respect of the activities carried out by it.

(vi)          Target maintains, or procures its relevant Subsidiary to maintain, Control over each Onshore Company and Cord Blood Bank in all respects.

(h)           Corporate Records. The registers of shareholders, resolutions and all other documents of each Target Member required to be kept or filed with any relevant Governmental Authority under all applicable law have been properly maintained, filed or submitted for filing in accordance with applicable law, and all resolutions required by applicable laws or the charter documents of such Target Member then effective have been passed, have been passed in accordance with such applicable laws and the charter documents of such Target Member (as the case may be).

(i)            No Immunity. No property of any Target Member enjoys any right of immunity from set off, suit or execution with respect to Golden Meditech’s and Target Members’ obligations under any Transaction Document (where relevant).

(j)            Board Composition. Save as Disclosed, Target is in compliance with all the requirements of (i) the listing standards of the NYSE, (ii) the Sarbanes-Oxley Act of 2002 (including any and all applicable rules and regulations promulgated by the SEC thereunder that are effective) and (iii) the Companies Law (2013 Revision) of the Cayman Islands and any other applicable law, including such requirements related to (w) the composition of the Board, (x) the independent committees, (y) the director independence and (z) the audit committee financial expert.

(k)           Reverse Merger. The Reverse Merger was conducted and completed in compliance with all applicable laws in all material respects, except where the failure to do so would not have a material adverse effect on Golden Meditech. Owners have provided Investor with access to all material information related thereto as available in the Target SEC Filings.

2.             AUTHORIZATION AND VALIDITY OF TRANSACTIONS

(a)           Authorization. Owners have the power and authority to execute, deliver and perform the Transaction Documents which it has signed as a party. All actions on the part of Owners necessary for the authorization, allotment, issuance and delivery of the Notes has been taken or shall be taken prior to the Closing.

(b)           Valid Issuance of Notes. Each Note is duly authorized and validly issued and free of restrictions on transfer other than restrictions on transfer described in Exhibit A and any applicable securities or corporate laws.

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(c)           Enforceability. The Transaction Documents to which any Owner is a party, when executed, shall be valid and binding obligations of Owners, enforceable against Owners in accordance with their respective terms, except where such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or general principles of equity.

(d)           No Breach. The execution and delivery by Owners of each of the Transaction Documents to which it/he is a party and the implementation and performance by the foregoing entities of all the transactions contemplated under such Transaction Documents do not and shall not:

(i)            breach or constitute a default under any charter document of such entity or of the memorandum of association, articles of association, by-laws or other constitutional document of such entity;

(ii)           result in a material breach of, or constitute a default under, or give rise to any right to any person to declare a default under, any Material Contract to which such entity or individual is a party or by which such entity or individual or its/his property or Assets is bound or result in the acceleration of any obligation of such entity or individual (whether to make payment or otherwise) to any person; or

(iii)          result in a violation or breach of or default under any law.

3.             LEGAL COMPLIANCE

(a)           No Violation of Law.

(i)            Since the date of listing of the Target shares on the NYSE, no Target Member or Cord Blood Bank has been in violation of any applicable law or regulation (including the ‘Measures for Administration of Blood Stations’ issued by the Ministry of Health of the PRC and any regulations issued by the State Food and Drug Administration of the PRC) in any material respect.

(ii)           Each Target Member and Cord Blood Bank has at all times carried on its business in compliance with all applicable laws, regulations and governmental guidance in all material respects. To its best knowledge, none of Target Members or Cord Blood Banks, nor any Group Representative, nor any senior manager, has committed any criminal offence or any breach of the requirements or conditions of any statute, treaty, regulation, by-law or other obligation relating to it or the carrying on of its business.

(iii)          Since the date of listing of the Target shares on the NYSE, (a) the Target shares have been designated for quotation on the NYSE; (b) trading in the Target shares has not been suspended by the SEC or the NYSE for more than one Trading Day; (c) Target has received no communication, written or oral, from the SEC or the NYSE regarding the suspension or delisting of its shares from the NYSE; (d) Target has never been subject to any administrative proceedings or investigation by the SEC or the NYSE; and (e) the SEC or the NYSE has never imposed any penalty on Target which, in the case of foregoing clauses (d) or (e) could reasonably be expected to have a material adverse effect on Target. To the best knowledge of Owners, Target is not in violation of any of the rules, regulations or requirements of the SEC or the NYSE and has no knowledge of any facts or circumstances that would reasonably lead to (x) delisting or suspension of the Target shares by the SEC or the NYSE or (y) any administrative proceedings, investigation or penalty by the SEC or the NYSE on Target.

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(b)           Permits and Regulations.

(i)            Each Target Member and Cord Blood Bank has all Permits and has completed all material government registrations, licenses and consents necessary for the conduct of its business as currently conducted and to own or use its material Assets, Real Property and Leased Real Properties as currently used. To the Owner’s best knowledge, no Target Member or Cord Blood Bank is in breach of or default under any such Permit, and there is no reason to believe such Permit shall be suspended, cancelled or revoked.

(ii)           Without limiting the generality of the foregoing, (a) the construction and operation of the operating facilities of each Onshore Company and Cord Blood Bank and the operation of its business is and has been in compliance with its relevant feasibility study and business license, as applicable; (b) all necessary approvals from Governmental Authorities have been received to ensure that each Onshore Company shall continue to enjoy, to the extent permitted by applicable law, all of the Tax clearances, concessions and other benefits available to such Onshore Company prior to the Issuance Date, or otherwise available under applicable law to foreign investment enterprises similarly situated; (c) no Target Member or Cord Blood Bank has been subject to any administrative proceedings or investigation by the Ministry of Health of the PRC to the best knowledge of Owners, nor has any penalty been imposed on any Target Member; and (d) no Target Member or Cord Blood Bank is in breach of or default under any cord blood banking license issued by the Ministry of Health of the PRC in favor of the relevant Target Member or Cord Blood Bank, and there is no reason to believe such cord blood banking license shall be suspended, cancelled or revoked, except where any such breach, default, suspension, cancellation or revocation would not have a material adverse effect on the relevant Target Member.

(c)           Governmental Inspection.  Each Target Member and Cord Blood Bank is under the supervision of the Ministry of Health of the PRC, including the provincial level Department of Health. Each Target Member and Cord Blood Bank has passed all annual inspections and occasional inspections conducted by the relevant Governmental Authority, whether evidenced by written documents issued by such Governmental Authority or not.

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(d)           Interference with Transaction.  There is no Governmental Authority and to the best knowledge of Owners, no other person that has:

(i)            requested any information in connection with or instituted or threatened in writing any legal proceedings, arbitration or administrative proceedings or inquiry, regulatory inquiry against any Target Member to restrain, prohibit or otherwise challenge the issuance of the Notes or any of the transactions contemplated under the Transaction Documents; or

(ii)           proposed or enacted any statute or regulation that would prohibit, materially restrict or materially delay implementation of the issuance of the Notes or adversely affect the operation of any Target Member after the completion of such issuance.

(e)           Ownership.  Except as Disclosed in the Target SEC Filings, Target validly and legally owns, beneficially and of record, free and clear of any Security Interest, the equity interests of its Subsidiaries.

(f)            No Voidable Transaction. To the best knowledge of Owners, there is no material transaction to which any Target Member is or has been a party which may give rise to a claim for setting aside under any applicable statute or legislation or otherwise howsoever.

(g)           Ethical Business Practices.

(i)            None of Target, its Affiliates, or the Group Representatives has offered, paid, promised to pay, or authorized the payment of any money, or offered, given, promised to give, or authorized the giving of anything of value: (a) to any Government Official, or to any person under circumstances where Target, such Affiliate or such Group Representative knew or had reason to know that all or a portion of such money or thing of value would be offered, given or promised, directly or indirectly, to any Government Official, for the purpose of (1) influencing any act or decision of such Government Official in his official capacity, (2) inducing such Government Official to do or omit to do any act in relation to his lawful duty, (3) securing any improper advantage, or (4) inducing such Government Official to influence or affect any act or decision of any Government Entity, in each case, in order to assist Golden Meditech or any Affiliate in obtaining or retaining business for or with, or in directing business to, any person, or (b) to any person, with the intention of influencing or rewarding such person for acting in breach of an expectation of good faith, impartiality, or trust, or which it would otherwise be unlawful for the recipient to accept (collectively “Anti-Corruption Prohibited Activities”). As used herein, “Government Entity” means any government (foreign or domestic, including federal, national or regional government) or any department, agency or instrumentality thereof, including any entity or enterprise owned or controlled by a government or a public international organization.

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(ii)           As of the date of this Agreement, Target Group has Disclosed all facts known to it regarding (a) all claims, damages, liabilities, obligations, losses, penalties, actions, judgments, and/or allegations of any kind or nature that are asserted against, paid or payable by Target, any Affiliate or any Group Representative in connection with non-compliance with FCPA or any other Anti-Corruption Laws by Golden Meditech or any Affiliate or Group Representative, and (b) any investigations (by Target or by any third parties) involving possible non-compliance with the FCPA or any other Anti-Corruption Laws by Target or any Affiliate or Group Representative, and so far as Target is aware there are no circumstances which are likely to give rise to any such claims, damages, liabilities, obligations, losses, penalties, actions, judgments, allegations and/or investigations.

(h)           Books and Records and Internal Controls.

(i)            Each Target Member has made and kept books, records and accounts which, in reasonable detail, accurately and fairly reflect their transactions and dispositions of assets in all material respects and in compliance with all laws.

(ii)           Each Target Member has devised and maintained a system of internal accounting controls sufficient to provide reasonable assurance that: (A) transactions are executed and access to assets is permitted only in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of periodic financial statements and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(i)            Anti-corruption Policies and Procedures. Each Target Member has maintained such policies and procedures in relation to corruption and business ethics as may be required under anti-bribery or anti-corruption laws applicable to Target Member and generally accepted standards of business conduct and ethics including, where applicable, in relation to bribery, gifts and entertainment, political contributions and monitoring, risk assessment and internal audit procedures.

(j)            Acquisitions. There has been no material acquisitions by Target Group or any of its Affiliates within the last forty eight (48) months.

(k)           Due Diligence on Officers, Employees and Agents. Due diligence has been conducted prior to the recruitment, hiring or appointment of any officers, employees or agents of any Target Member which would be reasonably adequate to identify any Anti-Corruption Prohibited Activities previously committed by those individuals or entities.

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(l)                                     Training. All officers, employees and agents of Target Members have been provided with overall training in relation to anti-corruption policies and guidelines and generally accepted standards of business conduct and ethics.

(m)                             Reporting Procedures. Each Target Member has maintained procedures and mechanisms for the internal reporting of actual or suspected Anti-Corruption Prohibited Activities, and any such reports have been (a) investigated, and (b) disclosed to Investor.

(n)                                 U.S. Economic Sanctions.  None of Target Members is the target of any sanction administered by the Office of Foreign Assets Control of the United States Treasury Department (“U.S. Economic Sanctions”). None of Target Members makes any sales to or engages in business activities with, or for the benefit of, any persons and countries that are subject to trade sanctions and economic embargo programs enforced by the U.S. Treasury Department’s Office of Foreign Asset Control including any “Specially Designated Nationals and Blocked Persons”, as of the date hereof and the list of which can be found at: http://www.ustreas.gov/offices/enforcement/ofac/sdn/t11sdn.pdf or any government, national, resident or legal entity of any other country with respect to which U.S. persons, as defined in the U.S. Economic Sanctions, are prohibited from doing business (each a “Sanctioned Country”), and have no intentions or plans to make any such sales or to engage in any such business.

(o)                                 Foreign Exchange. None of Target Members is or has at any time been in violation of any applicable law, regulation or any other requirements of law of any Governmental Authority with respect to any matter relating to foreign currency exchange in any material respect, which violation would have a material adverse effect on Golden Meditech.  No controlling shareholder of Golden Meditech is a “Domestic Resident” as defined in Circular 37 (together with its implementing regulations, “Circular 37”) issued by the State Administration of Foreign Exchange (“SAFE”) in 2014, and no controlling shareholder has violated Circular 37 or any other applicable SAFE rules and regulations.

(p)                                 Change of Law.  To Owners’ best knowledge, the Owners are not aware of any Governmental Authority or other person having proposed, enacted or changed, any law which could reasonably be expected to materially and adversely affect the business of any Target Member or any portion hereof as currently conducted or contemplated to be conducted.

(q)                                 Absence of Government Official Economic Interest. To Owners’ best knowledge, no Government Official of the United States of America, PRC or Hong Kong (i) holds an ownership or other economic interest, direct or indirect, in any Target Member (excluding for this purpose, the shareholders of Target who hold less than five percent (5%) shareholding in Golden Meditech) or (ii) serves as a Group Representative in connection with any Anti-Corruption Prohibited Activities.

(r)                                    SEC Documents.  Target has timely filed or furnished all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed prior to the date hereof or prior to the Closing, and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”) required to be filed during the period commencing June 30, 2015 and ended on the later of the date of this Agreement and the Closing. As of their respective filing dates, the SEC Documents filed during any time before the Reverse Merger complied in all material respects with the requirements of the 1934 Act applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

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4.                                      ENVIRONMENTAL ISSUES

(a)                                 Compliance with Environmental Laws.  Each Target Member and Cord Blood Bank is currently in compliance with all Environmental Laws in all material respects and is in possession of all required environmental Permits.

(b)                                 Environmental Hazards. There is no condition or circumstance in respect of any Target Member or Cord Blood Bank which poses a material risk of harm (other than in relation to product safety or liability) to human health or safety, or the health of animals, plants or the environment.

5.                                      ASSETS

(a)                                 Title to Assets.  Except as Disclosed in the Target SEC Filings, the Assets included in the Existing Financial Statements or acquired by any Target Member since the Latest Accounts Date and all other material Assets currently used or employed by any Target Member are owned by the relevant Target Member free from Security Interest and are not the subject of any leasing, hiring or hire-purchase agreement or agreement for payment on deferred terms or assignment or factoring or other similar agreement, and all such material Assets are in the possession or under the control of the relevant Target Member.

(b)                                 Status of Assets.  Except as Disclosed in the Target SEC Filings, each Target Member owns or has the right to use all Assets currently used by it in the conduct of its business as currently conducted. All material Assets of each Target Member have been properly maintained and are in good working condition, and are in all respects in a condition that is adequate for their intended uses, subject to continued repair and replacement in accordance with past practice. Target has sufficient assets and resources to support its normal business operations as currently contemplated as at the Issuance Date, except as otherwise caused by economic turmoil and/or force majeure events or other significant change in normal business operations beyond the control of Target Group.

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(c)                                  Real Property.

(i)                                     None of Target Members is, nor has it ever been, a United States real property holding corporation within the meaning of Section 897 of Internal Revenue (the “Code”) and Golden Meditech shall provide a statement to such effect in accordance with the Code and the regulations thereunder upon the request of Investor.

(ii)                                  Except as Disclosed in the Target SEC Filings, the real property of the Target Group (the “Real Property”) comprises all the land, buildings and premises (as well as the fixed attached thereto) currently owned, occupied or used by Target Group or in respect of which Target Group has any estate, interest, right or title.

(iii)                               Except as Disclosed in the Target SEC Filings, Target Group has proper legal title to the land use rights and building ownership rights in respect of the Real Property (including possession of the land use rights certificates and building ownerships certificates) and is, subject to compliance with all applicable laws of the PRC, entitled to transfer, sell, mortgage or otherwise dispose of the Real Property and there are no occupancy rights or Security Interest in favor of third parties affecting it.

(iv)                              The original land grant fee for the land use rights of any Real Property was paid in full, and no further amounts are currently owing in respect thereof. No other fees or other payments are owing under the relevant granted land use rights contracts in respect of the Real Property. The relevant granted land use right contracts and the relevant land registration card contain no restrictions on any Target Member to use the Real Property for which they are currently being used by Target Group. For any land use rights allocated (but not granted) to any Target Member, such Target Member has complied with all material restrictions set forth in the land use rights certificate for such allocated land use rights.

(v)                                 There are no claims pending or to the knowledge of Owners, threatened that would result in the creation of any Security Interest against any Real Property.

(vi)                              To the best knowledge of Owners, there are no zoning or other applicable laws currently in effect that would prevent or limit any Target Member from conducting its operations on the Real Property as they are currently conducted.

(d)                                 Insurance.

(i)                                     All material Assets of Target Group and the Real Property that are of an insurable nature are insured in reasonable amounts against such risks as are, in accordance with commercial best practice, normally insured against in the Hong Kong or in the PRC, including risks normally covered by insurance taken out by companies carrying on the same type of business or having similar assets as Target Group. Each of such insurances has been obtained from a well established and reputable insurer. To the best knowledge of Owners, each Target Member and Cord Blood Bank has at all times been adequately covered against risks normally covered by insurance taken out by companies carrying on the same type of business or having similar assets as Target Group in Hong Kong and in the PRC. Nothing has been done or omitted to be done by or on behalf of any Target Member which would make any such policy of insurance void or voidable or enable the insurers to avoid the same; there is no claim outstanding under any such policy; and there are no facts or circumstances likely to give rise to such a claim. There are no overdue premiums in respect of the above insurances.

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(ii)                                  No Target Member has suffered any uninsured losses or waived any rights or claims of material or substantial value with respect to any policy of insurance or allowed any insurance to lapse.

(iii)                               No claim under any policy of insurance taken out in connection with the business or assets of any Target Member is outstanding and to the best knowledge of Owners, there are no facts or circumstances likely to give rise to such a claim.

(e)                                  Leases.

(i)                                     Investor has been provided with true and complete copies of all real property leases (the “Leases”) in respect of real property used by Target Group that is not owned by Target Group (the “Leased Properties”). Each of Target Members is in compliance in all material respects with the terms and conditions of each Lease to which it is a party.

(ii)                                  Each of Target Members has the right to use the Leased Properties leased to it in accordance with the provisions of the relevant Lease. Each such Lease has been executed, and (if the Leased Property is located in the PRC) duly registered with the housing administration in accordance with the relevant PRC regulations, and is valid and binding on the parties thereto, all material rent and other sums and charges payable by such Target Member as tenant thereunder are current, no written notice of default or termination under such Lease is outstanding, and to the best knowledge of Owners no termination event or condition or uncured default on the part of such Target Member exists under such Lease. To the best knowledge of Owners, there is no underlying mortgage, deed of trust, lease, grant of term or other estate in or interest affecting any Leased Properties material to the operations of Target Group.

(iii)                               The Leases contain no material restriction on business currently operated on such property or any right for the lessor or landlord to terminate the lease prior to expiration of its term (unless the lessee defaults on rental payment, breaches the lease terms or the lessee and the landlord fail to agree on the lease rental renewal terms).

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(iv)                              All necessary consents for the grant of the Leases were obtained before such grant or transfer, and the landlords named in the Leases were the registered legal and beneficial owners of the Leased Properties at the time of the grant of the relevant Lease.

(v)                                 None of Target Members has any ownership, financial or other interest in the landlord under any Lease.

(vi)                              No notice of termination has been received by any Target Member from the landlord under any Lease purporting to terminate such Lease, requesting or requiring the relevant Target Member to vacate the premises or requesting or requiring any amendment to the terms of any Lease, and to the knowledge of each Target Member, no landlord has threatened or intends to deliver any such notice.

(f)                                   Condition and Operation of Improvements.  All components of all material buildings, structures, fixtures and other improvements in, on or within the Real Property and Leased Properties are in reasonably good operating condition and repair for use by the relevant Target Member in its business.

(g)                                  Inventory.  Each Target Member has good and marketable title to all Inventory used in its business. All such Inventory is free from Security Interest and is in good condition.

(h)                                 Products and Services.

(i)                                     The cord blood units stored by the relevant Target Members in the Cord Blood Banks are in good quality condition and were provided to the hospitals in good quality condition. There has been no complaint in writing received by a Target Member or, to Owners’ best knowledge, investigation by any hospital or Governmental Authority in relation to the same.

(ii)                                  The internal process or control in respect of processing, testing and storage of all cord blood units kept by each Target Member and Cord Blood Bank are in compliance with all criteria stipulated by the relevant Governmental Authorities in all material respects.

(iii)                               No Target Member or Cord Blood Bank has ever been involved in any administrative proceedings or investigation by any Governmental Authority and no Governmental Authority has imposed any penalty on any Target Member or Cord Blood Bank.

(iv)                              To the best knowledge of Owners, no Target Member has provided any services which are, were, are likely to become, or are alleged to be, faulty or defective, or which do not comply with any warranties or representations expressly or impliedly made by any Target Member, or with any relevant law.

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(v)                                 There is no action, suit, claim, inquiry, proceeding or investigation in any case by or before any court or governmental body pending or, to the best knowledge of each Target Member threatened, against or involving the business of any Target Member relating to any service supplied or alleged to have been supplied by any Target Member and alleged to have been defective.

(vi)                              All equipment and medical materials and reagents used by the Group and the Cord Blood Banks have been used in compliance with all applicable laws and national standards. To Owners’ best knowledge, each supplier of equipment, medical materials or reagents to the Group or the Cord Blood Banks has obtained the permits, licenses or certifications required by applicable law.

(i)                                     Confidential Information.

(i)                                     No Target Member uses any processes or is engaged in any activities which involve the misuse of any Confidential Information belonging to any third party. All Target Members maintain the confidentiality of all personal information regarding the Subscribers as is required by law and the Cord Banking Subscription Contract.

(ii)                                  To the best knowledge of Owners, no Target Member is in breach of any agreements and/or arrangements under which Confidential Information belonging to any third party is made available to a Target Member or is aware of the existence of any circumstances under which its right to use Confidential Information may be terminated.

(iii)                               Owners are not aware of any actual or alleged misuse by any person of any Confidential Information of the Group. No Target Member has disclosed to any person any of its Confidential Information except where such disclosure was properly made in the normal course of its business and was made subject to an agreement under which the recipient is obliged to maintain the confidentiality of such Confidential Information and is restrained from further disclosing it or using it other than for the purposes for which it was disclosed by such entity or where the Confidential Information has been previously disclosed in the public domain or pursuant to any law or court or government order.

6.                                      CONTRACTS AND TRANSACTIONS

(a)                                 Validity of Contracts.

(i)                                     No Target Member is in breach in any material respect of or has knowledge (actual or constructive) of the invalidity of or grounds for rescission, avoidance or repudiation of any Material Contract nor has any Target Member received written notice of any intention to terminate any such Material Contract.

(ii)                                  No party with whom any Target Member has entered into any Material Contract is in default thereunder which default, individually or when aggregated with all other such defaults, would have a material adverse effect on Golden Meditech. Each Material Contract to which any Target Member is a party has been duly authorized, executed and delivered by such Target Member and by each other party thereto and constitutes the valid and binding obligation of such Target Member and, to the actual knowledge of Owners, of each other party thereto, enforceable against such Target Member and, to the actual knowledge of each of Owners, against each other party thereto in accordance with its terms, except where such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and general principles of equity.

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(iii)                               To the Owners’ best knowledge, no person that supplies any parts or any other materials necessary for Target Group to conduct the Principal Business pursuant to a Material Contract with any Target Member has provided written notice to any Target Member terminating such contract or providing notice of non-renewal pursuant to any automatic renewal provision thereunder which may reasonably be expected to materially affect or cause material disruptions in the conduct of the Principal Business. In addition, no person that currently supplies parts or materials to Target Group pursuant to a Material Contract has given written notice to any Target Member or, to the knowledge of any Target Member, has given notice (whether or not in writing) to any Target Member, alleging that any Target Member is in material breach of such contract, or terminating such contract or providing notice of non-renewal pursuant to any automatic renewal provision thereunder, or advising any Target Member that such person intends to materially reduce its sales of parts or materials pursuant to such contract, or to otherwise alter its business relationship with the Group to the detriment of Target Group which may reasonably be expected to materially affect or cause material disruptions in the conduct of the Principal Business.

(b)                                 Material Contracts. Other than the Transaction Documents, and as Disclosed in the Target SEC Filings and those Contracts copies of which are attached to the Disclosure Letter, no Target Member is a party to, or bound by as of the date such representation is being made, any Material Contract (as defined below). The following Contracts shall be deemed to be “Material Contracts”:

(i)                                     any Contract entered into otherwise than in the ordinary course of business;

(ii)                                  any agreement or arrangement otherwise than by way of negotiation at arm’s length having a total contract value greater than US$5,000,000 (or its equivalent in other currencies);

(iii)                               any sale or purchase option or similar Contract or arrangement affecting any material Assets owned or used by any Target Member or by which any Target Member is bound;

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(iv)                              any Contract which cannot readily be fulfilled or performed by any Target Member on time or without undue or unusual expenditure of US$500,000;

(v)                                 any Contract which Target Group does not have the technical and other capabilities or the human and material resources to enable it to fulfill, perform and discharge all its outstanding obligations in the ordinary course of business without realizing a loss of at least US$500,000 on closing of performance;

(vi)                              any Contract substantially restricting the freedom of any Target Member to provide and take goods and services or to manage its own business affairs by such means and from and to such persons as it may from time to time think fit;

(vii)                           any Contract pursuant to which (a) any Target Member incurs Indebtedness with the aggregate amount of principal and interest payments greater than US$5,000,000 or (b) any Target Member provides any guarantee;

(viii)                        any Contract whereby any Target Member is, or has agreed to become, a member of any joint venture, consortium or partnership or other unincorporated association;

(ix)                              any Contract whereby any Target Member is, or has agreed to become, a party to any distributorship or agency agreement;

(x)                                 any Contract that is void, illegal, unenforceable or which contravene any applicable laws and regulations;

(xi)                              any Contract that prohibits or materially restricts the sale, disposal or transfer of any Equity Securities (or any interests therein) owned by Target;

(xii)                           any shareholder agreements, joint venture agreements or partnership agreements;

(xiii)                        any employment contracts or arrangements with senior managers of Target; or

(xiv)                       any Sponsorship Agreement in relation to any Cord Blood Bank.

(c)                                  Oral Contracts.  No Target Member is a party to any contract made orally that would be a Material Contract or that is otherwise material to Target Group, taken as a whole.

(d)                                 Contracts under Negotiation. No Target Member is in the course of negotiating any Contract that, if entered into, would be a Material Contract.

(e)                                  Compliance with Laws.  There are no Contracts or obligations, agreements, arrangements or concerted practices to which any Target Member is a party or by which any of Target Members is bound, and there are no practices in which any of the Target Member is engaged, that are void, illegal, unenforceable or that contravene any applicable laws in any material respect.

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(f)                                   No Breach.  With respect to each Material Contract to which any Target Member is party or by which it is bound:

(i)                                     such entity has duly performed and complied in all material respects with each of its obligations thereunder;

(ii)                                  there has been no delay, negligence or other default on the part of such entity and no event has occurred which, with the giving of notice or passage of time, may constitute a default thereunder;

(iii)                               such entity is under no obligation which cannot be fulfilled, performed or discharged by it on time and without undue or unusual expenditure or effort;

(iv)                              such entity has the technical and other capabilities and the human and material resources to enable it to fulfill, perform and discharge all its outstanding obligations in the ordinary course of business; and

(v)                                 there are no grounds for rescission, avoidance, repudiation or termination and such entity has not received any notice of termination.

(g)                                  Change in Control.  Except as Disclosed in the Target SEC Filings, there are no agreements concerning any Target Member that can be terminated or that have been terminated or under which the rights of any person are liable to be materially adversely affected as a result of a change in control of any Target Member or in the composition of the board of directors of a Target Member. There are no circumstances whereby, following a change in the control of any Target Member or in the composition of the board of directors of a Target Member, any of the principal customers of or suppliers to any Target Member would cease to remain customers or suppliers to the same extent and of the same nature as prior to the date hereof.

(h)                                 Adverse Transactions.  To Owners’ best knowledge, no act or transaction (including the issuance and sale of the Notes) has been effected by any Target Member in consequence of which any Target Member is or may be liable to (i) (1) refund the whole or part of any investment grant from any government or quasi-governmental body or other grant received by virtue of any statute; (2) repay in whole or in part any government or local authority loan; or (3) lose the benefit of any financial concession or Tax relief or Tax holiday accorded to any Target Member by any authority; or (ii) as a result of which any grant for which application has been made by any Target Member will or may not be paid or will or may be reduced pursuant to the present practice of the appropriate authority. All Tax rates applied to any Target Member are based upon the valid application of relevant Tax law or binding policy, are not being and will not in future be challenged by any relevant Governmental Authority, and no Target Member has suffered or will suffer any losses relating thereto.

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(i)                                     Finance Documents. Other than as Disclosed in the Existing Financial Statements, there are no loans, guarantees, Security Interest or unusual liabilities given, made or incurred by or on behalf of any Target Member (and, in particular but without limiting the foregoing, no loans have been made by or on behalf of any Target Member to any directors or shareholders of any Target Member) and no person has given any guarantee of or security for any overdraft, loan or loan facility granted to any Target Member.

(j)                                    Related Party Transactions. Except as Disclosed in the Target SEC Filings, there are no Contracts, understandings, transactions or proposed transactions between any Target Member on the one hand and any Related Party on the other hand in excess of US$200,000. No Related Party is indebted to any Target Member, nor is such Target Member indebted (or committed to make loans or extend or guarantee credit) to any Related Party, in either case in any amount exceeding US$200,000.  Except as Disclosed, no Related Party has any direct or indirect ownership in any business entity with which any Target Member is affiliated or with which such Target Member has a business relationship, or any business entity that competes with such Target Member.

(k)                                 Authority to Enter into Contracts. Other than the authority given to (i) board members, officers or employees to enter into agreements in the normal course of their duties and (ii) authorized representatives and agents to undertake certain governmental filings, no Target Member has given any powers of attorney or other authority express or implied which is still outstanding or effective to any person to enter into any Contract or commitment to do anything on its behalf.

(l)                                     Brokers and Finders.  Owners have not retained and to the knowledge of Owners, no other person has retained on behalf of Owners, any investment banker, broker, or finder and there are no fees or charges due or payable to third parties in connection with the transactions contemplated by this Agreement.

7.                                      FINANCIAL MATTERS

(a)                                 Financial Statements.  Each of the Existing Financial Statements has been prepared in accordance with US GAAP, applied on a consistent basis, and shows a true and fair view of the state of affairs, assets and liabilities, financial position and profit or loss of each of Target and its direct and indirect Subsidiaries (the “Covered Entities”) in all material respects including (a) all transactions between or among Related Parties, (b) the compensation for all officers and directors of each of the Covered Entities, (c) all of the existing Equity Securities, and (d) all bad and/or doubtful account receivable and reserves therefor as at the respective dates thereof and for the periods covered thereby and are not affected by any unusual or non-recurring items not covered therein. Without limiting the generality of the foregoing, all of the revenues of each of the Covered Entities in each of their financial statements are timely and properly recorded in accordance with US GAAP in all material respects.

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(b)                                 No Change in Critical Accounting Policy. Except as Disclosed in the Target SEC Filings, no change in the policies of accounting (aside from changes as required by and in conformity with US GAAP) has been made in preparing the accounts of the Covered Entities for each of the previous three (3) financial years of the Covered Entities ended on the Latest Accounts Date, except as stated in the accounts for such period.

(c)                                  Changes in Net Assets. Since the Latest Accounts Date and at all times up to the Issuance Date, no material change has occurred to the assets and liabilities (whether actual or contingent) shown in the Existing Financial Statements and there has been no material reduction in the value of the Assets of the Covered Entities.

(d)                                 Depreciation. The fixed assets of each Covered Entity covered in the Existing Financial Statements have been or shall be, as applicable, depreciated in accordance with US GAAP. The value of each Asset has been properly reflected in the Existing Financial Statements in all material respects.

(e)                                  No Acceleration of Borrowings. Except as Disclosed, no borrowing of any Covered Entity has become or is now due and payable, or capable of being declared due and payable, before its normal or originally stated maturity and no demand or other notice requiring the payment or repayment of money before its normal or originally stated maturity has been received by such Covered Entity. No Covered Entity Member has committed any act or omitted to take any action that would entitle any person to require the payment or repayment of any borrowing of any Covered Entity before its normal or originally stated maturity. To the best knowledge of Owners, no event or circumstance has occurred, or may occur with the giving of notice or lapse of time, determination of materiality or satisfaction of any other condition, such as to entitle any person to require the payment or repayment of any borrowing of any Covered Entity before its normal or originally stated maturity or which is or shall be such as to terminate, cancel or render incapable of exercise any entitlement to draw money or otherwise exercise the rights of any Covered Entity under an agreement relating to any borrowing.

(f)                                   Provision and Reserve. Except as Disclosed, appropriate provision or reserve has been made by Target in the Existing Financial Statements (i) for all Taxes, including deferred or provisional taxation in respect of the accounting period ended on or before the Latest Accounts Date, as the case may be, for which any Covered Entity was then or might at any time thereafter become or has become liable including (without limitation) Taxes; and (ii) for all capital or material commitments including but not limited to bad debts and inventory provisions and doubtful account receivables, and all Liabilities are duly noted in the Existing Financial Statements.

(g)                                  Accounts Receivable. Except as Disclosed, none of the amounts shown in the Existing Financial Statements in respect of accounts receivable is represented by debts which were then or are now overdue for payment and none of the same has been released or settled for an amount less than that shown in the Existing Financial Statements. All of the current and non-current accounts receivables of each Covered Entity, whether shown in the Existing Financial Statements or arising since the Latest Accounts Date, are valid and enforceable and have realized or shall in aggregate realize the nominal amount thereof. All of the accounts receivable of each Covered Entity, whether shown in the Existing Financial Statements or arising since the Latest Accounts Date arose from bona fide sales in the ordinary course of business, on trade terms consistent with Target Group’s past practices. There are no material asserted claims or refusals to pay by third parties with respect to such accounts receivable.

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(h)                                 Financial Obligations. Except as Disclosed in the Target SEC Filings, there are at the date hereof:

(i)                                     no loans, guarantees, material undertakings, material commitments on capital account or unusual liabilities, actual or contingent, made, given, entered into or incurred by or on behalf of any Target Member;

(ii)                                  no mortgages, charges, liens or other Security Interest on the Assets of any Target Member or any part thereof; and

(iii)                               no outstanding loan capital or other loans to any Target Member.

(i)                                     Increase in Amounts Secured.  Except as Disclosed, none of the amounts secured by the mortgages, charges, liens or other Security Interest disclosed in the Existing Financial Statements has been increased in an amount in excess of US$500,000 beyond the amounts shown in the Existing Financial Statements and none of the amounts secured by any mortgage, charge, lien or other encumbrance created after the Latest Accounts Date, has been increased beyond the amount disclosed to Investor as of the date hereof.

(j)                                    Books and Financial Records. All the accounts, books, registers, ledgers and financial and other material records of whatsoever kind of each Target Member have been fully properly and accurately kept and completed in all material respects; there are no inaccuracies or discrepancies of any kind contained or reflected therein; and they give and reflect a true and fair view of the financial, contractual and trading position of Target Group and of its facilities and machinery, fixed and current assets and liabilities (actual and contingent), debtors, creditors and work-in-progress.

(k)                                 Special Financial Arrangements. Except as Disclosed in the Target SEC Filings, Target Group has not factored any of its debts or entered into any financing arrangement of a type which would not require to be shown or reflected in the Existing Financial Statements including without limitation any factoring of any debt, creation of any contingent liability or provision of any guarantee.

(l)                                     Distribution. All amounts paid or otherwise distributed by any Target Member to its direct or indirect equity holders (other than to another Target Member) for dividend, distribution, share redemption or repurchase or similar transactions have been paid or otherwise distributed in compliance with all legal and accounting requirements. From the Latest Accounts Date to the Issuance Date, no Target Member has distributed any dividends or made any other distributions of any sort whatsoever to any of its equity holders.

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(m)                             No Disagreements with Accountants or Lawyers. There are no material disagreements of any kind presently existing, or reasonably anticipated by Golden Meditech to arise, between Golden Meditech and the accountants or lawyers formerly or presently employed by Target and Target is current with respect to any fees owed to its accountants and lawyers which could affect Target’s ability to perform any of its obligations under any of the Transaction Documents.

(n)                                 Solvency. Based on the consolidated financial condition of Target Group as of the Issuance Date, the current cash flow of Target and the cash it would receive if it were to liquidate all of its assets as of the Issuance Date, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its Liabilities when such amounts are required to be paid. The Target does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The Target has no knowledge of any facts or circumstances relating to Target Group which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one (1) year from the Issuance Date.

(o)                                 Holding Group Liabilities.  Issuer and Merger Sub have no liability or obligation, absolute or contingent (individually or in the aggregate), except obligations and liabilities incurred after the date of incorporation in the ordinary course of business that are not material, individually or in the aggregate, and the obligations contemplated under the Transaction Documents.

8.                                      TAX, RECORDS AND RETURNS

(a)                                 Compliance with Laws.  No Target Member is or has at any time been in violation of any applicable law or regulation regarding Tax which may result in any liability or criminal or administrative sanction or otherwise have a material adverse effect on any Target Member, other than such violation that has been rectified or resolved and does not have any pending, or possible future, liability or criminal or administrative sanction or otherwise.

(b)                                 Tax Returns and Payments.  Each Target Member has duly and timely filed all Tax returns as required by law, and such Tax returns are true and correct as of the time of filing. Each Target Member has paid all Taxes when due and none of them is or shall become liable to pay any fine, penalty, surcharge or interest in relation to Tax.  Each Onshore Company has duly obtained all tax invoices containing reasonable details as is required by applicable laws.

(c)                                  Deductions and Withholdings. Each Target Member has made all deductions and withholdings in respect, or on account, of any Tax from any payments made by it which it is obliged or entitled to make and has duly and timely accounted in full to the appropriate Governmental Authority for all amounts so deducted or withheld.

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(d)                                 Tax Avoidance Transactions.  No Target Member has entered into or been engaged in or been a party to any transaction which is artificial or fictitious or any transaction or series of transactions or scheme or arrangement of which the main or dominant purpose or one of the main or dominant purposes was the avoidance or deferral of or reduction in the liability to Tax of any Target Member.

(e)                                  Preferred Tax Treatments.  All material exemptions, reductions and rebates of Taxes granted to any Target Member by a Governmental Authority are in full force and effect and have not been terminated. The transactions contemplated under the Transaction Documents shall not, and to the best knowledge of Owners there is no other circumstance or event that shall, result in any such exemption, reduction or rebate being cancelled or terminated, whether retroactively or for the future.

(f)                                   Tax Audits and Assessments. No unresolved deficiencies with respect to any Tax returns filed by any Target Member (or any other Taxes for which any Target Member may be liable) have been proposed or assessed against or with respect to any Target Member (and there is no outstanding audit, assessment, dispute or claim concerning any material Tax liability of any Target Member pending or raised), in each case by any Governmental Authority in writing to any Target Member, except with respect to matters for which adequate reserves have been established in accordance with US GAAP.

(g)                                  Certain Activities.  Unless Investor has been notified otherwise, as at the date hereof:

(i)                                     no election has been filed in accordance with US Treasury Regulations Section 301.7701-3 with regard to the US tax classification of Golden Meditech or any Target Member;

(ii)                                  neither Golden Meditech nor any Target Member is engaged in US trade or business under US federal income tax principles.

(h)                                 Pass-through. The Target is a taxable corporation and not a pass-through entity for the purposes of taxation laws of the United States.

(i)                                     US Federal Income Tax. The Target is not subject to United States federal income tax at present, or as a result of the transaction which reincorporated Target outside of the United States of America.

(j)                                    PFIC.  To Owners’ best knowledge, the Target does not generate passive income or hold passive assets sufficient for it to be treated as a passive foreign investment company (“PFIC”) as that term is defined in section 1297(a) of the US Internal Revenue Code.

(k)                                 No Withholding on Purchase or Sale of the Notes by Investor. No withholding of any Tax imposed by the PRC or any political subdivision or authority thereof shall be required (and no PRC Tax shall otherwise be payable) with respect to (i) the initial purchase of the Notes by Investor, (ii) the redemption or conversion thereof, (iii) any payment to Investor thereon or under any Transaction Document or (iv) the sale of any Note, or any share received upon conversion or exercise thereof, by Investor, in each case so long as Investor does not hold the Notes or shares, as applicable, through a permanent establishment in the PRC.

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(l)                                     PRC Tax. To Owner’s best knowledge, the execution and performance by each party thereto of each Transaction Document, and the ordinary business operations of each Target Member other than the Onshore Companies, does not give rise to any Tax Liability within the PRC.

(m)                             Effect of Transaction.  The execution and performance of the transactions contemplated by this Agreement or any other Transaction Document, or the carrying out of any transaction pursuant to any provision of any Transaction Document, shall not (i) result in any Tax treatment, benefits or exemptions enjoyed by Target Group under applicable laws or otherwise being eliminated or reduced, (ii) result in any Tax-related Losses to Target Group, or (iii) render Target Group liable for any, or any additional, Tax except as specifically contemplated in the transaction.

(n)                                 Tax Residency Maintained.  Each Target Member has maintained sufficient commercial substance and has been properly managed in a manner that it is treated as a tax resident only in its respective country of incorporation.  Each Target Member has maintained its central management and control, and in particular, the place where the directors meet to conduct the business is in its jurisdiction of incorporation.  No Target Member incorporated outside the PRC has been managed or controlled from within the PRC, has maintained its books and records within the PRC, or otherwise has been managed in a manner that may cause any Governmental Authority in the PRC to challenge the tax residency of such Target Member or to disregard any entity under the PRC’s general anti-tax avoidance rules.

9.                                      OPERATIONS

(a)                                 Changes Since Latest Accounts Date.

(i)                                     General Changes. Since the Latest Accounts Date:

(1)                                 the business of Target Group has been carried on in the ordinary course and so as to maintain the same as a going concern in all material aspects; and

(2)                                 there has been no adverse change in any material respect the financial position or trading prospects of Target Group.

(ii)                                  Specific Changes. Except where necessary to perform its obligations under the Transaction Documents, since the Latest Accounts Date:

(1)                                 no Target Member has assumed or incurred any Liabilities (actual or contingent) or expenditure otherwise than in the ordinary course of carrying on its business or entered into any transaction which is not in its ordinary course of business;

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(2)                                 no amount secured by the mortgages, charges or Security Interest disclosed in the accounts and management accounts has been increased beyond the amount shown in the accounts and management accounts and no mortgage, charge or Security Interest has been created since the Latest Accounts Date other than in the ordinary course of business;

(3)                                 to the best knowledge of Owners, no business of any Target Member has been adversely affected by the loss of any important contract or group of customers or source of supply or by any abnormal factor not affecting related businesses similar to any Target Member to a like extent and Owners are not aware of any facts which are likely to give rise to any such effects;

(4)                                 no Target Member has changed its existing auditor;

(5)                                 no dividends or distributions have been declared, paid or made;

(6)                                 no Target Member has ceased to conduct or carry on its business, approved the development of any new line of business changed any part of its business activities;

(7)                                 no Target Member has terminated any senior manager;

(8)                                 no Target Member has entered into any joint venture or partnership with any person;

(9)                                 no Target Member has settled, compromised or conceded any litigation, legal proceedings, arbitration, mediation or other dispute resolution procedures involving an amount, individually or in the aggregate, exceeding US$200,000;

(10)                          no Target Member has changed its financial year end or accounting policies (aside from changes as required by and in conformity with US GAAP) ;

(11)                          save for resolutions copies of which have been delivered to Investor prior to the date hereof or which are required to be passed by any Target Member prior to the Closing in order to satisfy the conditions set out in the Transaction Documents, no board or shareholders’ resolutions of any Target Member have been passed;

(12)                          there has not been any waiver or compromise granted by any Target Member of a valuable right or of a material debt owing to it;

(13)                          there has been no change to or waiver of any right under any Material Contract; and

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(14)                          there has been no agreement or commitment by any Target Member to do any of the things described in clauses (1) through (13) above.

(b)                                 Current Operations. To the best knowledge of Owners, there is no existing fact or circumstance that may have a material adverse effect on the ability of any Target Member to conduct its business as currently conducted or contemplated to be conducted.

(c)                                  Cord Blood Banking Business.

(i)                                     Since the Latest Accounts Date:

(1)                                 no co-sponsor or partner of any Cord Blood Bank has terminated, or indicated in writing any intention to terminate, any Sponsorship Agreement with the relevant Target Member prior to the expiration of its term; no Target Member or Cord Blood Bank is in breach of or has knowledge (actual or constructive) of the invalidity of or grounds for rescission, avoidance or repudiation of any Sponsorship Agreement; to the best knowledge of Owners, there has not been any event since the Latest Accounts Date that may cause any Sponsorship Agreement to be terminated by a party thereto prior to expiration of its terms;

(2)                                 no significant number of Collaborating Hospitals have terminated, or indicated in writing any intention to terminate, any Collaboration Agreement with them prior to the expiration of its term; no significant number of Collaborating Hospitals have refused to, or indicated in writing any intention to refuse to, renew any Collaboration Agreement with them upon expiration of its term; no Target Member or Cord Blood Bank is in material breach of or has knowledge of such breach of any Collaboration Agreement and, to the best knowledge of Owners, there has not been any event since the Latest Accounts Date that may cause a significant number of Collaboration Agreements to be terminated by the parties thereto prior to expiration of their respective terms;

(3)                                 no more than five percent (5%) of the total Subscribers (as set forth in the Target SEC filings) have terminated, or, indicated in writing any intention to terminate, any Cord Banking Service Contract prior to the expiration of its term; no more than five percent (5%) of the total Subscribers have refused to, or indicated in writing any intention to refuse to, renew any Cord Banking Service Contract upon expiration of its terms; no Target Member is in breach of or has knowledge of such breach any Cord Banking Service Contract and, to the best knowledge of Owners, there has not been any event since the Latest Accounts Date that may cause more than five percent (5%) of the total Cord Banking Service Contracts to be terminated by the parties thereto prior to expiration of their respective terms;

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(4)                                 there has been no material negative publicity in any media relating any Target Member or Cord Blood Bank which would have a material adverse effect on the ability of any Target Member or Cord Blood Bank to conduct its business as currently conducted; and

(ii)                                  Each Target Member has fully performed its obligations under each Sponsorship Agreement in all material aspects, Cord Banking Service Contract and Collaboration Agreement.

(iii)                               To the best knowledge of Owners, as of the date of this Agreement, no Collaborating Hospital has entered into any agreement for collection of cord blood units and related sales and marketing services with any competitor of a Target Member, whose geographical scope overlaps with that of any Collaboration Agreement to which such Target Member is a party (i.e., is within the same administrative jurisdiction at the county or district level).

(iv)                              Except as Disclosed in the Target SEC Filings, as required by the PRC Governmental Authorities, Target Members store donated cord blood units donated by the public and offers matching units to patients in need of transplants (“Matching Services”). All the conditions imposed by the PRC Governmental Authorities in relation to licensed cord blood banking services (including in relation to Matching Services) have been complied with by Target Group.

(v)                                 In addition to the Matching Services, Target Members also provides Subscribers with certain fee-based commercial cord banking services which consist of taking and processing cord blood units, and storage services, which consist of storage of cord blood units in Target’s facilities (“Subscription Services”). The Subscription Services are being provided by Target in accordance with all applicable laws, regulations and governmental guidance.

(vi)                              Records for cord blood samples from Subscribers and cord blood samples donated by the public are maintained separately with each sample carries a distinct identification number. Up to the date of this Agreement, neither Target nor any other Target Member has extracted any cord blood samples which belong to Subscribers for the purpose of Matching Services.

(vii)                           All the service fee or other expense fees charged by Target Members or Cord Blood Bank in its business or operation have not been revoked, revised or challenged (in writing) by any Governmental Authority.

(viii)                        As required by laws of the PRC, Target Members hires professional medical waste disposal firms to collect and dispose of medical waste produced in the process of collection, transportation, testing, processing and cryopreservation of cord blood.

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(ix)                              The cord blood banking operations of Target Group in Beijing has been accredited with GB/T19001-2000 (which is equivalent to ISO-9001), which are the national standards for quality control in the PRC. The laboratories in Beijing and Guangdong comply with the Good Laboratory Practice, or “GLP”, standards. The operating procedures and standards at all of the facilities of Target Group comply in all material respects with relevant regulations and industry standards promulgated by the Ministry of Health of the PRC for the operation of cord blood banks, including the Standards on Administration of Quality of Blood Bank Laboratory promulgated in May 2006. To the best knowledge of Owners, there are no circumstances which are likely to cause such accreditation to be suspended, cancelled or revoked.

(x)                                 All the advertising and promotional information presented to Subscribers or prospective subscribers of the cord banking services and on the website and other marketing activities of Target Group (“Marketing Materials”) is in accordance with all applicable laws (including consumer protection laws and laws governing advertising) in all material respects. Each Target Member has all necessary or appropriate Permits applicable or pertaining to the advertising, marketing, promotion and/or provision of products or services within the scope of the Marketing Materials as required by applicable laws.  No Marketing Material contains any material misrepresentation or omission that is likely to mislead consumers acting reasonably under the circumstances. The Target Group has not engaged in any unfair, unethical or deceptive advertising or marketing practice or sales tactics (including marketing the cord banking services by false representation about the benefits of such services).

10.                               EMPLOYEES

(a)                                 Status of Employees.

(i)                                     No Target Member is the subject of any strike, collective work stoppage or other material labor issue.

(ii)                                  Each Target Member has complied with all applicable laws regarding employees, employee benefits, employee safety and labor matters for all employees of Target Group in all material respects. Each of the Onshore Companies has made all mandatory contributions to employee social insurance in accordance with applicable PRC laws, and none of the Onshore Companies has material outstanding and overdue legal obligations to provide any other actual or contingent employee benefits or perquisites to any present or past employees, whether permanent or temporary, of such company; there are no past, present or reasonably anticipated future events, conditions, circumstances, activities, practices, actions, omissions or plans that could reasonably be expected to give rise to any material costs or liabilities to any of the Onshore Companies under, or to interfere with or prevent compliance by any of the Onshore Companies with, any labor laws or regulations in the PRC.

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(iii)                               All the employees and other staff employed by each Target Member or Cord Blood Bank are certified and qualified in accordance with relevant laws, regulations and governmental guidance in accordance with applicable laws.

(b)                                 Employment Agreements and Compensation Arrangements. Except as required by law or as Disclosed in the Target SEC Filings, no Target Member is a party to or is bound by any currently effective employment contract (other than contracts that can be terminated on an at-will basis), deferred compensation agreement, pension, provident, superannuation, life assurance, disability or other similar schemes or arrangements, bonus plan, incentive plan, profit sharing plan, retirement agreement or other employee compensation agreement.

(c)                                  Status of Employees. To the best knowledge of Owners, no senior manager has indicated that he or she intends to terminate their employment with any Target Member. Subject to general principles related to wrongful termination of employees or as Disclosed in Target SEC Filings, the employment of each officer and employee of the Group is terminable at will by its respective employer.

(d)                                 Withholding Tax. All material amounts required to have been withheld by Target Group with respect to employee salaries (including employees who have been treated as consultants) have been withheld.

(e)                                  Trade Union. Unless otherwise required by law, no Target Member has any agreement or other arrangement (binding or otherwise) with any trade union or other body representing its employees or any of them nor does it recognize any trade union or other body representing its employees or any of them for negotiating purposes.

11.                               CLAIMS AND PROCEEDINGS

(a)                                 No Litigation. No Target Member is engaged in or has been notified in writing that it is the subject of any litigation, arbitration or administrative or criminal proceedings (collectively, “Litigation”), whether as plaintiff, defendant or otherwise, which may give rise to a claim equal to or more than US$1,000,000 against such Target Member. To the best knowledge of Owners, none of the shareholders or equity interest holders of Target or the directors and legal representatives of Target Group is engaged in or has been notified that it is the subject of any Litigation, whether as plaintiff, defendant or otherwise, which has had or may have a material adverse effect on any Target Member. There is no judgment, decree, or order of any court in effect against any Target Member, and no Target Member is in default with respect to any order of any Governmental Authority to which it is a party or by which it is bound.

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(b)                                 No Pending Proceedings. No Litigation is pending or, to the best knowledge of Owners, threatened, against any Target Member. To the best knowledge of Owners, there are no facts or circumstances likely to give rise to any Litigation against any Target Member or any such Litigation against any shareholder or any director, officer or agent of any Target Member.

(c)                                  No Undertaking; No Injunction. No Target Member, and no shareholder, director, officer or agent of any Target Member is party to any undertaking or assurance given to any Governmental Authority in relation to any investigation by any Governmental Authority or the subject of any injunction relating to such Target Member’s business that is still in force.

(d)                                 No Insolvency. No order has been made and no resolution has been passed for the winding up or liquidation or dissolution of any Target Member or Cord Blood Bank. No distress, execution or other process has been levied on the whole or a substantial part of the assets of any Target Member.  No Target Member is insolvent or unable to pay its debts as they fall due.

(e)                                  No Investigation or Inquiry. To the best knowledge of Owners, no Target Member or Cord Blood Bank is the subject of any investigation or inquiry by any Governmental Authority and there are no facts which are likely to give rise to any such investigation or inquiry.

12.                               INTELLECTUAL PROPERTY

(a)         Proper Acquisition. True and complete details of all Intellectual Property owned by each Target Member (including all Intellectual Property subsisting in the brands) are Disclosed in the Target SEC Filings.  Except as Disclosed in the Target SEC Filings, No Target Member or Cord Blood Bank uses any other third party Intellectual Property.

(b)                                 Ownership. In respect of all Intellectual Property used by Target Group and/or the Cord Blood Bank, except as Disclosed in the Target SEC Filings the relevant Target Member either (i) exclusively owns all right, title and interest in and to such Intellectual Property and has the right to sell, assign and transfer such Intellectual Property; or (ii) holds such Intellectual Property under a valid license, the terms of which have not been breached by such Target Member or Cord Blood Bank.

(c)                                  Technical Support. Other than under the Sponsorship Agreements and Disclosed in the Target SEC Filings, no Target Member or Cord Blood Bank is provided or has received any technical support in the conduct of its business from any third party.

(d)                                 No Infringement. To the best knowledge of Owners:

(i)                                     The processes and methods employed, the services provided, the businesses conducted, and the products manufactured, distributed, used or dealt in by any Target Member and Cord Blood Bank do not, or at the time of being employed, provided, conducted, manufactured, distributed, used or dealt in did not infringe the rights of any other person in any Intellectual Property.

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(ii)                                There is not, nor has there been at any time, any unauthorized use, conflict, violation, dilution or infringement by any person, or any right of sublicense or other Security Interest in favor of any person, of any of the Intellectual Property owned or otherwise required for the business of any Target Member or Cord Blood Bank.

(iii)                             No Intellectual Property used by Target Group or the use, practice or exploitation of any of the Intellectual Property used by Target Group infringes, conflicts with, violates or dilutes any Intellectual Property rights owned by any person; and there is no claim or action or proceeding pending or, to the best of the knowledge of Owners, threatened against any Target Member with respect to any such Intellectual Property or the ownership, use, validity or enforceability thereof.

13.                               DISCLOSURE

(a)                                 No Misrepresentation. No representation, warranty or statement by Owners in this Agreement, any other Transaction Document, or in any Exhibit, Schedule, Appendix, statement or certificate furnished to Investor pursuant to any Transaction Document, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements made herein, in the light of the circumstances under which they were made, true, accurate and not misleading in any material respect.

(b)                                 Accuracy of Information Provided. All written information given to Investor and their professional advisers by Golden Meditech or by any of the directors or professional advisors of Golden Meditech was when given and is at the date hereof true, complete and accurate in all material respects and not materially misleading.

(c)                                  Full Disclosure. There is no material fact or circumstance relating to the affairs of any Target Member or Cord Blood Bank which has not been disclosed to Investor and which if disclosed might reasonably have been expected to influence the decision of Investor to purchase the Notes including the amount of the Purchase Price.

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SCHEDULE 3

ADDITIONAL PURCHASES

Purchase	Relevant Agreement	Principal Amount

KKR Note	The purchase shall be made under the terms of the purchase agreement dated November 3, 2015 between Golden Meditech and Excellent China Healthcare Investment Limited.	US$	65,000,000

Magnum Note	The purchase shall be made under the terms of the purchase agreement dated May 8, 2015 between Golden Meditech and Magnum Opus International Holdings Limited.	US$	25,000,000

EXHIBIT A-1

FORM OF PROMISSORY NOTE (US$200,000,000)

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE LAWS OF ANY APPLICABLE JURISDICTION.  THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED UNLESS SUCH APPLICABLE SECURITIES LAWS ARE COMPLIED WITH.

PROMISSORY NOTE

OF

COM COMPANY LIMITED

US$200,000,000

December   , 2015

FOR VALUE RECEIVED, COM Company Limited, a Cayman Islands company with registered office at Cricket Square, Hutchins Drive, P.O. Box 2681, Grand Cayman KY1-1111, Cayman Island (“Issuer”), promises to pay to Blue Ocean Structure Investment Company Ltd, a British Virgin Islands company with registered office at P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands, British Virgin Islands (“Investor”), the principal sum of TWO HUNDRED MILLION UNITED STATES DOLLARS (US$200,000,000) (the “Investment Amount”), or such lesser amount as shall equal the outstanding principal amount, together with interest from the date hereof (the “Issuance Date”) on the unpaid principal balance accrued under the terms and conditions set forth in Article 2. Subject to terms of this Note, all unpaid principal, together with any then unpaid and accrued interest and other amounts payable hereunder, shall be due and payable on the Redemption Date (as defined below).

BACKGROUND

(A)                               This Note is issued pursuant to, and in accordance with, the Financing provided by Investor under the note subscription agreement dated December 4, 2015 between Issuer; Mr. Kam Yuen, a Hong Kong resident (“Founder”); Golden Meditech Holdings Limited, a Cayman Islands company whose shares are listed on the HKSE (“Golden Meditech”); and Investor (the “Subscription Agreement”).

(B)                               Issuer is a wholly owned subsidiary of GM Stem Cells (BVI) Limited, a British Virgin Islands company (“GM Stem Cells”), which in turn is wholly owned by Golden Meditech. Founder is the controlling shareholder of Golden Meditech.

(C)                               As of the Issuance Date, Issuer holds a [#]% ownership interest in China Cord Blood Corporation, a Cayman Islands company whose shares are listed on the NYSE (“Target”). Golden Meditech has made an offer to Target to acquire the remaining interest in Target through a merger between COS Company Limited, a Cayman Islands company (“Merger Sub”), and Target (the “Privatization”).

(D)                               In consideration of Investor’s agreement to provide the Investment Amount to finance the Privatization, each of Issuer, Founder, Golden Meditech and GM Stem Cells is providing certain guarantees and undertakings under the Security Arrangements.

(E)                                Proceeds of the Financing are being deposited into an escrow account, which operation is governed by the Escrow Agreement.

(F)                                 The parties have agreed to negotiate in good faith and use their best efforts to restructure this Note so that (x) Investor will have the option to exchange this Note for Target shares under a new structure based on the principles set forth in the Annex, and (y) Golden Meditech will participate in the new structure by rolling over the Cash Collateral into an investment amount in the new structure (the “Restructuring”).

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The following is a statement of the rights of Investor and the conditions to which this Note is subject, and to which Investor, by the acceptance of this Note, agrees:

ARTICLE 1

Definitions

Section 1.1                                    Certain Defined Terms.  As used in this Note, the following capitalized terms shall have the following meanings:

“Control Persons” means Founder, Golden Meditech and GM Stem Cells.

“Escrow Disbursement Notice” means a notice to be delivered by Issuer to Investor under the Escrow Agreement requesting for the release of a portion of the Proceeds for a designated purpose.

“HKSE Listing Rules” means the Rules Governing the Listing of Securities on the Stock Exchange of Hong Kong Limited.

“Proceeds” means the proceeds of the Financing described in the Subscription Agreement, all of which are deposited in the Escrow Account and the release of which are subject to the Escrow Agreement.

“Related Party” means (a) any Affiliate of any Target Member and (b) any director or officer of any Target Member of any Affiliate thereof.

“SFO” means the Securities and Futures Ordinance (Chapter 571 of the Laws of Hong Kong).

“Obligors” means Issuer, Founder, Golden Meditech, and, to the extent that Target provides undertakings to Investor following the completion of the Privatization, Target.

“Redemption Amount” means the principal amount outstanding under this Note being tendered for redemption under Article 4.

‘Redemption Date” means, in respect of a Redemption Amount, the date on which the Redemption Amount is to be redeemed by Issuer under Article 4.

“Security Arrangements” means the guarantees, undertakings and collateral provided by Control Persons and Target Group as security for the Obligors’ liabilities arising under this Note and other Transaction Documents, which arrangements may change from time to time.

“Security Documents” means the agreements or instruments delivered as part of the Security Arrangements referred to in the Subscription Agreement, which, as of the date hereof, consist of the Founder Letter, Golden Meditech Letter, Issuer Share Charge and Target Share Charge.

“Target Group” means Target and its direct and indirect Subsidiaries, and “Target Member” means any of them.

“Target Letter” means a letter of undertakings the form of which is set forth in the Founder Letter and Golden Meditech Letter.

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“Transaction Documents” means this Note, any other note issued pursuant to the Subscription Agreement, the Subscription Agreement, the Escrow Agreement, the Security Documents and all other documents and instruments executed in connection herewith or therewith.

Section 1.2                                    Definitions in the Subscription Agreement.  The following terms are derived from the Subscription Agreement:

Defined Term	Sections in the Subscription Agreement
“Additional Collateral”	section 1.1
“Affiliates”	section 1.1
“Anti-Corruption Laws”	schedule 2 - Definition
“Articles”	section 1.1
“Blood Station Operation License”	schedule 2 - Definition
“business day”	section 1.1
“Cash Collateral”	section 8.2
“Closing”	section 2.2
“Control”	section 1.1
“Cordlife Note”	section 1.1
“Escrow Account”	section 2.3
“Escrow Agreement”	section 2.3
“Equity Securities”	section 1.1
“Financing”	Recital
“Founder Letter”	section 5.8
“Golden Meditech Letter”	section 5.9
“HKSE”	section 1.1
“Hong Kong”	section 1.1
“Issuer Share Charge”	section 5.11
“KKR Note”	section 1.1
“Magnum Note”	section 1.1
“NYSE”	section 1.1
“Permits”	schedule 2 - Definition
“Principal Business”	schedule 2 - Definition
“SEC”	section 1.1
“Security Interest”	section 1.1
“Stage One Transactions”	section 1.1
“Stage Two Transactions”	section 1.1
“Target Share Charge”	section 5.10
“Voting Undertaking”	section 1.1

Section 1.3                                    Other Definitions. The following terms are defined in this Note as follows:

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Defined Term	Sections in this Note
“Adverse Development”	Section 6.6
“Automatic Redemption”	Section 4.2(a)
“Bankruptcy Event”	Section 6.7
“Basic Redemption Price”	Section 4.1
“Extension Rights”	Section 3.2
“Founder”	Recitals
“GM Stem Cells”	Recitals
“Golden Meditech”	Recitals
“Interest Payment Date”	Section 2.2
“Interest Period”	Section 2.1
“Interest Rate”	Section 2.1
“Investment Amount”	Introductory paragraph
“Investor”	Introductory paragraph
“Involuntary Insolvency Event”	Section 6.7(b)
“Involuntary Restructuring Failure”	Section 5.3
“Issuance Date”	Introductory paragraph
“Issuer”	Introductory paragraph
“Made Whole Redemption Price”	Section 4.2(a)
“Maturity”	Section 4.1
“Maturity Redemption”	Section 4.1
“Merger Sub”	Recitals
“Obligor Default”	Section 6.5
“Optional Redemption”	Section 4.3
“Optional Redemption Event”	Section 4.3
“Optional Redemption Price”	Section 4.3
“Partial Sale”	Section 4.3(c)
“Presumed Duration”	Section 4.2(a)
“Privatization”	Recitals
“Privatization Failure”	Section 4.3(a)
“Rectification”	Section 2.1(b)
“Restructuring”	Recitals
“Restructuring Failure”	Section 5.3
“Return Rate”	Section 3.3
“Subscription Agreement”	Recitals
“Target”	Recitals
“Term”	Section 3.1
“Voluntary Insolvency Event”	Section 5.20
“Voluntary Liquidation”	Section 4.3(b)

Section 1.4                                    Headings.  Titles and sections are for convenience only and neither limit nor amplify the provisions of this Note, and all references herein to sections or paragraphs shall refer to the corresponding sections or paragraphs of this Note unless specific reference is made to such sections or paragraphs of another document or instrument.

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Section 1.5                                    Interpretation. Unless the context requires otherwise or unless otherwise specified herein, in this Note:

(a)                                 all words used in the singular herein shall be deemed to have been used in the plural and in the masculine shall include the feminine and the neuter and vice versa;

(b)                                 any reference to any party shall be construed so as to include its successors in title and permitted assigns;

(c)                                  any reference to any agreement or instrument is a reference to that agreement or instrument as amended or novated;

(d)                                 “assets” includes present and future properties, revenues and rights of every description;

(e)                                  “disposal” includes any sale, lease, transfer, conveyance, assignment, pledge and other disposal of any asset or any interest therein (including, without limitation, any other transaction or arrangement pursuant to which the economic benefit of or beneficial interest in such asset is lost or diluted) and “dispose” shall be construed accordingly;

(f)                                   “fully diluted basis” means, in respect of a person, the number of shares outstanding (including restricted shares) assuming the conversion or the exercise of all Equity Securities of the person, whether or not vested and regardless of whether the conversion or exercise price of any Equity Security is above or below the then market price, to the extent the Equity Securities are previously issued and not terminated, cancelled or held in treasury by the person, whether or not treated as outstanding by the person.

(g)                                  “indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or further, actual or contingent;

(h)                                 “person” includes an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a governmental authority;

(i)                                     “regulation” includes any regulation, rule, official directive, order, request, codes of practice or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organization; and

(j)                                    references to any action, remedy or method of judicial proceeding for the enforcement of the rights of creditors shall be deemed to include, in respect of any jurisdiction other than Hong Kong, references to such action, remedy or method of judicial proceeding for the enforcement of the rights of creditors available or appropriate in such jurisdiction as shall most nearly approximate to such action, remedy or method of judicial proceeding described or referred to in these presents.

ARTICLE 2

Interest and Origination Fee

Section 2.1                                    Interest Rate. Interest will accrue on the outstanding principal amount of this Note every 12-month period (“Interest Period”) at an annual rate (“Interest Rate”) equal to 5%; provided, however, that Interest Rate will be adjusted as follows:

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(a)                                 in the event of:

(i)                                     a Restructuring Failure; or

(ii)                                  at the option of Investor exercisable within thirty (30) business days after an Involuntary Restructuring Failure by written notice to Issuer, and subject to Section 4.2(b) hereof, the Interest Rate will increase to 12%, and that adjustment will be retroactive to the Issuance Date and, irrespective of whether the Restructuring is completed, will remain effective for all Interest Periods.

For the avoidance of doubt:

(iii)                               if Investor did not exercise the option under Section 2.1(a)(ii) above, this option to increase the Interest Rate under Involuntary Restructuring Failure shall expire and the Note is no longer subject to Section 4.2(b) hereof; and

(iv)                              if for any reason the option referred to in Section 2.1(a)(ii) above is exercised in a different Interest Period from the Interest Period in which the Involuntary Restructuring Failure occurred, then the Interest Rate will increase to 12% only in the Interest Period in which the Involuntary Restructuring Failure occurred;

(b)                                 upon the occurrence of an Obligor Default, the Interest Rate for all Interest Periods during which Obligor Default occurs and commencing after the Obligor Default will increase from 5% to 12% until all events giving rise to the Obligor Default have been rectified (“Rectification”), in which case the Interest Rate for all subsequent Interest Periods that commence after Rectification will be reduced back to 5%.

Section 2.2                                    Interest Payment Date.  Issuer shall pay interest on the outstanding principal amount under this Note, in US dollars in cash, at the applicable Interest Rate, on (i) the Issuance Date, for the interest to be incurred in the first six months of the first Interest Period, (ii) the business day immediately following the end of the first six-month period, for the interest to be incurred in the last six months of the first Interest Period, and thereafter (iii) on the business day immediately following the end of the first six-month period of each Interest Period (each an “Interest Payment Date”), as detailed below:

N	Interest Payment Date	Interest Period	Interest Payable

1a	December[ ], 2015	From the Issuance Date to May [ ],2016	A1a x (i1 ÷2)

1b	May [ ],2016	From the [ ] May 2016 to December [ ],2016	A1b x (i1 ÷2)

2	May [ ],2017	From December [ ], 2016 to December [ ],2017	A2 x i2

. . .

N	May [ ], [2016 + (N-1)]	From the (N-1)th anniversary of the Issuance Date to the last day of the Term (or the last day of the extended Term, if extended pursuant to Section 3.2)	AN x iN

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Where:

AN = the amount outstanding under this Note as of the beginning of the Nth Interest Period, with the 1st Interest Period beginning on the Issuance Date and ending on the date immediately preceding the first anniversary of this Note.

iN =  the applicable Interest Rate for the relevant Interest Period.

In addition to the foregoing:

(a)                                 in the event of a Restructuring Failure, Issuer shall pay, within 30 days of that event, an amount reflecting the difference between the interest previously received by Investor at the 5% rate and the new amount computed at the 12% rate. If that date is not a business day, it will be postponed to the next business day unless it would thereby fall into the next calendar month, in which case it will be brought forward to the preceding business day;

(b)                                 in the event of a redemption other than the Maturity Redemption, Issuer shall, as the case may be, pay any accrued and unpaid interest on the Redemption Amount on the date of redemption.

Section 2.3                                    Computation.  Interest will be computed based on the outstanding principal amount under this Note as at the beginning of each Interest Period. In the event that the Note is redeemed pursuant to Section 4, interest accrued during that Interest Period will be computed on the basis of the actual number of days elapsed on the basis of a 360-day year.

Section 2.4                                    Interest Rate Limitation.  Notwithstanding anything contained herein to the contrary, Investor will never be entitled to collect or apply as interest under this Note any amount in excess of the maximum rate of interest permitted to be charged by applicable law.  If Investor ever collects or applies as interest any such excess, the excess amount will be applied to reduce the principal balance; and if the principal balance is paid in full, any remaining excess shall be paid to Issuer forthwith.  In determining whether the interest paid or payable in any specific case exceeds the highest lawful rate, Investor and Issuer shall to the maximum extent permitted under applicable law (a) characterize any nonprincipal payment as an expense, fee, or premium rather than as interest; (b) exclude voluntary prepayments and the effects of these; and (c) spread the total amount of interest throughout the entire contemplated term of the obligation so that the interest rate is uniform throughout the term. Nothing in this Section 2.4 will be deemed to increase the total dollar amount of interest payable under this Note.

Section 2.5                                    Origination Fee.  On the Issuance Date, Issuer must pay in United States Dollars by way of a wire transfer of immediately available funds an amount equal to 1% of the Investment Amount to an account nominated by the Investor in writing no later than two business days prior to the Issuance Date.

ARTICLE 3

Investment Return and Investment Term

Section 3.1                                    Term. Subject to Section 4.2 and Section 4.3, this Note will have a term (the “Term”) of three years, except that the Term may be extended under the Extension Rights.

Section 3.2                                    Extension Rights of Investor.  Investor may extend the Term in its sole discretion as follows (“Extension Rights”):

(a)                                 Investor may extend the Term from three to four years by giving not less than 30 days of notice prior to the third anniversary of this Note; and

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(b)                                 If the Term has been extended to four years, Investor may extend the Term from four to five years by giving not less than 30 days of notice prior to the fourth anniversary of this Note.

Section 3.3                                    Investment Return.  Except in circumstances that would require Issuer’s payment of the Made-Whole Redemption Price, Investor will be entitled to the following internal rate of return (“Return Rate”) for each Interest Period in which the Investment Amount remains outstanding:

(a)                                 15% (if applicable Interest Rate is 5% during that Interest Period); or

(b)                                 22% (if applicable Interest Rate is 12% during that Interest Period).

For the avoidance of doubt, the Return Rate is calculated inclusive of interest.  In determining the amount that would yield the applicable Return Rate, interest collected by Investor on the Redemption Amount will be included as part of its investment return. If a Redemption Date does not occur on the last date of an Interest Period, the Return Rate for that Interest Period will be equal to the Return Rate of the most recently completed Interest Period but the amount payable for that incomplete Interest Period will reflect the partial period for which the Redemption Amount was outstanding.  For the avoidance of doubt, if during that incomplete Interest Period the Interest Rate had been increased according to Section 2.1, then the Return Rate (after counting in the increase of Interest Rate) shall apply retroactively over all previous Interest Periods.

ARTICLE 4

Redemption Rights

Section 4.1                                    Maturity Redemption.  At the end of the Term (the “Maturity”), Issuer shall, and is entitled to, redeem this Note (the “Maturity Redemption”) in whole at the Basic Redemption Price.  For the avoidance of doubt, Issuer’s obligation to redeem this Note on Maturity is unconditional and will not require the delivery of any notice by Investor or the satisfaction of any conditions precedent.  The term “Basic Redemption Price”, in respect of a Redemption Amount, is an amount that would result in Investor receiving the applicable Return Rate in each of the Interest Periods for which the Redemption Amount is outstanding, as follows:

P = A (1 + r1)(1 + r2 )…..(1 + rN)t/360

Where:

P = Redemption Price

A = Redemption Amount

N = the Interest Period in which the Redemption Amount is redeemed.

rN = the applicable Return Rate for the Nth Interest Period.

t = the number of days in which the Redemption Amount was outstanding in the Nth Interest Period.

Section 4.2                                    Automatic Redemption.  Notwithstanding anything in this Note to the contrary, in the event of:

(a)                                 a Bankruptcy (an “Automatic Redemption”), without the need for any further notice or action by any party hereunder, Issuer shall automatically be required to immediately redeem this Note in whole at the Made Whole Redemption Price.  The term “Made Whole Redemption Price”, in respect of a Redemption Amount, is an amount that would have been received by Investor if the Redemption Amount were to be invested in this Note for the Presumed Duration at the applicable Return Rate, as follows: P = A (1+r)D

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Where:

P = Redemption Price

A = Redemption Amount

r =   Applicable Return Rate in effect on the date on which a redemption notice is delivered or, in the case of an Automatic Redemption, deemed to have been delivered

D = Presumed Duration

The term “Presumed Duration” is (i) three years, if the redemption takes place prior to the third anniversary of this Note; (ii) four years, if the redemption takes place prior to the fourth anniversary of this Note; and (iii) five years, if otherwise.

(b)                                 an Involuntary Restructuring Failure and Investor has exercised its option under Section 2.1(a)(ii) hereof, without the need for any further notice or action by any party hereunder, Issuer shall automatically be required to immediately redeem this Note in whole at the Basic Redemption Price assuming that the number of days in which the Redemption Amount was outstanding in the Interest Period during which the Involuntary Restructuring Failure occurs is 360.

Section 4.3                                    Optional Redemption at the option of Investor. At any time or from time to time during the Term, Investor has the option to require Issuer to redeem this Note (an “Optional Redemption”), in whole or in part, at the applicable redemption price (an “Optional Redemption Price”), upon the occurrence of any of the following (each, an “Optional Redemption Event”):

(a)                                 The Privatization has been terminated or has not been completed by June 30, 2016 or any other date as agreed between Investor and Issuer (a “Privatization Failure”);

(b)                                 Target Group ceases to own a substantial part of its existing assets or operate its existing business, whether as a result of (i) a sale, lease, transfer, exclusive license or other disposition, directly or indirectly, of all or substantially all of the assets of Target or (ii) a liquidation, dissolution or winding up of Target or (iii) any amalgamation, consolidation, reorganization, restructuring or transaction with a similar impact (a “Voluntary Liquidation”);

(c)                                  Golden Meditech disposes, directly or indirectly, any of its ownership interest in Target Group to a third party in one or a series of related transactions, whether through a share sale, merger, consolidation or otherwise, unless the disposition is made under the Privatization or a transaction to which Investor has consented (a “Partial Sale”);

(d)                                 A Restructuring Failure (as defined in Section 5.3);

(e)                                  An Obligor Default (as defined in Section 6.5); or

(f)                                   An Adverse Development (as defined in Section 6.6).

The applicable Redemption Price for Optional Redemption is the following:

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Type of Optional Redemption	Applicable Redemption Price
Privatization Failure	Basic Redemption Price
Restructuring Failure	Basic Redemption Price
Voluntary Liquidation	Made Whole Redemption Price
Partial Sale	Made Whole Redemption Price
Obligor Default	Basic Redemption Price
Adverse Development	Basic Redemption Price

Section 4.4                                    No Prepayment by Issuer. Issuer is not entitled to prepay the principal amount of this Note, in whole or in part, without the prior written consent of the Investor.

Section 4.5                                    Exercise of Optional Redemption Right. To exercise its right to require an Optional Redemption, Investor shall deliver a written notice to Issuer setting forth the Optional Redemption Event, the Redemption Amount and the date on which Issuer shall redeem the Note, which must not be less than 30 days of the notice. Until the date the Investor receives the Redemption Price in full, Investor will maintain all of its rights and remedies under this Note, and an incremental interest of 10% per annum above the applicable Interest Rate on the Redemption Amount will continue to accrue.

Section 4.6                                    Obligations of Issuer.  Upon the receipt of a notice of Optional Redemption, Issuer shall pay to Investor the applicable Redemption Price by wire transfer in U.S. dollars in immediately available funds to a bank account notified in writing by Investor no later than the date specified in the redemption notice, which must be a date that is at least five business days after the date of the receipt of the notice of Optional Redemption by Issuer. In the event of a partial redemption, Issuer shall promptly issue and deliver to Investor a new Note representing the outstanding principal amount that has not been redeemed.

Section 4.7                                    Events giving rise to a Redemption.  Sections 4.1, 4.2 and 4.3 shall be interpreted and applied independently, and no Section shall be deemed to limit or qualify any other subsection in any manner whatsoever.  The rights of Investor under this Article shall be separate and in addition to all other remedies available under this Note, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit Investor’s right to pursue actual damages for any breaches or defaults by Issuer and other Obligors in the performance or observance of any of the provisions of this Note and other Transaction Documents.

ARTICLE 5

Covenants of Issuer

Section 5.1                                    Use of Proceeds.  Issuer shall apply the Investment Amount in the manner contemplated under the Subscription Agreement. Upon request from Investor, Issuer shall furnish evidence showing that the Investment Amount has been applied in the manner contained in the Escrow Disbursement Notices.

Section 5.2                                    Privatization.                        Issuer shall complete the purchase of the Magnum Note and KKR Note on the terms set forth in the relevant purchase agreements as soon as reasonably practicable, and take all reasonable actions to consummate the Privatization as soon as possible and in any event prior to June 30, 2016 or any other date as agreed between Issuer and Investor.

Section 5.3                                    Restructuring.  Issuer shall negotiate in good faith with Investor and use its best efforts to complete the Restructuring as soon as practicable, and in any event agreed within six (6) months of the Issuance Date, on terms and conditions mutually acceptable to Investor and the Company, and completed within nine (9) months of the Issuance Date.  Issuer and Investor acknowledge that it is the parties’ objective that the Note will be restructured under the principles listed in the Annex, which are non-binding and subject to the agreements and provisions in the definitive agreements in relation to the Restructuring.  For purposes of this Note, if either or both of the foregoing cannot be completed for whatever reason within the specified timeline, a “Restructuring Failure” will be deemed to have occurred.

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For the avoidance of doubt, a Restructuring Failure will not be deemed to have occurred under this Section 5.3, if the Restructuring Failure was (a) caused solely by Golden Meditech’s failure to obtain the required shareholders approval so long as a meeting of shareholders of Golden Meditech has been convened to vote on the Restructuring and Founder has complied his Voting Undertaking in full; or (b) as a result of any restrictions under any applicable laws, rules or regulations (“Involuntary Restructuring Failure”).

Section 5.4                                    No Disposition of Interests.  Without the prior written consent of Investor, Issuer shall not, and shall cause Target Members not to, take any actions, or omit to take any action, that would have the following effect:

(a)                                 a Voluntary Liquidation;

(b)                                 a Partial Sale; or

(c)                                  a change of Control in any Target Member.

Section 5.5                                    Additional Collateral.  Issuer shall take all necessary actions to cause all Additional Collateral be subject to the Target Share Charge and, except for the subordination contemplated for the Bank Financing, to ensure that Investor will have a perfected first ranking Security Interest in the Additional Collateral at all times.

Section 5.6                                    Corporate Governance Matters. Issuer shall cause Target to maintain at least the same corporate governance standards as those in effect as of the date hereof. Without limiting the generality of the foregoing, Issuer shall ensure that, without the prior written consent of Investor:

(a)                                 at least one (1) meeting of the board of directors of Target will be held for each fiscal quarter;

(b)                                 an audit committee, compensation committee, and other committees as reasonably requested by Investor will be created under the board of directors of Target;

(c)                                  Investor will have the right to appoint one representative to the board of directors of Target following the completion of Privatization (or, if earlier, the ninth month after the Issuance Date); or

(d)                                 Target will not replace its independent accountants or change any material accounting principles.

Section 5.7                                    No Distribution on Shares. With the exception of any shares issued by Issuer to facilitate the Privatization, without the prior written consent of Investor, Issuer shall not, and shall cause other Target Members not to, issue or declare any dividend or other distribution with respect to any class of its shares or purchase, acquire, or redeem any such shares.

Section 5.8                                    No Changes in Share Capital. With the exception of any shares issued by Issuer to facilitate the Privatization, without the prior written consent of Investor, Issuer shall not, and shall cause other Target Members not to, change its capital structure or any of its authorized or issued share capital, including the creation of any stock incentive plans.

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Section 5.9                                    Investor’s Representative to Target Board. Issuer shall take all necessary actions, including the exercise of all of its voting rights under the Target shares, so that one representative of Investor will be appointed as a member of the board of directors of Target immediately following the earlier of (x) the completion of the Privatization and (y) nine months after the Closing.  Following completion of the Privatization, to the extent permitted by applicable rules and regulations, Issuer shall use all reasonable endeavors to procure that Target executes and delivers to Investor the Target Letter.

Section 5.10                             No Change of Business. Issuer shall cause Target Group not to make (or threaten to make) any material change in the nature of the Principal Business as carried on immediately prior to the Issuance Date.

Section 5.11                             Issuer and Merger Sub as Holding Companies.  Issuer shall not, and shall cause Merger Sub not to, engage in any business other than to hold all the Equity Securities in Target and to fulfill its obligations under the Transaction Documents.

Section 5.12                             Listing of Target. Until the completion of the Privatization, Issuer shall cause Target to maintain its authorization for listing on the NYSE. Issuer shall not, and shall procure that that no Target Member will, take any action which would be reasonably expected to result in the delisting or suspension from trading of the Target Shares on the NYSE.

Section 5.13                             Corporate Existence.  Issuer shall, and shall cause other Target Members to, maintain its corporate existence, excluding creations of and mergers among Target Members.

Section 5.14                             Licenses and Permits. Issuer shall, and shall cause other Target Members to:

(a)                                 maintain and keep effective all the current cord blood banking licenses (including the Blood Station Operation License issued by the provincial-level Department of Health of the PRC), which have been issued to Issuer by the Ministry of Health of the PRC, and other Permits; and

(b)                                 ensure that all Permits are renewed from time to time in accordance with the terms and conditions of the applicable laws and regulations and that each Target Member complies at all times with the terms and conditions of its Permits in all respects; and

Section 5.15                             Compliance with Laws.  Issuer shall, and shall cause other Target Members to:

(a)                                 comply, in all material respects with all other applicable laws, ordinances, rules, regulations and requirements of any governmental authorities, including the Anti-Corruption Laws; and

(b)                                 pay and discharge, before the same shall become delinquent, all income and all other material taxes, assessments and other governmental charges or levies imposed upon them or any of their properties or assets or in respect of their businesses or incomes except for those being contested in good faith by proper proceedings diligently conducted and against which adequate reserves, in accordance with the applicable generally accepted accounting principles, have been established.

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Section 5.16                             Maintenance of Assets.  Issuer shall, and shall cause other Target Members to:

(a)                                 maintain and protect all key intellectual property used in the Principal Business, including registering all their respective trademarks, brand names, domain names and copyrights and, wherever prudent, applying for patents on their respective technology;

(b)                                 subject to the availability of the type of insurance and the commercial reasonableness of the terms by the standards generally applied to comparable businesses, keep all assets necessary in its business in good working order and condition, ordinary wear and tear excepted; and

(c)                                  maintain with financially sound and reputable insurance companies, insurance on all their insurable assets in at least such amounts and against at least such risks as are usually insured against in the same general area by companies of established repute engaged in the same or a similar business.

Section 5.17                             Indebtedness; Negative Pledge.  Without the prior written consent of Investor, Issuer shall not, and shall cause other Target Members not to:

(a)                                 incur additional indebtedness other than indebtedness in the course of its ordinary business, under this Note, or the Bank Financing; and

(b)                                 directly or indirectly create or permit to be outstanding any Security Interest upon the whole or any part of its property, assets or revenues, present or future, to secure for the benefit of any person, except for any Security Interest created in connection with the Financing and the Bank Financing, Security Interest in existence as of the Issuance Date, and Security Interest arising in the ordinary course of business.

Section 5.18                             Related Party Transactions.  Issuer shall not, and shall cause other Target Members not to, enter into or be a party to any transaction with any Related Parties unless the transaction is fair and reasonable to Issuer and on terms no less favorable to Issuer than those that could be obtained from unaffiliated third parties.

Section 5.19                             Books, Records and Internal Controls.  Issuer shall, and shall cause each Target Members to:

(a)                                 make and keep books, records and accounts which, in reasonable detail, accurately and fairly (x) reflect their transactions and dispositions of assets and (y) present their financial instruments and Equity Securities;

(b)                                 prepare its financial statements and disclosure documents accurately, in accordance with the applicable generally accepted accounting principles and ensure the completeness and timeliness of such financial statements and disclosure documents;

(c)                                  devise and maintain a system of internal accounting controls sufficient to provide reasonable assurance that:

(i)                                     transactions are executed and access to assets is permitted only in accordance with management’s general or specific authorization;

(ii)                                  transactions are recorded as necessary to permit preparation of periodic financial statements and to maintain accountability for assets;

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(iii)                               the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and

(iv)                              any transaction by and between Issuer, its other Target Members and any Related Party is properly monitored, recorded and disclosed; and

(d)                                 install and have in operation an accounting and control system, management information system and books of account and other records, which together shall adequately give a fair and true view of the financial condition of Issuer and its other Target Members and the results of its operations in conformity with the applicable generally accepted accounting principles.

Section 5.20                             No Voluntary Insolvency Event.  Without the prior written consent of Investor, Issuer shall not, and shall cause other Target Members not to, commence, or consent to the commencement of, any case, proceeding or other action under any bankruptcy, insolvency or similar law (A) seeking to have an order of relief entered with respect to it or seeking to adjudicate it a bankrupt or insolvent, or (B) seeking reorganization, arrangement, adjustment, winding up, liquidation, dissolution, composition or other relief with respect to it or its debts or (C) seeking the appointment of a receiver, trustee, custodian or other similar official for it or all or any substantial part of its property, (ii) making a general assignment for the benefit or its creditors or (iii) admitting in writing its inability to pay its debts when they become due (a “Voluntary Insolvency Event”).

Section 5.21                             Charter Documents.  Except as required by law, Issuer shall not, and shall cause other Target Members not to, amend or modify any provisions of its Articles and other charter documents that may reasonably be deemed to adversely affect this Note or the rights of the Investor under this Note, without Investor’s prior written consent.

ARTICLE 6

Information Rights

Section 6.1                                    SEC Filings. Until the completion of the Privatization, Issuer shall promptly, and in any event within two business days of the release or filing thereof, deliver to Investor the following:

(a)                                 copies of all filings made by Target and Control Persons with the SEC;

(b)                                 copies of all communications between Target and the SEC relating to the Privatization;

(c)                                  copies of any notices and other information made available or given to the shareholders of Target generally; and

(d)                                 facsimile copies of all press releases issued by Target;

unless the foregoing are filed with the SEC through EDGAR and are immediately available to the public through EDGAR or are available through Bloomberg contemporaneously with such issuance.

Section 6.2                                    HKSE Filings; Others.  Issuer shall promptly, and in any event within two business days of the release or filing thereof, deliver to Investor all information filed or released by any Control Person publicly in Hong Kong, Cayman Islands or British Virgin Islands concerning the Stage One Transactions, Stage Two Transactions, the Financing, the Bank Financing and any other financing transactions in connection with the Privatization, including disclosure of interest filings made under the SFO and filings made by creditors to perfect their Security Interests in assets held by Control Persons, unless the foregoing are immediately available through the HKSE’s website or are available through Bloomberg contemporaneously with such issuance.

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Section 6.3                                    General information concerning Target Group.  Issuer shall allow the Investor reasonable access to due diligence materials as provided in Section 4.2 and Section 4.3 of the Subscription Agreement. At any time after the completion of the Privatization, Issuer shall notify Investor promptly, and in any event within five business days after having knowledge thereof, when any of the following occurs:

(a)                                 any material event in the condition (financial or otherwise) of a Target Member;

(b)                                 any litigation or proceedings being threatened or initiated against a Target Member before any court tribunal or administrative agency, which might materially affect the operations or financial condition of such Target Member, and the amount of contingent liability, if such amount is ascertainable;

(c)                                  the happening of any event likely to have a substantial effect on the profits, businesses or operations of a Target Member; or

(d)                                 any Target Member has, or to the knowledge of any Target Member, any other Obligor has, in any material respect failed to observe or perform any other covenant, obligation, condition or agreement contained in the Transaction Documents.

Section 6.4                                    Financial Statements.  After the completion of the Privatization, Issuer shall provide to Investor (a) audited annual financial statements prepared by independent accountants within 90 days after the close of each fiscal year and (b) unaudited interim financial statements on a quarterly basis within 60 days after the close of each fiscal quarter.

Section 6.5                                    Obligor Default.  Issuer shall deliver a written notice to Investor promptly, and in any event within five business days after having knowledge thereof, when any of the following (an “Obligor Default”) occurs:

(a)                                 Issuer shall fail to pay (i) when due any principal or interest payment on the due date hereunder or (ii) any other payment required under the terms of this Note or any other Transaction Documents on the date due and such payment has not been made within seven days of Issuer’s receipt of Investor’s written notice to Issuer of such failure to pay;

(b)                                 Obligors shall in any material respect fail to observe or perform any other covenant, obligation, condition or agreement contained in the Transaction Documents and such failure shall, after Issuer’s receipt of Investor’s written notice to Issuer of such failure, continue for 20 days;

(c)                                  Any representation or warranty made by or on behalf of Obligors to Holder in writing in connection with the Transaction Documents shall be false, incomplete or misleading in any material respect when made;

(d)                                 Any Security Document is not (or is claimed in writing by any Obligor referred to therein not to be) and/or any material provision of the other Transaction Documents is not (or is claimed in writing by any Obligor not to be), in full force and effect (with all necessary approvals necessary therefor having been obtained) which is not curable within 30 calendar days and as a result there is a material adverse effect on the Investor as determined by the Investor acting reasonably; or

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(e)                                  Any Adverse Development that is attributable to the fault or negligence or failure to exercise reasonable diligence by any Obligor or Target Member.

For the avoidance of doubt, neither an Involuntary Restructuring Failure nor a Restructuring Failure constitutes an Obligor Default.

Section 6.6                                    Adverse Development.  Issuer shall deliver a written notice to Investor promptly, and in any event within five business days when becoming aware of the same, upon the occurrence of any of the following (each, an “Adverse Development”):

(a)                                 It is or will become unlawful for any Obligor to perform or comply with any of its payment or other obligations under or in respect of this Note or any other Transaction Documents to which it is a party;

(b)                                 (i) Any indebtedness of Target Group is not paid when due or (as the case may be) within any originally applicable grace period; (ii) any such indebtedness becomes (or becomes capable of being declared) due and payable prior to its stated maturity otherwise than at the option of Obligor or (except by reason of an event of default, howsoever described, under the terms of the agreement governing such indebtedness) any person entitled to the payment of such indebtedness; or (iii) any amount payable by it under any guarantee of any indebtedness (including any indemnity of such indebtedness or any arrangement having a similar effect) of others given by any Obligor is not honored when due and called upon provided, however, that the amount of indebtedness referred to in paragraphs (i) and/or (ii) above and/or the amount payable under any guarantee referred to in paragraph (iii) above individually or in the aggregate exceeds US$10,000,000 (or its equivalent in any other currency or currencies);

(c)                                  One or more final and non-appealable judgment(s) or order(s) for the payment of an amount in excess of US$10,000,000 (or its equivalent in any other currency or currencies), whether individually or in aggregate, is or are rendered against Target Group and continue(s) unsatisfied and unstayed for a period of 14 days after the date(s) thereof or, if later, the date therein specified for payment; or

(d)                                 One or more events that have or, in the reasonable opinion of Investor, are expected to have, a material adverse impact on (i) an Obligor’s ability to comply with its obligations under any Transaction Document, (ii) Target Group’s ability to carry on its business as it is being conducted at the time immediately preceding the event; (iii) the value of the charged assets under the Target Share Charge and the Issuer Share Charge; or (iv) the rights of Investor under this Note.

Section 6.7                                    Bankruptcy Event. Issuer shall deliver a written notice to Investor promptly, and in any event no later than the next business day when becoming aware of the same, upon the occurrence of any of the following (each, an “Bankruptcy Event”):

(a)                                 A Voluntary Insolvency Event; or

(b)                                 (i) Any Obligor or Target Member becomes the subject of any case, proceeding or other action under any bankruptcy, insolvency or similar law (A) seeking to have an order of relief entered with respect to it or seeking to adjudicate it a bankrupt or insolvent, or (B) seeking reorganization, arrangement, adjustment, winding up, liquidation, dissolution, composition or other relief with respect to it or its debts or (C) seeking the appointment of a receiver, trustee, custodian or other similar official for it or all or any substantial part of its assets and (ii) an order for relief entered or such proceeding shall not be dismissed or discharged within 30 days of commencement (an “Involuntary Insolvency Event”).

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ARTICLE 7

Registration and Transfer of Note

Section 7.1                                    Register.  The Note shall be issued and represented by certificates in definitive form. Issuer shall keep at its principal office a register in which Issuer shall provide for the registration and transfer of the Note, in which Issuer shall record the name and address of Investor and the name and address of each permitted transferee.  Investor shall notify Issuer of any change of name or address and promptly after receiving such notification Issuer shall record such information in such register.

Section 7.2                                    Transfer and Exchange. Investor may, without the consent of Issuer or any Owner, transfer or exchange all or part of this Note to any person (except a competitor of Golden Meditech or Issuer), together with the title, rights and interests represented herein (except the right to appoint one representative to the board of directors of Target under Section 5.6(c)), by surrendering this Note, properly endorsed or accompanied by written instructions; provided any partial transfer or exchange of this Note is in an amount equal to US$1,000,000 or integral multiples of US$1,000,000. With respect to any direct offer, sale or other disposition of this Note, Investor shall give written notice to Issuer prior thereto describing briefly the manner thereof. Subject to the foregoing and compliance with any other reasonable requirements of Issuer, Issuer will register transfer or exchange of this Note in the name of, and issue and deliver the new Note to the person as will have been designated in Investor’s notice within five business days of the surrender of this Note.

Section 7.3                                    Lost, Stolen or Mutilated Note. Upon receipt by Issuer of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of the certificate representing this Note and (i) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it; or (ii) in the case of mutilation, upon surrender thereof, Issuer, at its expense, shall execute and deliver in lieu thereof a new Note executed in the same manner as the Note being replaced, in the same principal amount as the unpaid principal amount of the Note and dated the date of this Note.

ARTICLE 8

Assignment and Pledging

Section 8.1                                    Assignment of this Note.  Issuer may not assign or transfer any of its interests, rights and obligations under this Note or the Security Documents without the prior written consent of Investor. Subject to the requirements of Section 7.2, Investor may by five business days’ written notice assign or transfer any of its interests, rights and obligations under this Note without Issuer’s consent.

Section 8.2                                    Pledge of this Note. Issuer acknowledges and agrees that this Note may be pledged or charged by Investor to any person (other than a competitor of Golden Meditech or Issuer) in connection with a bona fide margin agreement or other loan or financing arrangement. The pledge of this Note shall not be deemed to be a disposition, however the Investor must notify the Issuer in writing that this Note has been pledged or charged by the Investor.  Issuer hereby agrees to execute and deliver, at the expense of the Investor, such documentation as a pledgee or chargee may reasonably request in connection with such a pledge or charge by Investor.

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ARTICLE 9

Miscellaneous

Section 9.1                                    Successors and Assigns.  Subject to the restrictions on assignment described in this Note, the rights and obligations of the parties shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

Section 9.2                                    Waiver and Amendment.  Any provision of this Note may be amended, waived or modified upon the written consent of parties.

Section 9.3                                    Validity of Instrument.  This Note shall become effective upon the execution of it by the authorized representatives of the parties and shall continue in force until the outstanding amounts under this Note have been paid in full, in which case it will become void and of no further force and effect, except for the provisions of this Section 9.2 (Validity of Instrument), Section 9.9 (Governing Law) and Section 9.10 (Jurisdiction); provided, however, that such termination shall, unless otherwise agreed by the parties, be without prejudice to the rights of Investor in respect of a breach of this Note by Issuer prior to such termination.

Section 9.4                                    Survival.  The representations, warranties, covenants and agreements made herein shall survive the execution and delivery of this Note.

Section 9.5                                    Entire Agreement.  This Agreement together with the other Transaction Documents constitute and contain the entire agreement among the parties and supersede any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof.

Section 9.6                                    Notices.  All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall be in writing and delivered to each party as follows:

(a)	if to the Investor	:

	Address	:	P.O. Box 957, Offshore Incorporations Centre
Road Town, Tortola, British Virgin Islands

	Email	:	88445413@qq.com

	Attention	:	YANG Feng

or at such other address as Investor shall have furnished to Issuer in writing.

(b)	if to the Company parties :

	Address	:	48/F Bank of China Tower, 1 Garden Road
Central, Hong Kong

	Facsimile	:	(852) 3605 8189

	Attention	:	KAM Yuen

or at such other address as the Issuer shall have furnished the Investor in writing.

All such notices and communications shall be effective (1) when sent by international express courier or other overnight service of recognized standing, on the business day following the deposit with such service; (2) when mailed, by registered or certified mail, first class postage prepaid and addressed as aforesaid, upon the earlier of actual receipt or the fourth business day after the date of mailing; (3) when delivered by hand, upon delivery; (4) when faxed, upon confirmation that all pages have been transmitted except where the dispatch is not on a business day; and (5) when emailed, upon such email being sent by the sender and no transmission error message being received by the sender.

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If a communication would otherwise be deemed to have been delivered outside normal business hours (after 5:30 p.m. on a business day) in the time zone of the territory of the recipient under this Section 9.6, it shall be deemed to have been delivered at 9:30 a.m. on the next opening of business in the territory of the recipient.  In proving service of a communication, it shall be sufficient to show that delivery by hand was made or that the envelope containing the communication was properly addressed and mailed or that the facsimile transmission was despatched and a confirmatory transmission report or other acknowledgment of good receipt was received.

Section 9.7                                    No Partnership.  Nothing in this Note shall constitute or be deemed to constitute a partnership between the parties.

Section 9.8                                    Severability.  If any provision of this Note or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Note and the application of such provision to other persons or circumstances will not be affected thereby and will be enforced to the maximum extent permitted by law.

Section 9.9                                    Governing Law.  This Agreement and all actions arising out of or in connection with this Note will be governed by and construed in accordance with the laws of Hong Kong.

Section 9.10                             Jurisdiction.  The courts of Hong Kong are to have jurisdiction to settle any disputes which may arise out of or in connection with this Note and, accordingly, any legal action or proceedings arising out of or in connection with this Note may be brought in such courts.

Section 9.11                             Service of Process.  Issuer hereby irrevocably designate and appoint Golden Meditech as its authorized agent upon which process may be served in any such legal action or proceedings.  Subject to applicable law, such service shall be deemed to be completed on delivery to such process agent.

Section 9.12                             No Presumption. The parties acknowledge that any applicable law that would require interpretation of any claimed ambiguities in this Note against the party that drafted it has no application and is expressly waived.  If any claim is made by a party relating to any conflict, omission or ambiguity in the provisions of this Note, no presumption or burden of proof or persuasion will be implied because this Note was prepared by or at the request of any party or its counsel.

Section 9.13                             Counterparts.  This Note may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Facsimile and e-mailed copies of signatures shall be deemed to be originals for purposes of the effectiveness of this Note.

[The remainder of this page is intentionally left blank]

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IN WITNESS WHEREOF,  Issuer has caused this Note to be issued as of the date first written above.

ISSUER

COM Company Limited

By:
Name: KAM Yuen
Title: Director

By its acceptance of this Note, Investor acknowledges and agrees to be bound by the provisions hereof.

INVESTOR

Blue Ocean Structure Investment Company Ltd

By:
Name: YANG Feng
Title: Director

SIGNATURE PAGE TO THE PROMISSORY NOTE

ANNEX

NON-BINDING PRINCIPLES OF THE RESTRUCTURING

1.              An exchangeable note will be issued in replacement of this Note for no additional consideration.

2.              This Note will be rolled over into the new structure and Golden Meditech will participate in the new structure.

3.              The exchangeable note will contain the following key terms:

(a)         Exchange Right.  Investor may exchange the exchangeable note, in whole or in part, into Target Shares held by Issuer. The maximum number of Target shares that may be exchanged is the original principal amount of this Note divided by the per share exchange price. To the extent Issuer is prevented to deliver Target shares to Investor under applicable laws and regulations or any contractual restrictions arising from a Liquidation Event or Partial Sale, Investor may require Issuer to, in lieu of Target shares, pay a cash amount and/or other consideration in kind to be agreed equal to the value of Target shares into which the exchangeable note is exchangeable or issue a corresponding number of shares in COM Company Limited that would reflect the same percentage interest in Target.

(b)         Exchange Price.  The per share exchange price will be equal to the volume weighted average per share consideration paid by Golden Meditech and its Affiliates in their purchases of Target Shares, including the Stage One Transactions and Stage Two Transactions. For the avoidance of doubt, the consideration paid by Golden Meditech in its purchase of the Cordlife Note, Magnum Note and KKR Note will be included in the computation as if the Cordlife Note, Magnum Note and KKR Note had been converted into Target shares at the time of the purchases.

(c)          Before the Exchange. The term of the exchangeable note will be equal to the term of this Note, and Investor will enjoy substantially the same Extension Rights and Optional Redemption Rights as provided under this Note. If an event occurs that would give Investor an Optional Redemption Right, Investor will have the discretion to receive, in lieu of the relevant Redemption Price, the same amount of consideration as if the exchangeable note had been exchanged in full into Target shares and the relevant tag along rights (described in “Following an Exchange”) had been exercised.

(d)         Upon the Exchange. Investor shall settle the exchange price through a cancellation of all or part of the outstanding principal amount of the exchangeable note and, if a portion of the exchangeable note has been redeemed earlier, the shortfall in cash.  At the time of settlement, the principal amount being cancelled will be treated as an Optional Redemption, and Issuer shall pay the difference between the Basic Redemption Price and the cancelled principal amount to Investor in cash.

(e)          Following the Exchange. Investor will enjoy standard tag-along, right of first refusal and preemptive rights for Target shares acquired under the exchangeable note. During the period in which Target remains a subsidiary of Golden Meditech and Target shares are no longer listed on the NYSE, Investor will also enjoy a 5% annual dividend guarantee on such shares. If an event occurs that would give Investor the right to require redemption of the exchangeable note, Investor will have the right to require Issuer to repurchase the Target shares as if the consideration paid for such shares were principal amount outstanding under the exchangeable note.

(f)           Tag-Along Sale. If a tag-along sale occurs, whether before or after an exchange, and any part of the consideration received by Issuer in the tag-along sale cannot be immediately distributed to Investor,

1.              Issuer shall immediately distribute all properties that are immediately distributable and the outstanding principal amount of the exchangeable note will be reduced to the value of the properties that cannot be immediately distributed.

2.              As security for performance of its obligations under the partially redeemed exchangeable note, Issuer shall, in addition to any security interest previously granted, grant Investor a first ranking security interest on the properties received in the tag-along sale that are not immediately distributable and shall not dispose any of these properties until the exchangeable note has been redeemed in full.  For the avoidance of doubt, this security interest and restriction on disposal will be in respect of the properties that Investor would have received if the properties were immediately distributable, and Issuer may increase (but not decrease) the number of properties that are the subject of the security interest and restriction on disposal.  This principle will apply correspondingly if at the time of the event Investor were holding Target shares instead of the exchangeable note.

3.              For the avoidance of doubt, where there are properties that cannot be immediately distributed, Investor has the right to continue to receive interest on the remaining principal amount of the exchangeable note.

4.              When the properties that cannot be immediately distributed are available for distribution, to the extent that there is any shortfall between the Basic Redemption Price and the properties already distributed to Investor following the tag-along sale referred to above plus the value (as at the date of distribution) of the properties that cannot be immediately distributed but are then available for distribution, Issuer will pay the shortfall to Investor.  For the avoidance of doubt, this does not affect the distribution of the properties that cannot be immediately distributed but are then available for distribution.

5.              If Issuer and Investor become holders of shares of another person as a result of a tag-along sale, Issuer shall vote all of those shares and take all other reasonable actions as a shareholder to cause that other person declare and distribute a dividend of not less than 5% per annum on its shares.

(g)          Assignment.  Investor may assign some or part of the exchangeable note to one or more third parties (except for a competitor of Golden Meditech or Target) and the reference to Investor above will be deemed to include such assignee(s).

EXHIBIT A-2

FORM OF PROMISSORY NOTE (US$50,000,000)

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE LAWS OF ANY APPLICABLE JURISDICTION.  THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED UNLESS SUCH APPLICABLE SECURITIES LAWS ARE COMPLIED WITH.

PROMISSORY NOTE

OF

COM COMPANY LIMITED

US$[50,000,000]

December   , 2015

FOR VALUE RECEIVED, COM Company Limited, a Cayman Islands company with registered office at Cricket Square, Hutchins Drive, P.O. Box 2681, Grand Cayman KY1-1111, Cayman Island (“Issuer”), promises to pay to Blue Ocean Structure Investment Company Ltd, a British Virgin Islands company with registered office at P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands, British Virgin Islands (“Investor”), the principal sum of [FIFTY MILLION] UNITED STATES DOLLARS (US$[50,000,000]) (the “Investment Amount”), or such lesser amount as shall equal the outstanding principal amount, together with interest from [the Original Issuance Date/the Issuance Date] (as defined below) on the unpaid principal balance accrued under the terms and conditions set forth in Article 2. Subject to terms of this Note, all unpaid principal, together with any then unpaid and accrued interest and other amounts payable hereunder, shall be due and payable on the Redemption Date (as defined below).

BACKGROUND

(A)                               This Note, dated the date hereof (the “Issuance Date”), is the second promissory note issued pursuant to, and in accordance with, the Financing provided by Investor under the note subscription agreement dated December 4, 2015 between Issuer; Mr. Kam Yuen, a Hong Kong resident (“Founder”); Golden Meditech Holdings Limited, a Cayman Islands company whose shares are listed on the HKSE (“Golden Meditech”); and Investor (the “Subscription Agreement”). A promissory note having the same terms in all respects with this Note and in the principal amount of US$200 million (the “Original Note”) was issued on December   , 2015 (the “Original Issuance Date”). This Note is fungible with the Original Note and the two Notes are treated a single instrument.

(B)                               Issuer is a wholly owned subsidiary of GM Stem Cells (BVI) Limited, a British Virgin Islands company (“GM Stem Cells”), which in turn is wholly owned by Golden Meditech. Founder is the controlling shareholder of Golden Meditech.

(C)                               As of the Original Issuance Date, Issuer holds a [#]% ownership interest in China Cord Blood Corporation, a Cayman Islands company whose shares are listed on the NYSE (“Target”). Golden Meditech has made an offer to Target to acquire the remaining interest in Target through a merger between COS Company Limited, a Cayman Islands company (“Merger Sub”), and Target (the “Privatization”).

(D)                               In consideration of Investor’s agreement to provide the Investment Amount to finance the Privatization, each of Issuer, Founder, Golden Meditech and GM Stem Cells is providing certain guarantees and undertakings under the Security Arrangements.

(E)                                Proceeds of the Financing are being deposited into an escrow account, which operation is governed by the Escrow Agreement.

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(F)                                 The parties have agreed to negotiate in good faith and use their best efforts to restructure this Note so that (x) Investor will have the option to exchange this Note for Target shares under  a new structure based on the principles set forth in the Annex, and (y) Golden Meditech will participate in the new structure by rolling over the Cash Collateral into an investment amount in the new structure (the”Restructuring”).

The following is a statement of the rights of Investor and the conditions to which this Note is subject, and to which Investor, by the acceptance of this Note, agrees:

ARTICLE 1

Definitions

Section 1.1                                    Certain Defined Terms.  As used in this Note, the following capitalized terms shall have the following meanings:

“Control Persons” means Founder, Golden Meditech and GM Stem Cells.

“Escrow Disbursement Notice” means a notice to be delivered by Issuer to Investor under the Escrow Agreement requesting for the release of a portion of the Proceeds for a designated purpose.

“HKSE Listing Rules” means the Rules Governing the Listing of Securities on the Stock Exchange of Hong Kong Limited.

“Proceeds” means the proceeds of the Financing described in the Subscription Agreement, all of which are deposited in the Escrow Account and the release of which are subject to the Escrow Agreement.

“Related Party” means (a) any Affiliate of any Target Member and (b) any director or officer of any Target Member of any Affiliate thereof.

“SFO” means the Securities and Futures Ordinance (Chapter 571 of the Laws of Hong Kong).

“Obligors” means Issuer, Founder, Golden Meditech, and, to the extent that Target provides undertakings to Investor following the completion of the Privatization, Target.

“Redemption Amount” means the principal amount outstanding under this Note being tendered for redemption under Article 4.

‘Redemption Date” means, in respect of a Redemption Amount, the date on which the Redemption Amount is to be redeemed by Issuer under Article 4.

“Security Arrangements” means the guarantees, undertakings and collateral provided by Control Persons and Target Group as security for the Obligors’ liabilities arising under this Note and other Transaction Documents, which arrangements may change from time to time.

“Security Documents” means the agreements or instruments delivered as part of the Security Arrangements referred to in the Subscription Agreement, which, as of the date hereof, consist of the Founder Letter, Golden Meditech Letter, Issuer Share Charge and Target Share Charge.

“Target Group” means Target and its direct and indirect Subsidiaries, and “Target Member” means any of them.

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“Target Letter” means a letter of undertakings the form of which is set forth in the Founder Letter and Golden Meditech Letter.

“Transaction Documents” means this Note, any other note issued pursuant to the Subscription Agreement, the Subscription Agreement, the Escrow Agreement, the Security Documents and all other documents and instruments executed in connection herewith or therewith.

Section 1.2                                    Definitions in the Subscription Agreement.  The following terms are derived from the Subscription Agreement:

Defined Term	Sections in the Subscription Agreement
“Additional Collateral”	section 1.1
“Affiliates”	section 1.1
“Anti-Corruption Laws”	schedule 2 - Definition
“Articles”	section 1.1
“Blood Station Operation License”	schedule 2 - Definition
“business day”	section 1.1
“Cash Collateral”	section 8.2
“Closing”	section 2.2
“Control”	section 1.1
“Cordlife Note”	section 1.1
“Escrow Account”	section 2.3
“Escrow Agreement”	section 2.3
“Equity Securities”	section 1.1
“Financing”	Recital
“Founder Letter”	section 5.8
“Golden Meditech Letter”	section 5.9
“HKSE”	section 1.1
“Hong Kong”	section 1.1
“Issuer Share Charge”	section 5.11
“KKR Note”	section 1.1
“Magnum Note”	section 1.1
“NYSE”	section 1.1
“Permits”	schedule 2 - Definition
“Principal Business”	schedule 2 - Definition
“SEC”	section 1.1
“Security Interest”	section 1.1
“Stage One Transactions”	section 1.1
“Stage Two Transactions”	section 1.1
“Target Share Charge”	section 5.10
“Voting Undertaking”	section 1.1

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Section 1.3                                    Other Definitions. The following terms are defined in this Note as follows:

Defined Term	Sections in this Note
“Adverse Development”	Section 6.6
“Automatic Redemption”	Section 4.2(a)
“Bankruptcy Event”	Section 6.7
“Basic Redemption Price”	Section 4.1
“Extension Rights”	Section 3.2
“Founder”	Recitals
“GM Stem Cells”	Recitals
“Golden Meditech”	Recitals
“Interest Payment Date”	Section 2.2
“Interest Period”	Section 2.1
“Interest Rate”	Section 2.1
“Investment Amount”	Introductory paragraph
“Investor”	Introductory paragraph
“Involuntary Insolvency Event”	Section 6.7(b)
“Involuntary Restructuring Failure”	Section 5.3
“Issuance Date”	Recitals
“Issuer”	Introductory paragraph
“Made Whole Redemption Price”	Section 4.2(a)
“Maturity”	Section 4.1
“Maturity Redemption”	Section 4.1
“Merger Sub”	Recitals
“Obligor Default”	Section 6.5
“Optional Redemption”	Section 4.3
“Optional Redemption Event”	Section 4.3
“Optional Redemption Price”	Section 4.3
“Original Issuance Date”	Recitals
“Original Note”	Recitals
“Partial Sale”	Section 4.3(c)
“Presumed Duration”	Section 4.2(a)
“Privatization”	Recitals
“Privatization Failure”	Section 4.3(a)
“Rectification”	Section 2.1(b)
“Restructuring”	Recitals
“Restructuring Failure”	Section 5.3
“Return Rate”	Section 3.3
“Subscription Agreement”	Recitals
“Target”	Recitals
“Term”	Section 3.1
“Voluntary Insolvency Event”	Section 5.20
“Voluntary Liquidation”	Section 4.3(b)

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Section 1.4                                    Headings.  Titles and sections are for convenience only and neither limit nor amplify the provisions of this Note, and all references herein to sections or paragraphs shall refer to the corresponding sections or paragraphs of this Note unless specific reference is made to such sections or paragraphs of another document or instrument.

Section 1.5                                    Interpretation. Unless the context requires otherwise or unless otherwise specified herein, in this Note:

(a)                                 all words used in the singular herein shall be deemed to have been used in the plural and in the masculine shall include the feminine and the neuter and vice versa;

(b)                                 any reference to any party shall be construed so as to include its successors in title and permitted assigns;

(c)                                  any reference to any agreement or instrument is a reference to that agreement or instrument as amended or novated;

(d)                                 “assets” includes present and future properties, revenues and rights of every description;

(e)                                  “disposal” includes any sale, lease, transfer, conveyance, assignment, pledge and other disposal of any asset or any interest therein (including, without limitation, any other transaction or arrangement pursuant to which the economic benefit of or beneficial interest in such asset is lost or diluted) and “dispose” shall be construed accordingly;

(f)                                   “fully diluted basis” means, in respect of a person, the number of shares outstanding (including restricted shares) assuming the conversion or the exercise of all Equity Securities of the person, whether or not vested and regardless of whether the conversion or exercise price of any Equity Security is above or below the then market price, to the extent the Equity Securities are previously issued and not terminated, cancelled or held in treasury by the person, whether or not treated as outstanding by the person.

(g)                                  “indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or further, actual or contingent;

(h)                                 “person” includes an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a governmental authority;

(i)                                     “regulation” includes any regulation, rule, official directive, order, request, codes of practice or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organization; and

(j)                                    references to any action, remedy or method of judicial proceeding for the enforcement of the rights of creditors shall be deemed to include, in respect of any jurisdiction other than Hong Kong, references to such action, remedy or method of judicial proceeding for the enforcement of the rights of creditors available or appropriate in such jurisdiction as shall most nearly approximate to such action, remedy or method of judicial proceeding described or referred to in these presents.

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ARTICLE 2

Interest and Origination Fee

Section 2.1                                    Interest Rate. Interest will accrue on the outstanding principal amount of this Note every 12-month period (“Interest Period”) at an annual rate (“Interest Rate”) equal to 5%; provided, however, that Interest Rate will be adjusted as follows:

(a)                                 in the event of:

(i)                                     a Restructuring Failure; or

(ii)                                  at the option of Investor exercisable within thirty (30) business days after an Involuntary Restructuring Failure by written notice to Issuer, and subject to Section 4.2(b) hereof, the Interest Rate will increase to 12%, and that adjustment will be retroactive to the [Original Issuance Date/Issuance Date] and, irrespective of whether the Restructuring is completed, will remain effective for all Interest Periods.

For the avoidance of doubt:

(iii)                               if Investor did not exercise the option under Section 2.1(a)(ii) above, this option to increase the Interest Rate under Involuntary Restructuring Failure shall expire and the Note is no longer subject to Section 4.2(b) hereof; and

(iv)                              if for any reason the option referred to in Section 2.1(a)(ii) above is exercised in a different Interest Period from the Interest Period in which the Involuntary Restructuring Failure occurred, then the Interest Rate will increase to 12% only in the Interest Period in which the Involuntary Restructuring Failure occurred;

(b)                                 upon the occurrence of an Obligor Default, the Interest Rate for all Interest Periods during which Obligor Default occurs and commencing after the Obligor Default will increase from 5% to 12% until all events giving rise to the Obligor Default have been rectified (“Rectification”), in which case the Interest Rate for all subsequent Interest Periods that commence after Rectification will be reduced back to 5%.

Section 2.2                                    Interest Payment Date.  Issuer shall pay interest on the outstanding principal amount under this Note, in US dollars in cash, at the applicable Interest Rate, on (i) the Issuance Date, for the interest to be incurred in the first six months of the first Interest Period, (ii) the business day immediately following the end of the first six-month period, for the interest to be incurred in the last six months of the first Interest Period, and thereafter (iii) on the business day immediately following the end of the first six-month period of each Interest Period (each an “Interest Payment Date”), as detailed below:

N	Interest Payment Date	Interest Period	Interest Payable
1a	December [ ], 2015	From the [Original Issuance Date/Issuance Date] to May [ ], 2016	A1a x (i1 ÷2)
1b	May [ ], 2016	From the May [ ], 2016 to December [ ], 2016	A1b x (i1 ÷2)
2	May [ ], 2017	From December [ ], 2016 to December [ ], 2017	A2 x i2
. . .
N	May [ ], [2016 + (N-1)]	From the (N-1)th anniversary of the [Original Issuance Date/Issuance Date] to the last day of the Term (or the last day of the extended Term, if extended pursuant to Section 3.2)	AN x iN

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Where:

AN = the amount outstanding under this Note as of the beginning of the Nth Interest Period, with the 1st Interest Period beginning on the [Original Issuance Date/Issuance Date] and ending on the date immediately preceding the first anniversary of this Note.

iN =  the applicable Interest Rate for the relevant Interest Period.

In addition to the foregoing:

(a)                                 in the event of a Restructuring Failure, Issuer shall pay, within 30 days of that event, an amount reflecting the difference between the interest previously received by Investor at the 5% rate and the new amount computed at the 12% rate. If that date is not a business day, it will be postponed to the next business day unless it would thereby fall into the next calendar month, in which case it will be brought forward to the preceding business day;

(b)                                 in the event of a redemption other than the Maturity Redemption, Issuer shall, as the case may be, pay any accrued and unpaid interest on the Redemption Amount on the date of redemption.

Section 2.3                                    Computation.  Interest will be computed based on the outstanding principal amount under this Note as at the beginning of each Interest Period. In the event that the Note is redeemed pursuant to Section 4, interest accrued during that Interest Period will be computed on the basis of the actual number of days elapsed on the basis of a 360-day year.

Section 2.4                                    Interest Rate Limitation.  Notwithstanding anything contained herein to the contrary, Investor will never be entitled to collect or apply as interest under this Note any amount in excess of the maximum rate of interest permitted to be charged by applicable law.  If Investor ever collects or applies as interest any such excess, the excess amount will be applied to reduce the principal balance; and if the principal balance is paid in full, any remaining excess shall be paid to Issuer forthwith.  In determining whether the interest paid or payable in any specific case exceeds the highest lawful rate, Investor and Issuer shall to the maximum extent permitted under applicable law (a) characterize any nonprincipal payment as an expense, fee, or premium rather than as interest; (b) exclude voluntary prepayments and the effects of these; and (c) spread the total amount of interest throughout the entire contemplated term of the obligation so that the interest rate is uniform throughout the term. Nothing in this Section 2.4 will be deemed to increase the total dollar amount of interest payable under this Note.

Section 2.5                                    Origination Fee.  On the date hereof, Issuer must pay in United States Dollars by way of a wire transfer of immediately available funds an amount equal to 1% of the Investment Amount to an account nominated by the Investor in writing no later than two business days prior to the date hereof.

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ARTICLE 3

Investment Return and Investment Term

Section 3.1                                    Term. Subject to Section 4.2 and Section 4.3, this Note will have a term (the “Term”) of three years, except that the Term may be extended under the Extension Rights.

Section 3.2                                    Extension Rights of Investor.  Investor may extend the Term in its sole discretion as follows (“Extension Rights”):

(a)                                 Investor may extend the Term from three to four years by giving not less than 30 days of notice prior to the third anniversary of this Note; and

(b)                                 If the Term has been extended to four years, Investor may extend the Term from four to five years by giving not less than 30 days of notice prior to the fourth anniversary of this Note.

Section 3.3                                    Investment Return.  Except in circumstances that would require Issuer’s payment of the Made-Whole Redemption Price, Investor will be entitled to the following internal rate of return (“Return Rate”) for each Interest Period in which the Investment Amount remains outstanding:

(a)                                 15% (if applicable Interest Rate is 5% during that Interest Period); or

(b)                                 22% (if applicable Interest Rate is 12% during that Interest Period).

For the avoidance of doubt, the Return Rate is calculated inclusive of interest.  In determining the amount that would yield the applicable Return Rate, interest collected by Investor on the Redemption Amount will be included as part of its investment return. If a Redemption Date does not occur on the last date of an Interest Period, the Return Rate for that Interest Period will be equal to the Return Rate of the most recently completed Interest Period but the amount payable for that incomplete Interest Period will reflect the partial period for which the Redemption Amount was outstanding.  For the avoidance of doubt, if during that incomplete Interest Period the Interest Rate had been increased according to Section 2.1, then the Return Rate (after counting in the increase of Interest Rate) shall apply retroactively over all previous Interest Periods.

ARTICLE 4

Redemption Rights

Section 4.1                                    Maturity Redemption.  At the end of the Term (the “Maturity”), Issuer shall, and is entitled to, redeem this Note (the “Maturity Redemption”) in whole at the Basic Redemption Price.  For the avoidance of doubt, Issuer’s obligation to redeem this Note on Maturity is unconditional and will not require the delivery of any notice by Investor or the satisfaction of any conditions precedent.  The term “Basic Redemption Price”, in respect of a Redemption Amount, is an amount that would result in Investor receiving the applicable Return Rate in each of the Interest Periods for which the Redemption Amount is outstanding, as follows:

P = A (1 + r1)(1 + r2 )…..(1 + rN)t/360

Where:

P = Redemption Price

A = Redemption Amount

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N = the Interest Period in which the Redemption Amount is redeemed.

rN = the applicable Return Rate for the Nth Interest Period.

t = the number of days in which the Redemption Amount was outstanding in the Nth Interest Period.

Section 4.2                                    Automatic Redemption.  Notwithstanding anything in this Note to the contrary, in the event of:

(a)                                 a Bankruptcy (an “Automatic Redemption”), without the need for any further notice or action by any party hereunder, Issuer shall automatically be required to immediately redeem this Note in whole at the Made Whole Redemption Price.  The term “Made Whole Redemption Price”, in respect of a Redemption Amount, is an amount that would have been received by Investor if the Redemption Amount were to be invested in this Note for the Presumed Duration at the applicable Return Rate, as follows: P = A (1+r)D

Where:

P = Redemption Price

A = Redemption Amount

r =  Applicable Return Rate in effect on the date on which a redemption notice is delivered or, in the case of an Automatic Redemption, deemed to have been delivered

D = Presumed Duration

The term “Presumed Duration” is (i) three years, if the redemption takes place prior to the third anniversary of this Note; (ii) four years, if the redemption takes place prior to the fourth anniversary of this Note; and (iii) five years, if otherwise.

(b)                                 an Involuntary Restructuring Failure and Investor has exercised its option under Section 2.1(a)(ii) hereof, without the need for any further notice or action by any party hereunder, Issuer shall automatically be required to immediately redeem this Note in whole at the Basic Redemption Price assuming that the number of days in which the Redemption Amount was outstanding in the Interest Period during which the Involuntary Restructuring Failure occurs is 360.

Section 4.3                                    Optional Redemption at the option of Investor. At any time or from time to time during the Term, Investor has the option to require Issuer to redeem this Note (an “Optional Redemption”), in whole or in part, at the applicable redemption price (an “Optional Redemption Price”), upon the occurrence of any of the following (each, an “Optional Redemption Event”):

(a)                                 The Privatization has been terminated or has not been completed by June 30, 2016 or any other date as agreed between Investor and Issuer (a “Privatization Failure”);

(b)                                 Target Group ceases to own a substantial part of its existing assets or operate its existing business, whether as a result of (i) a sale, lease, transfer, exclusive license or other disposition, directly or indirectly, of all or substantially all of the assets of Target or (ii) a liquidation, dissolution or winding up of Target or (iii) any amalgamation, consolidation, reorganization, restructuring or transaction with a similar impact (a “Voluntary Liquidation”);

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(c)                                  Golden Meditech disposes, directly or indirectly, any of its ownership interest in Target Group to a third party in one or a series of related transactions, whether through a share sale, merger, consolidation or otherwise, unless the disposition is made under the Privatization or a transaction to which Investor has consented (a “Partial Sale”);

(d)                                 A Restructuring Failure (as defined in Section 5.3);

(e)                                  An Obligor Default (as defined in Section 6.5); or

(f)                                   An Adverse Development (as defined in Section 6.6).

The applicable Redemption Price for Optional Redemption is the following:

Type of Optional Redemption	Applicable Redemption Price
Privatization Failure	Basic Redemption Price
Restructuring Failure	Basic Redemption Price
Voluntary Liquidation	Made Whole Redemption Price
Partial Sale	Made Whole Redemption Price
Obligor Default	Basic Redemption Price
Adverse Development	Basic Redemption Price

Section 4.4                                    No Prepayment by Issuer. Issuer is not entitled to prepay the principal amount of this Note, in whole or in part, without the prior written consent of the Investor.

Section 4.5                                    Exercise of Optional Redemption Right. To exercise its right to require an Optional Redemption, Investor shall deliver a written notice to Issuer setting forth the Optional Redemption Event, the Redemption Amount and the date on which Issuer shall redeem the Note, which must not be less than 30 days of the notice. Until the date the Investor receives the Redemption Price in full, Investor will maintain all of its rights and remedies under this Note, and an incremental interest of 10% per annum above the applicable Interest Rate on the Redemption Amount will continue to accrue.

Section 4.6                                    Obligations of Issuer.  Upon the receipt of a notice of Optional Redemption, Issuer shall pay to Investor the applicable Redemption Price by wire transfer in U.S. dollars in immediately available funds to a bank account notified in writing by Investor no later than the date specified in the redemption notice, which must be a date that is at least five business days after the date of the receipt of the notice of Optional Redemption by Issuer. In the event of a partial redemption, Issuer shall promptly issue and deliver to Investor a new Note representing the outstanding principal amount that has not been redeemed.

Section 4.7                                    Events giving rise to a Redemption.  Sections 4.1, 4.2 and 4.3 shall be interpreted and applied independently, and no Section shall be deemed to limit or qualify any other subsection in any manner whatsoever.  The rights of Investor under this Article shall be separate and in addition to all other remedies available under this Note, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit Investor’s right to pursue actual damages for any breaches or defaults by Issuer and other Obligors in the performance or observance of any of the provisions of this Note and other Transaction Documents.

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ARTICLE 5

Covenants of Issuer

Section 5.1                                    Use of Proceeds.  Issuer shall apply the Investment Amount in the manner contemplated under the Subscription Agreement. Upon request from Investor, Issuer shall furnish evidence showing that the Investment Amount has been applied in the manner contained in the Escrow Disbursement Notices.

Section 5.2                                    Privatization.                        Issuer shall complete the purchase of the Magnum Note and KKR Note on the terms set forth in the relevant purchase agreements as soon as reasonably practicable, and take all reasonable actions to consummate the Privatization as soon as possible and in any event prior to June 30, 2016 or any other date as agreed between Issuer and Investor.

Section 5.3                                    Restructuring.  Issuer shall negotiate in good faith with Investor and use its best efforts to complete the Restructuring as soon as practicable, and in any event agreed within six (6) months of the Original Issuance Date, on terms and conditions mutually acceptable to Investor and the Company, and completed within nine (9) months of the Original Issuance Date.  Issuer and Investor acknowledge that it is the parties’ objective that the Note will be restructured under the principles listed in the Annex, which are non-binding and subject to the agreements and provisions in the definitive agreements in relation to the Restructuring.  For purposes of this Note, if either or both of the foregoing cannot be completed for whatever reason within the specified timeline, a “Restructuring Failure” will be deemed to have occurred.

For the avoidance of doubt, a Restructuring Failure will not be deemed to have occurred under this Section 5.3, if the Restructuring Failure was (a) caused solely by Golden Meditech’s failure to obtain the required shareholders approval so long as a meeting of shareholders of Golden Meditech has been convened to vote on the Restructuring and Founder has complied his Voting Undertaking in full; or (b) as a result of any restrictions under any applicable laws, rules or regulations (“Involuntary Restructuring Failure”).

Section 5.4                                    No Disposition of Interests.  Without the prior written consent of Investor, Issuer shall not, and shall cause Target Members not to, take any actions, or omit to take any action, that would have the following effect:

(a)                                 a Voluntary Liquidation;

(b)                                 a Partial Sale; or

(c)                                  a change of Control in any Target Member.

Section 5.5                                    Additional Collateral.  Issuer shall take all necessary actions to cause all Additional Collateral be subject to the Target Share Charge and, except for the subordination contemplated for the Bank Financing, to ensure that Investor will have a perfected first ranking Security Interest in the Additional Collateral at all times.

Section 5.6                                    Corporate Governance Matters. Issuer shall cause Target to maintain at least the same corporate governance standards as those in effect as of the date hereof. Without limiting the generality of the foregoing, Issuer shall ensure that, without the prior written consent of Investor:

(a)                                 at least one (1) meeting of the board of directors of Target will be held for each fiscal quarter;

(b)                                 an audit committee, compensation committee, and other committees as reasonably requested by Investor will be created under the board of directors of Target;

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(c)                                  Investor will have the right to appoint one representative to the board of directors of Target following the completion of Privatization (or, if earlier, the ninth month after the Original Issuance Date ); or

(d)                                 Target will not replace its independent accountants or change any material accounting principles.

Section 5.7                                    No Distribution on Shares. With the exception of any shares issued by Issuer to facilitate the Privatization, without the prior written consent of Investor, Issuer shall not, and shall cause other Target Members not to, issue or declare any dividend or other distribution with respect to any class of its shares or purchase, acquire, or redeem any such shares.

Section 5.8                                    No Changes in Share Capital. With the exception of any shares issued by Issuer to facilitate the Privatization, without the prior written consent of Investor, Issuer shall not, and shall cause other Target Members not to, change its capital structure or any of its authorized or issued share capital, including the creation of any stock incentive plans.

Section 5.9                                    Investor’s Representative to Target Board. Issuer shall take all necessary actions, including the exercise of all of its voting rights under the Target shares, so that one representative of Investor will be appointed as a member of the board of directors of Target immediately following the earlier of (x) the completion of the Privatization and (y) nine months after the Closing.  Following completion of the Privatization, to the extent permitted by applicable rules and regulations, Issuer shall use all reasonable endeavors to procure that Target executes and delivers to Investor the Target Letter.

Section 5.10                             No Change of Business. Issuer shall cause Target Group not to make (or threaten to make) any material change in the nature of the Principal Business as carried on immediately prior to the [Original Issuance Date/Issuance Date].

Section 5.11                             Issuer and Merger Sub as Holding Companies.  Issuer shall not, and shall cause Merger Sub not to, engage in any business other than to hold all the Equity Securities in Target and to fulfill its obligations under the Transaction Documents.

Section 5.12                             Listing of Target. Until the completion of the Privatization, Issuer shall cause Target to maintain its authorization for listing on the NYSE. Issuer shall not, and shall procure that that no Target Member will, take any action which would be reasonably expected to result in the delisting or suspension from trading of the Target Shares on the NYSE.

Section 5.13                             Corporate Existence.  Issuer shall, and shall cause other Target Members to, maintain its corporate existence, excluding creations of and mergers among Target Members.

Section 5.14                             Licenses and Permits. Issuer shall, and shall cause other Target Members to:

(a)                                 maintain and keep effective all the current cord blood banking licenses (including the Blood Station Operation License issued by the provincial-level Department of Health of the PRC), which have been issued to Issuer by the Ministry of Health of the PRC, and other Permits; and

(b)                                 ensure that all Permits are renewed from time to time in accordance with the terms and conditions of the applicable laws and regulations and that each Target Member complies at all times with the terms and conditions of its Permits in all respects; and

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Section 5.15                             Compliance with Laws.  Issuer shall, and shall cause other Target Members to:

(a)                                 comply, in all material respects with all other applicable laws, ordinances, rules, regulations and requirements of any governmental authorities, including the Anti-Corruption Laws; and

(b)                                 pay and discharge, before the same shall become delinquent, all income and all other material taxes, assessments and other governmental charges or levies imposed upon them or any of their properties or assets or in respect of their businesses or incomes except for those being contested in good faith by proper proceedings diligently conducted and against which adequate reserves, in accordance with the applicable generally accepted accounting principles, have been established.

Section 5.16                             Maintenance of Assets.  Issuer shall, and shall cause other Target Members to:

(a)                                 maintain and protect all key intellectual property used in the Principal Business, including registering all their respective trademarks, brand names, domain names and copyrights and, wherever prudent, applying for patents on their respective technology;

(b)                                 subject to the availability of the type of insurance and the commercial reasonableness of the terms by the standards generally applied to comparable businesses, keep all assets necessary in its business in good working order and condition, ordinary wear and tear excepted; and

(c)                                  maintain with financially sound and reputable insurance companies, insurance on all their insurable assets in at least such amounts and against at least such risks as are usually insured against in the same general area by companies of established repute engaged in the same or a similar business.

Section 5.17                             Indebtedness; Negative Pledge.  Without the prior written consent of Investor, Issuer shall not, and shall cause other Target Members not to:

(a)                                 incur additional indebtedness other than indebtedness in the course of its ordinary business, under this Note, or the Bank Financing; and

(b)                                 directly or indirectly create or permit to be outstanding any Security Interest upon the whole or any part of its property, assets or revenues, present or future, to secure for the benefit of any person, except for any Security Interest created in connection with the Financing and the Bank Financing, Security Interest in existence as of the [Original Issuance Date/Issuance Date], and Security Interest arising in the ordinary course of business.

Section 5.18                             Related Party Transactions.  Issuer shall not, and shall cause other Target Members not to, enter into or be a party to any transaction with any Related Parties unless the transaction is fair and reasonable to Issuer and on terms no less favorable to Issuer than those that could be obtained from unaffiliated third parties.

Section 5.19                             Books, Records and Internal Controls.  Issuer shall, and shall cause each Target Members to:

(a)                                 make and keep books, records and accounts which, in reasonable detail, accurately and fairly (x) reflect their transactions and dispositions of assets and (y) present their financial instruments and Equity Securities;

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(b)                                 prepare its financial statements and disclosure documents accurately, in accordance with the applicable generally accepted accounting principles and ensure the completeness and timeliness of such financial statements and disclosure documents;

(c)                                  devise and maintain a system of internal accounting controls sufficient to provide reasonable assurance that:

(i)                                     transactions are executed and access to assets is permitted only in accordance with management’s general or specific authorization;

(ii)                                  transactions are recorded as necessary to permit preparation of periodic financial statements and to maintain accountability for assets;

(iii)                               the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and

(iv)                              any transaction by and between Issuer, its other Target Members and any Related Party is properly monitored, recorded and disclosed; and

(d)                                 install and have in operation an accounting and control system, management information system and books of account and other records, which together shall adequately give a fair and true view of the financial condition of Issuer and its other Target Members and the results of its operations in conformity with the applicable generally accepted accounting principles.

Section 5.20                             No Voluntary Insolvency Event.  Without the prior written consent of Investor, Issuer shall not, and shall cause other Target Members not to, commence, or consent to the commencement of, any case, proceeding or other action under any bankruptcy, insolvency or similar law (A) seeking to have an order of relief entered with respect to it or seeking to adjudicate it a bankrupt or insolvent, or (B) seeking reorganization, arrangement, adjustment, winding up, liquidation, dissolution, composition or other relief with respect to it or its debts or (C) seeking the appointment of a receiver, trustee, custodian or other similar official for it or all or any substantial part of its property, (ii) making a general assignment for the benefit or its creditors or (iii) admitting in writing its inability to pay its debts when they become due (a “Voluntary Insolvency Event”).

Section 5.21                             Charter Documents.  Except as required by law, Issuer shall not, and shall cause other Target Members not to, amend or modify any provisions of its Articles and other charter documents that may reasonably be deemed to adversely affect this Note or the rights of the Investor under this Note, without Investor’s prior written consent.

ARTICLE 6

Information Rights

Section 6.1                                    SEC Filings. Until the completion of the Privatization, Issuer shall promptly, and in any event within two business days of the release or filing thereof, deliver to Investor the following:

(a)                                 copies of all filings made by Target and Control Persons with the SEC;

(b)                                 copies of all communications between Target and the SEC relating to the Privatization;

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(c)                                  copies of any notices and other information made available or given to the shareholders of Target generally; and

(d)                                 facsimile copies of all press releases issued by Target;

unless the foregoing are filed with the SEC through EDGAR and are immediately available to the public through EDGAR or are available through Bloomberg contemporaneously with such issuance.

Section 6.2                                    HKSE Filings; Others.  Issuer shall promptly, and in any event within two business days of the release or filing thereof, deliver to Investor all information filed or released by any Control Person publicly in Hong Kong, Cayman Islands or British Virgin Islands concerning the Stage One Transactions, Stage Two Transactions, the Financing, the Bank Financing and any other financing transactions in connection with the Privatization, including disclosure of interest filings made under the SFO and filings made by creditors to perfect their Security Interests in assets held by Control Persons, unless the foregoing are immediately available through the HKSE’s website or are available through Bloomberg contemporaneously with such issuance.

Section 6.3                                    General information concerning Target Group.  Issuer shall allow the Investor reasonable access to due diligence materials as provided in Section 4.2 and Section 4.3 of the Subscription Agreement. At any time after the completion of the Privatization, Issuer shall notify Investor promptly, and in any event within five business days after having knowledge thereof, when any of the following occurs:

(a)                                 any material event in the condition (financial or otherwise) of a Target Member;

(b)                                 any litigation or proceedings being threatened or initiated against a Target Member before any court tribunal or administrative agency, which might materially affect the operations or financial condition of such Target Member, and the amount of contingent liability, if such amount is ascertainable;

(c)                                  the happening of any event likely to have a substantial effect on the profits, businesses or operations of a Target Member; or

(d)                                 any Target Member has, or to the knowledge of any Target Member, any other Obligor has, in any material respect failed to observe or perform any other covenant, obligation, condition or agreement contained in the Transaction Documents.

Section 6.4                                    Financial Statements.  After the completion of the Privatization, Issuer shall provide to Investor (a) audited annual financial statements prepared by independent accountants within 90 days after the close of each fiscal year and (b) unaudited interim financial statements on a quarterly basis within 60 days after the close of each fiscal quarter.

Section 6.5                                    Obligor Default.  Issuer shall deliver a written notice to Investor promptly, and in any event within five business days after having knowledge thereof, when any of the following (an “Obligor Default”) occurs:

(a)                                 Issuer shall fail to pay (i) when due any principal or interest payment on the due date hereunder or (ii) any other payment required under the terms of this Note or any other Transaction Documents on the date due and such payment has not been made within seven days of Issuer’s receipt of Investor’s written notice to Issuer of such failure to pay;

(b)                                 Obligors shall in any material respect fail to observe or perform any other covenant, obligation, condition or agreement contained in the Transaction Documents and such failure shall, after Issuer’s receipt of Investor’s written notice to Issuer of such failure, continue for 20 days;

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(c)                                  Any representation or warranty made by or on behalf of Obligors to Holder in writing in connection with the Transaction Documents shall be false, incomplete or misleading in any material respect when made;

(d)                                 Any Security Document is not (or is claimed in writing by any Obligor referred to therein not to be) and/or any material provision of the other Transaction Documents is not (or is claimed in writing by any Obligor not to be), in full force and effect (with all necessary approvals necessary therefor having been obtained) which is not curable within 30 calendar days and as a result there is a material adverse effect on the Investor as determined by the Investor acting reasonably; or

(e)                                  Any Adverse Development that is attributable to the fault or negligence or failure to exercise reasonable diligence by any Obligor or Target Member.

For the avoidance of doubt, neither an Involuntary Restructuring Failure nor a Restructuring Failure constitutes an Obligor Default.

Section 6.6                                    Adverse Development.  Issuer shall deliver a written notice to Investor promptly, and in any event within five business days when becoming aware of the same, upon the occurrence of any of the following (each, an “Adverse Development”):

(a)                                 It is or will become unlawful for any Obligor to perform or comply with any of its payment or other obligations under or in respect of this Note or any other Transaction Documents to which it is a party;

(b)                                 (i) Any indebtedness of Target Group is not paid when due or (as the case may be) within any originally applicable grace period; (ii) any such indebtedness becomes (or becomes capable of being declared) due and payable prior to its stated maturity otherwise than at the option of Obligor or (except by reason of an event of default, howsoever described, under the terms of the agreement governing such indebtedness) any person entitled to the payment of such indebtedness; or (iii) any amount payable by it under any guarantee of any indebtedness (including any indemnity of such indebtedness or any arrangement having a similar effect) of others given by any Obligor is not honored when due and called upon provided, however, that the amount of indebtedness referred to in paragraphs (i) and/or (ii) above and/or the amount payable under any guarantee referred to in paragraph (iii) above individually or in the aggregate exceeds US$10,000,000 (or its equivalent in any other currency or currencies);

(c)                                  One or more final and non-appealable judgment(s) or order(s) for the payment of an amount in excess of US$10,000,000 (or its equivalent in any other currency or currencies), whether individually or in aggregate, is or are rendered against Target Group and continue(s) unsatisfied and unstayed for a period of 14 days after the date(s) thereof or, if later, the date therein specified for payment; or

(d)                                 One or more events that have or, in the reasonable opinion of Investor, are expected to have, a material adverse impact on (i) an Obligor’s ability to comply with its obligations under any Transaction Document, (ii) Target Group’s ability to carry on its business as it is being conducted at the time immediately preceding the event; (iii) the value of the charged assets under the Target Share Charge and the Issuer Share Charge; or (iv) the rights of Investor under this Note.

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Section 6.7                                    Bankruptcy Event. Issuer shall deliver a written notice to Investor promptly, and in any event no later than the next business day when becoming aware of the same, upon the occurrence of any of the following (each, an “Bankruptcy Event”):

(a)                                 A Voluntary Insolvency Event; or

(b)                                 (i) Any Obligor or Target Member becomes the subject of any case, proceeding or other action under any bankruptcy, insolvency or similar law (A) seeking to have an order of relief entered with respect to it or seeking to adjudicate it a bankrupt or insolvent, or (B) seeking reorganization, arrangement, adjustment, winding up, liquidation, dissolution, composition or other relief with respect to it or its debts or (C) seeking the appointment of a receiver, trustee, custodian or other similar official for it or all or any substantial part of its assets and (ii) an order for relief entered or such proceeding shall not be dismissed or discharged within 30 days of commencement (an “Involuntary Insolvency Event”).

ARTICLE 7

Registration and Transfer of Note

Section 7.1                                    Register.  The Note shall be issued and represented by certificates in definitive form. Issuer shall keep at its principal office a register in which Issuer shall provide for the registration and transfer of the Note, in which Issuer shall record the name and address of Investor and the name and address of each permitted transferee.  Investor shall notify Issuer of any change of name or address and promptly after receiving such notification Issuer shall record such information in such register.

Section 7.2                                    Transfer and Exchange. Investor may, without the consent of Issuer or any Owner, transfer or exchange all or part of this Note to any person (except a competitor of Golden Meditech or Issuer), together with the title, rights and interests represented herein (except the right to appoint one representative to the board of directors of Target under Section 5.6(c)), by surrendering this Note, properly endorsed or accompanied by written instructions; provided any partial transfer or exchange of this Note is in an amount equal to US$1,000,000 or integral multiples of US$1,000,000. With respect to any direct offer, sale or other disposition of this Note, Investor shall give written notice to Issuer prior thereto describing briefly the manner thereof. Subject to the foregoing and compliance with any other reasonable requirements of Issuer, Issuer will register transfer or exchange of this Note in the name of, and issue and deliver the new Note to the person as will have been designated in Investor’s notice within five business days of the surrender of this Note.

Section 7.3                                    Lost, Stolen or Mutilated Note. Upon receipt by Issuer of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of the certificate representing this Note and (i) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it; or (ii) in the case of mutilation, upon surrender thereof, Issuer, at its expense, shall execute and deliver in lieu thereof a new Note executed in the same manner as the Note being replaced, in the same principal amount as the unpaid principal amount of the Note and dated the date of this Note.

ARTICLE 8

Assignment and Pledging

Section 8.1                                    Assignment of this Note.  Issuer may not assign or transfer any of its interests, rights and obligations under this Note or the Security Documents without the prior written consent of Investor. Subject to the requirements of Section 7.2, Investor may by five business days’ written notice assign or transfer any of its interests, rights and obligations under this Note without Issuer’s consent.

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Section 8.2                                    Pledge of this Note. Issuer acknowledges and agrees that this Note may be pledged or charged by Investor to any person (other than a competitor of Golden Meditech or Issuer) in connection with a bona fide margin agreement or other loan or financing arrangement. The pledge of this Note shall not be deemed to be a disposition, however the Investor must notify the Issuer in writing that this Note has been pledged or charged by the Investor.  Issuer hereby agrees to execute and deliver, at the expense of the Investor, such documentation as a pledgee or chargee may reasonably request in connection with such a pledge or charge by Investor.

ARTICLE 9

Miscellaneous

Section 9.1                                    Successors and Assigns.  Subject to the restrictions on assignment described in this Note, the rights and obligations of the parties shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

Section 9.2                                    Waiver and Amendment.  Any provision of this Note may be amended, waived or modified upon the written consent of parties.

Section 9.3                                    Validity of Instrument.  This Note shall become effective upon the execution of it by the authorized representatives of the parties and shall continue in force until the outstanding amounts under this Note have been paid in full, in which case it will become void and of no further force and effect, except for the provisions of this Section 9.2 (Validity of Instrument), Section 9.9 (Governing Law) and Section 9.10 (Jurisdiction); provided, however, that such termination shall, unless otherwise agreed by the parties, be without prejudice to the rights of Investor in respect of a breach of this Note by Issuer prior to such termination.

Section 9.4                                    Survival.  The representations, warranties, covenants and agreements made herein shall survive the execution and delivery of this Note.

Section 9.5                                    Entire Agreement.  This Agreement together with the other Transaction Documents constitute and contain the entire agreement among the parties and supersede any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof.

Section 9.6                                    Notices.  All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall be in writing and delivered to each party as follows:

(a)                                 if to the Investor:

Address	:	P.O. Box 957, Offshore Incorporations Centre Road Town, Tortola, British Virgin Islands

Email	:	88445413@qq.com

Attention	:	YANG Feng

or at such other address as Investor shall have furnished to Issuer in writing.

(b)                                 if to the Company parties:

Address	:	48/F Bank of China Tower, 1 Garden Road

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Central, Hong Kong

Facsimile	:	(852) 3605 8189

Attention	:	KAM Yuen

or at such other address as the Issuer shall have furnished the Investor in writing.

All such notices and communications shall be effective (1) when sent by international express courier or other overnight service of recognized standing, on the business day following the deposit with such service; (2) when mailed, by registered or certified mail, first class postage prepaid and addressed as aforesaid, upon the earlier of actual receipt or the fourth business day after the date of mailing; (3) when delivered by hand, upon delivery; (4) when faxed, upon confirmation that all pages have been transmitted except where the dispatch is not on a business day; and (5) when emailed, upon such email being sent by the sender and no transmission error message being received by the sender.

If a communication would otherwise be deemed to have been delivered outside normal business hours (after 5:30 p.m. on a business day) in the time zone of the territory of the recipient under this Section 9.6, it shall be deemed to have been delivered at 9:30 a.m. on the next opening of business in the territory of the recipient.  In proving service of a communication, it shall be sufficient to show that delivery by hand was made or that the envelope containing the communication was properly addressed and mailed or that the facsimile transmission was despatched and a confirmatory transmission report or other acknowledgment of good receipt was received.

Section 9.7                                    No Partnership.  Nothing in this Note shall constitute or be deemed to constitute a partnership between the parties.

Section 9.8                                    Severability.  If any provision of this Note or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Note and the application of such provision to other persons or circumstances will not be affected thereby and will be enforced to the maximum extent permitted by law.

Section 9.9                                    Governing Law.  This Agreement and all actions arising out of or in connection with this Note will be governed by and construed in accordance with the laws of Hong Kong.

Section 9.10                             Jurisdiction.  The courts of Hong Kong are to have jurisdiction to settle any disputes which may arise out of or in connection with this Note and, accordingly, any legal action or proceedings arising out of or in connection with this Note may be brought in such courts.

Section 9.11                             Service of Process.  Issuer hereby irrevocably designate and appoint Golden Meditech as its authorized agent upon which process may be served in any such legal action or proceedings.  Subject to applicable law, such service shall be deemed to be completed on delivery to such process agent.

Section 9.12                             No Presumption. The parties acknowledge that any applicable law that would require interpretation of any claimed ambiguities in this Note against the party that drafted it has no application and is expressly waived.  If any claim is made by a party relating to any conflict, omission or ambiguity in the provisions of this Note, no presumption or burden of proof or persuasion will be implied because this Note was prepared by or at the request of any party or its counsel.

Section 9.13                             Counterparts.  This Note may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Facsimile and e-mailed copies of signatures shall be deemed to be originals for purposes of the effectiveness of this Note.

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IN WITNESS WHEREOF,  Issuer has caused this Note to be issued as of the date first written above.

ISSUER

COM Company Limited

By:
Name: KAM Yuen
Title: Director

By its acceptance of this Note, Investor acknowledges and agrees to be bound by the provisions hereof.

INVESTOR

Blue Ocean Structure Investment Company Ltd

By:
Name: YANG Feng
Title: Director

SIGNATURE PAGE TO THE PROMISSORY NOTE

ANNEX

NON-BINDING PRINCIPLES OF THE RESTRUCTURING

1.              An exchangeable note will be issued in replacement of this Note for no additional consideration.

2.              This Note will be rolled over into the new structure and Golden Meditech will participate in the new structure.

3.              The exchangeable note will contain the following key terms:

(a)         Exchange Right.  Investor may exchange the exchangeable note, in whole or in part, into Target Shares held by Issuer. The maximum number of Target shares that may be exchanged is the original principal amount of this Note divided by the per share exchange price. To the extent Issuer is prevented to deliver Target shares to Investor under applicable laws and regulations or any contractual restrictions arising from a Liquidation Event or Partial Sale, Investor may require Issuer to, in lieu of Target shares, pay a cash amount and/or other consideration in kind to be agreed equal to the value of Target shares into which the exchangeable note is exchangeable or issue a corresponding number of shares in COM Company Limited that would reflect the same percentage interest in Target.

(b)         Exchange Price.  The per share exchange price will be equal to the volume weighted average per share consideration paid by Golden Meditech and its Affiliates in their purchases of Target Shares, including the Stage One Transactions and Stage Two Transactions. For the avoidance of doubt, the consideration paid by Golden Meditech in its purchase of the Cordlife Note, Magnum Note and KKR Note will be included in the computation as if the Cordlife Note, Magnum Note and KKR Note had been converted into Target shares at the time of the purchases.

(c)          Before the Exchange. The term of the exchangeable note will be equal to the term of this Note, and Investor will enjoy substantially the same Extension Rights and Optional Redemption Rights as provided under this Note. If an event occurs that would give Investor an Optional Redemption Right, Investor will have the discretion to receive, in lieu of the relevant Redemption Price, the same amount of consideration as if the exchangeable note had been exchanged in full into Target shares and the relevant tag along rights (described in “Following an Exchange”) had been exercised.

(d)         Upon the Exchange. Investor shall settle the exchange price through a cancellation of all or part of the outstanding principal amount of the exchangeable note and, if a portion of the exchangeable note has been redeemed earlier, the shortfall in cash.  At the time of settlement, the principal amount being cancelled will be treated as an Optional Redemption, and Issuer shall pay the difference between the Basic Redemption Price and the cancelled principal amount to Investor in cash.

(e)          Following the Exchange. Investor will enjoy standard tag-along, right of first refusal and preemptive rights for Target shares acquired under the exchangeable note. During the period in which Target remains a subsidiary of Golden Meditech and Target shares are no longer listed on the NYSE, Investor will also enjoy a 5% annual dividend guarantee on such shares. If an event occurs that would give Investor the right to require redemption of the exchangeable note, Investor will have the right to require Issuer to repurchase the Target shares as if the consideration paid for such shares were principal amount outstanding under the exchangeable note.

(f)           Tag-Along Sale. If a tag-along sale occurs, whether before or after an exchange, and any part of the consideration received by Issuer in the tag-along sale cannot be immediately distributed to Investor,

1.              Issuer shall immediately distribute all properties that are immediately distributable and the outstanding principal amount of the exchangeable note will be reduced to the value of the properties that cannot be immediately distributed.

2.              As security for performance of its obligations under the partially redeemed exchangeable note, Issuer shall, in addition to any security interest previously granted, grant Investor a first ranking security interest on the properties received in the tag-along sale that are not immediately distributable and shall not dispose any of these properties until the exchangeable note has been redeemed in full.  For the avoidance of doubt, this security interest and restriction on disposal will be in respect of the properties that Investor would have received if the properties were immediately distributable and Issuer may increase (but not decrease) the number of properties that are the subject of the security interest and restriction on disposal.  This principle will apply correspondingly if at the time of the event Investor were holding Target shares instead of the exchangeable note.

3.              For the avoidance of doubt, where there are properties that cannot be immediately distributed, Investor has the right to continue to receive interest on the remaining principal amount of the exchangeable note.

4.              When the properties that cannot be immediately distributed are available for distribution, to the extent that there is any shortfall between the Basic Redemption Price and the properties already distributed to Investor following the tag along sale referred to above plus the value (as at the date of distribution) of the properties that cannot be immediately distributed but are then available for distribution, Issuer will pay the shortfall to Investor.  For the avoidance of doubt, this does not affect the distribution of the properties that cannot be immediately distributed but are then available for distribution.

5.              If Issuer and Investor become holders of shares of another person as a result of a tag-along sale, Issuer shall vote all of those shares and take all other reasonable actions as a shareholder to cause that other person declare and distribute a dividend of not less than 5% per annum on its shares.

(g)          Assignment.  Investor may assign some or part of the exchangeable note to one or more third parties (except for a competitor of Golden Meditech or Target) and the reference to Investor above will be deemed to include such assignee(s).

EXHIBIT B

FORM OF FOUNDER LETTER

THIS DEED OF PERSONAL GUARANTEE AND UNDERTAKINGS (this “Guarantee”) is provided by Kam Yuen, holder of Hong Kong Identity Card number P633130(4) (“Guarantor”), to Blue Ocean Structure Investment Company Ltd, a British Virgin Islands company ( “Investor”), on December [  ], 2015.

BACKGROUND

A.            Guarantor is the chairman, chief executive officer, and controlling shareholder of Golden Meditech Holdings Limited, a Cayman Islands company whose shares are listed on the Hong Kong Stock Exchange (“Golden Meditech”).

B.            Golden Meditech is a controlling shareholder of China Cord Blood Corporation, a Cayman Islands company whose shares are listed on the New York Stock Exchange (“Target”), and all the shares of Target beneficially owned by Golden Meditech are held by COM Company Limited (“Issuer”), a Cayman Islands company indirectly wholly owned by Golden Meditech.

C.            Golden Meditech has made an offer to acquire the remaining shares of Target (the “Privatization”). Investor has agreed to provide Financing to Issuer under a Note Subscription Agreement, dated December 4, 2015, among Golden Meditech, Issuer, Guarantor and Investor (the “Note Subscription Agreement”), for purposes of the Privatization.

D.            As a condition to its agreement to provide the Financing, Investor has required Guarantor and certain other Affiliates of Issuer (collectively “Obligors”) to enter into certain Security Arrangements.

E.             This Guarantee is being delivered by Guarantor as part of the Security Arrangements.

1.                                      Interpretations

1.1                               Certain Defined Term.  As used in this Guarantee, the following capitalized terms shall have the following meanings:

“Bank Financing” means a syndicated loan to be extended by the banks to COS Company Limited, a British Virgin Islands company, and Target (as successor to COS Company Limited following the Privatization) in relation to the Privatization, the obligations under which is to be secured by a first ranking charge on all of the shares of Target beneficially owned and to be owned by Golden Meditech.

1.2                               Other Definitions in this Guarantee.  The following terms are defined in this Guarantee as follows:

Defined Term	Section in this Guarantee

“Disclosing Party”	Section 5.2

“Golden Meditech”	Recitals

“Guarantee”	Introductory paragraph

“Guarantor”	Introductory paragraph

“Investor”	Introductory paragraph

“Issuer”	Recitals

“Note Subscription Agreement”	Recitals

“Obligors”	Recitals

“Privatization”	Recitals

“Target”	Recitals

“Target Letter”	Section 3.6

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1.3                               Definitions in the Note Subscription Agreement.  The following terms are derived from the Note Subscription Agreement:

Defined Term	Section in the Note Subscription Agreement

“Affiliate”	section 1.1

“business day”	section 1.1

“Financing”	recitals

“Fund”	recitals

“KKR Note”	section 1.1

“Material Adverse Effect”	section 1.1

“Merger”	recitals

“Note”	section 2.1

“Security Arrangements”	recitals

“Subsidiary”	section 1.1

“Target Group” or “Target Member”	recitals

“Transaction Documents”	section 1.1

1.4                               Definitions in the Note.  The following terms are defined in the Note:

Defined Term	Section in this Note

“Basic Redemption Price”	section 4.1

“Restructuring”	recitals

“Term”	section 3.1

1.5                               Headings.  Titles and sections are for convenience only and neither limit nor amplify the provisions of this Guarantee, and all references herein to sections or paragraphs shall refer to the corresponding sections or paragraphs of this Guarantee unless specific reference is made to such sections or paragraphs of another document or instrument.

1.6                               Interpretation. Unless the context requires otherwise or unless otherwise specified herein, in this Guarantee:

(a)                                 all words used in the singular herein shall be deemed to have been used in the plural and in the masculine shall include the feminine and the neuter and vice versa;

(b)                                 any reference to any party shall be construed so as to include its successors in title and permitted assigns;

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(c)                                  any reference to any agreement or instrument is a reference to that agreement or instrument as amended or novated;

(d)                                 “assets” includes present and future properties, revenues and rights of every description;

(e)                                  “person” includes an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a governmental authority;

(f)                                   “regulation” includes any regulation, rule, official directive, order, request, codes of practice or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organization; and

(g)                                  references to any action, remedy or method of judicial proceeding for the enforcement of the rights of creditors shall be deemed to include, in respect of any jurisdiction other than Hong Kong, references to such action, remedy or method of judicial proceeding for the enforcement of the rights of creditors available or appropriate in such jurisdiction as shall most nearly approximate to such action, remedy or method of judicial proceeding described or referred to in these presents.

2.                                      Guarantee and Indemnity

2.1                               Guarantee and Indemnity.  Guarantor hereby irrevocably and unconditionally:

(a)                                 guarantees to Investor the performance of all of the obligations of each Obligor, the Issuer and Target Group under the Transaction Documents;

(b)                                 undertakes with Investor that whenever an Obligor does not pay any amount when due under or in connection with the Transaction Documents, Guarantor shall immediately on demand pay that amount as if he were the principal obligor;

(c)                                  undertakes to Investor that, if any amount that would otherwise be claimed by Investor under paragraphs (a) and (b) above is for any reason not recoverable thereunder on the basis of a guarantee, Guarantor shall, as a principal debtor and primary obligor, indemnify Investor immediately on demand against any cost, loss or liability that Investor may incur or suffer as a result of the Obligor not paying any amount when (if such amount were recoverable by Investor) it would have had to pay under paragraphs (a) and (b) above if the amount claimed had been recoverable on the basis of a guarantee.

2.2                               Continuing Guarantee. This Guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by all Obligors under the Transaction Documents, regardless of any intermediate payment or discharge in whole or in part.

2.3                               Immediate Recourse.  Guarantor waives any right he may have of first requiring Investor (or any trustee or agent on its behalf) to proceed against or enforce any other right or security or claim payment from any person before claiming from Guarantor under this Section 2. This waiver applies irrespective of any law to the contrary.

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2.4                               Waiver of Defenses.  The obligations of the Guarantor under this Section 2 will not be affected by any act, omission, or thing (whether or not known to him or Investor) which, but for this provision, would reduce, release or prejudice any of his obligations under this Section. This includes:

(a)                                 any time or waiver granted to, or composition with, any person;

(b)                                 any release of any person under the terms of any composition or arrangement;

(c)                                  the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any person;

(d)                                 any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realize the full value of any security;

(e)                                  any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of any person;

(f)                                   any amendment or replacement of any Transaction Document or any other document or security;

(g)                                  any unenforceability, illegality, invalidity or non-provability of any obligation of any person under any Transaction Document or any other document or security;

(h)                                 any insolvency or similar proceedings or any change in the constitution or status of any Obligor; or

(i)                                     any claim or right of set-off that Guarantor or any Obligor may have.

2.5                               Additional Security.  This Guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by Investor.

3.                                      Further Undertakings

Guarantor hereby undertakes to Investor the following:

3.1                               Covenants of other Obligors.  He shall cause each Obligor to comply with their respective obligations under the Transaction Documents.

3.2                               Sale of the Magnum Note and KKR Note to Golden Meditech.  He shall take all necessary actions to complete the sale of the Magnum Note to Golden Meditech or its nominee pursuant to the note purchase agreement between Golden Meditech and Magnum Opus International Holdings Limited, an entity wholly owned by him, and the sale of the KKR Note to Golden Meditech or its nominee pursuant to the note purchase agreement between Golden Meditech and Excellent China Healthcare Investment Limited, an entity wholly owned by him through his controlled corporation.

3.3                               Completion of the Privatization. To facilitate the timely completion of the Privatization, he shall:

(a)                                 not cause Golden Meditech to withdraw the offer for the Privatization;

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(b)                                 to the extent that he shall have the power to do so, use his best efforts to convene board meetings of Golden Meditech and the relevant Target Member and/or vote or cause the representative of Golden Meditech or the relevant Target Member to vote in favor of the relevant board resolutions that are required to implement the Privatization;

(c)                                  provide information for due diligence or comply with other reasonable requests from lenders in order to procure the Bank Financing (or if considered acceptable to Guarantor (acting reasonably) to provide a warranty in respect of such information);

(d)                                 if the Privatization requires shareholders’ approval and if permitted under the applicable rules and regulations, vote all Obligors’ shares of which he has control as at the record date of the shareholders meeting, in favor of the Privatization;

(e)                                  assist Golden Meditech to satisfy its conditions to the closing of the Merger;

unless the taking of the foregoing actions is inconsistent with his fiduciary duties to Golden Meditech under applicable laws, rules and regulations.

3.4                               Completion of the Restructuring. To facilitate the timely completion of the Restructuring, he shall:

(a)                                 use his best efforts to facilitate the reaching of a consensus between each Obligor and Investor on the Restructuring; and

(b)                                 if the Restructuring requires shareholders’ approval and if permitted under the applicable rules and regulations, vote all Obligors’ shares of which he has control on the record date of the shareholders meeting, in favor of the Restructuring;

unless the taking of the foregoing actions is inconsistent with his fiduciary duties to Golden Meditech under applicable laws, rules and regulations.

3.5                               Return of the Notes. If a Note is not redeemed prior in accordance with its terms, at the end of the Term of the relevant Note, it shall cause the Issuer to redeem the relevant Note in whole at the Basic Redemption Price.

3.6                               Target Board Representation and Target Letter. Following the earlier of (x) the completion of the Privatization and (y) nine months following the Closing, he shall take all necessary actions so that Investor will have the right to appoint one representative to the board of directors of Target. In addition, following completion of the Privatization, to the extent permitted by applicable rules and regulations, he shall use all reasonable endeavors to procure that Target executes and delivers to Investor the letter to provide guarantees and other undertakings, substantially in the form set forth in Exhibit A (“Target Letter”).

4.                                      Representations and Warranties

Guarantor hereby represents and warrants to Investor the following:

4.1                               He controls and has the capacity to vote [37.7]% of the shares in Golden Meditech at his sole discretion.

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4.2                               He is of full age and of sound mind and has full capacity to enter into and perform his obligations under any Transaction Document to which he is a party.

4.3                               He has the power to enter into and perform, and has taken all necessary action to authorize the entry into, delivery and performance of the Transaction Documents to which he is a party and the transactions contemplated by such Transaction Documents.

4.4                               Each Transaction Document to which he is a party constitutes his legally binding, valid and enforceable obligation.

4.5                               The entry into and performance by him of, and the transactions contemplated by, the Transaction Documents to which he is a party do not conflict with:

(a)                                 any law or regulation applicable to him; or

(b)                                 any document which is binding upon him or any of his assets to an extent or in a manner which has or is reasonably likely to have a Material Adverse Effect.

4.6                               All authorizations required by him in connection with the entry into, performance, validity and enforceability of, and the transactions contemplated by, the Transaction Documents to which he is a party have been obtained or effected (as appropriate) and are in full force and effect.

4.7                               No investigation, litigation, arbitration or administrative proceedings are current or, to his knowledge, pending or threatened against him, that have or, if adversely determined, are reasonably likely to have a material adverse effect on (a) his personal assets; (b) his ability to perform his obligations under the Transaction Documents to which he is a party; or (c) the validity or enforceability of any Transaction Documents or the rights and remedies of Investor thereunder.

4.8                               The entry into by him of this Guarantee constitutes, and the exercise by him of his rights and performance of his obligations under this Guarantee will constitute, private and commercial acts performed for private and commercial purposes; and he will not be entitled to claim immunity from suit, execution, attachment or other legal process in any proceedings taken in any jurisdiction in relation to this Guarantee.

4.9                               The payment obligations of Guarantor under this Guarantee and other Transaction Documents rank at least pari passu with the claims of all his other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to individuals generally.

5.                                      Confidentiality

5.1                               Confidential nature of this Agreement: Each party acknowledges that the terms and conditions of this Guarantee and the other Transaction Documents and all schedules, annexure, exhibits, appendices and amendments hereto and thereto, the transactions contemplated hereby and thereby, including their existence shall be considered confidential information and shall not be disclosed by any party to any third party except in accordance with this Section 5.

5.2                               Confidential information of Guarantor: Investor acknowledges all information furnished by the Guarantor or its Affiliates and their respective officers, directors, partners, shareholders, employees and agents pursuant to this Guarantee is confidential and for its own use only, and agrees to hold in confidence and trust and not to disclose or disseminate such information to any other person (other than on a confidential basis to its employees or agents, investors, partners, prospective investors or prospective partners, having a need to know the contents of such information, and their attorneys who must also undertake to the Guarantor a corresponding obligation of confidentiality to that undertaken by Investor under this Section 5.2) except in connection with the exercise of its rights under this Guarantee, unless (i) Investor has obtained such information from source other than Guarantor (provided that Investor, acting with due care and diligence, has no reason to believe that such source is bound by any confidentiality obligation to Guarantor in respect of such information) or (ii) Guarantor has made such information available to the public generally or (iii) a party to this Guarantee is required to disclose such information by Governmental Authority.

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5.3                               Legally Compelled Disclosure: With the exception of any SEC Filings required to be made by Golden Meditech or any of its Affiliates, in the event that any party (other than Investor) is requested or becomes legally compelled and/or as required under the listing rules of the HKSE (including without limitation, pursuant to any applicable tax, securities, or other laws of any jurisdiction) to disclose any confidential information referred to in this Section 5, such party (the “Disclosing Party”) shall to the extent permitted by law provide the other parties with prompt written notice of that fact and shall consult with the other parties regarding such disclosure.  At the request of the other party, the Disclosing Party shall, to the extent reasonably possible and with the cooperation and reasonable efforts of the other parties, seek a protective order, confidential treatment or other appropriate remedy.  In any event, the Disclosing Party shall furnish only that portion of the information that is legally required and/or as required under the relevant listing rules and shall exercise reasonable efforts to obtain reliable assurance that confidential treatment will be accorded to such information.

6.                                      Miscellaneous

6.1                               Successors and Assigns.  Subject to the restrictions on assignment described in this Guarantee, the rights and obligations of parties shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

6.2                               Waiver and Amendment.  Any provision of this Guarantee may be amended, waived or modified upon the written agreement of both parties.

6.3                               Assignment by Parties.  Investor shall be entitled to assign or transfer any or all of its rights and obligations under this Guarantee to a transferee of the Note without consent of Guarantor.  The rights, interests or obligations of Guarantor hereunder may not be assigned, in whole or in part, by either of them without the prior written consent of Investor.

6.4                               Survival.  The representations, warranties, covenants and agreements made herein shall survive the execution and delivery of this Guarantee.

6.5                               Entire Agreement.  This Guarantee together with the other Transaction Documents constitute and contain the entire agreement among parties and supersede any and all prior agreements, negotiations, correspondence, understandings and communications among parties, whether written or oral, respecting the subject matter hereof.

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6.6                               Notices.  All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall be in writing and delivered to each party as follows:

(a)                                 if to Investor:

Address	:	P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands

Email	:	88445413@qq.com

Attention	:	YANG Feng

or at such other address as Investor shall have furnished Guarantor in writing.

(b)                                 if to Guarantor:

Address	:	48/F Bank of China Tower, 1 Garden Road, Central, Hong Kong

Facsimile	:	(852) 3605 8189

Attention	:	KAM Yuen

or at such other address as Guarantor shall have furnished Investor in writing.

All such notices and communications shall be effective (1) when sent by international express courier or other overnight service of recognized standing, on the business day following the deposit with such service; (2) when mailed, by registered or certified mail, first class postage prepaid and addressed as aforesaid, on the earlier of receipt and on the fourth business day after the date of mailing; (3) when delivered by hand, upon delivery; (4) when faxed, upon confirmation that all pages have been transmitted except where the dispatch is not on a business day; and (5) when emailed, upon such email being sent by the sender and no transmission error message being received by the sender.  If a communication would otherwise be deemed to have been delivered outside normal business hours (after 5:30 p.m. on a business day) in the time zone of the territory of the recipient under this Section 6.6, it shall be deemed to have been delivered at 9:30 a.m. on the next opening of business in the territory of the recipient.  In proving service of a communication, it shall be sufficient to show that delivery by hand was made or that the envelope containing the communication was properly addressed and mailed or that the facsimile transmission was despatched and a confirmatory transmission report or other acknowledgment of good receipt was received..

6.7                               No Partnership.  Nothing in this Guarantee shall constitute or be deemed to constitute a partnership between the parties or any of them.

6.8                               Severability.  If any provision of this Guarantee or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Guarantee and the application of such provision to other persons or circumstances shall not be affected thereby and shall be enforced to the maximum extent permitted by law.

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6.9                               Governing Law.  This Guarantee and all actions arising out of or in connection with this Agreement shall be governed by and construed in accordance with the laws of Hong Kong.

6.10                        Jurisdiction.  The courts of Hong Kong are to have jurisdiction to settle any disputes which may arise out of or in connection with the Guarantee and, accordingly, any legal action or proceedings arising out of or in connection with the Guarantee may be brought in such courts.

6.11                        Service of Process.  Guarantor hereby irrevocably designate and appoint Golden Meditech as his authorized agent upon which process may be served in any such legal action or proceedings.  Subject to applicable law, such service shall be deemed to be completed on delivery to such process agent.

6.12                        Expenses.  All legal costs, professional fees and expenses incurred in connection with the parties’ negotiation, preparation, and execution of the Transaction Documents, and all legal, accounting, and administrative costs of the Financing, including Investor’s counsel and other professional advisors fees and expenses which have been reasonably incurred and any statutory charge incurred by Investor in the establishment of the Fund, shall be dealt with in accordance with Section 10.13 of the Note Subscription Agreement.

6.13                        No Presumption. The parties acknowledge that any applicable law that would require interpretation of any claimed ambiguities in this Guarantee against the party that drafted it has no application and is expressly waived.  If any claim is made by a party relating to any conflict, omission or ambiguity in the provisions of this Guarantee, no presumption or burden of proof or persuasion will be implied because this Guarantee was prepared by or at the request of any party or its counsel.

[The remainder of this page is intentionally left blank.]

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This Guarantee has been entered into and delivered to Investor on the date stated at the beginning of this Guarantee.

Guarantor

SIGNED, SEALED and DELIVERED	)
as a DEED by KAM YUEN	)
(holder of Hong Kong Identity Card Number	)
P633130(4)))
in the presence of:	)

Signature Page to Deed of Personal Guarantee and Undertaking

EXHIBIT A

FORM OF TARGET LETTER

THIS DEED OF UNDERTAKINGS (this “Undertaking”) is provided by China Cord Blood Corporation, a Cayman Islands company whose shares are listed on the NYSE (“Obligor”), to Blue Ocean Structure Investment Company Ltd, a British Virgin Islands company (the “Investor”), on December [  ], 2015.

BACKGROUND

A.            Golden Meditech Holdings Limited (“Golden Meditech”), a Cayman Islands company whose shares are listed on the Hong Kong Stock Exchange, is the controlling shareholder of Obligor, and all the shares of the Obligor beneficially owned by Golden Meditech are held by COM Company Limited (“Issuer”), a Cayman Islands company indirectly wholly owned by Golden Meditech.

B.            Golden Meditech made an offer to acquire the remaining shares of Obligor (the “Privatization”). As at the date of this Undertaking, the Privatization has completed.  Under a Note Subscription Agreement, dated December 4, 2015, among Golden Meditech, Issuer, Founder and Investor (the “Note Subscription Agreement”), Investor agreed to provide Financing to Issuer for purposes of the Privatization.

C.            As a condition to its agreement to provide the Financing, Investor required certain other Affiliates of Golden Meditech to enter into certain Security Arrangements.

D.            As part of the Security Arrangements, the Obligor is required to deliver this Undertaking following completion of the Privatization.

1.                                      Interpretations

1.1                               Certain Defined Term.  As used in this Undertaking, the following capitalized terms shall have the following meanings:

“Bank Financing” means a syndicated loan to be extended by the banks to COS Company Limited, a British Virgin Islands company, and Target (as successor to COS Company Limited following the Privatization) in relation to the Privatization, the obligations under which is to be secured by a first ranking charge on all of the shares of Obligor beneficially owned and to be owned by Golden Meditech;

“PRC” means the People’s Republic of China;

“Principal Business” means, in respect of Obligor, medical and healthcare services;

“Voluntary Insolvency Event” means, in respect of a person, the commencement, or consent to the commencement of, any case, proceeding or other action under any bankruptcy, insolvency or similar law (A) seeking to have an order of relief entered with respect to it or seeking to adjudicate it a bankrupt or insolvent, or (B) seeking reorganization, arrangement, adjustment, winding up, liquidation, dissolution, composition or other relief with respect to it or its debts or (C) seeking the appointment of a receiver, trustee, custodian or other similar official for it or all or any substantial part of its property, (ii) making a general assignment for the benefit or its creditors or (3) admitting in writing its inability to pay its debts when they become due; and

“Voluntary Liquidation” means, in respect of a person, the failure of the person to continue owning a substantial part of its existing assets or operate its existing business, whether as a result of (i) a sale, lease, transfer, exclusive license or other disposition, directly or indirectly, of all or substantially all of the assets of Obligor or (ii) a liquidation, dissolution or winding up of Obligor or (iii) any amalgamation, consolidation, reorganization, restructuring or transaction with a similar impact.

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1.2                               Other Definitions in this Undertaking.  The following terms are defined in this Undertaking as follows:

Defined Term	Section in this Undertaking

“Obligor”	Introductory paragraph

“Golden Meditech”	Recitals

“Investor”	Introductory paragraph

“Issuer”	Recitals

“Note Subscription Agreement”	Recitals

“Privatization”	Recitals

“Undertaking”	Introductory paragraph

1.3                               Definitions in the Note Subscription Agreement.  The following terms are derived from the Note Subscription Agreement:

Defined Term	Section in the Note Subscription Agreement

“Additional Collateral”	section 1.1

“Affiliates”	section 1.1

“Anti-Corruption Laws”	Schedule 2

“Articles”	section 1.1

“Blood Station Operation License”	Schedule 2

“business day”	section 1.1

“Closing”	section 2.2

“Control”	section 1.1

“Control Person”	recitals

“Equity Securities”	section 1.1

“Financing”	recitals

“Founder”	Preamble

“Fund”	recitals

“Material Adverse Effect”	section 1.1

“Merger”	recitals

“Note”	section 2.1

“NYSE”	section 1.1

“Permits”	Schedule 2

“Related Party”	section 1.1

“Security Interest”	section 1.1

“Security Arrangements”	recitals

“Subsidiary”	section 1.1

“Target Group” or “Target Member”	recitals

“Target Share Charge”	section 5.11

“Transaction Documents”	section 1.1

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1.4                               Definitions in the Note.  The following terms are defined in the Note:

Defined Term	Section in the Note

“Partial Sale”	section 4.3(c)

1.5                               Headings.  Titles and sections are for convenience only and neither limit nor amplify the provisions of this Undertaking, and all references herein to sections or paragraphs shall refer to the corresponding sections or paragraphs of this Undertaking unless specific reference is made to such sections or paragraphs of another document or instrument.

1.6                               Interpretation. Unless the context requires otherwise or unless otherwise specified herein, in this Undertaking:

(a)                                 all words used in the singular herein shall be deemed to have been used in the plural and in the masculine shall include the feminine and the neuter and vice versa;

(b)                                 any reference to any party shall be construed so as to include its successors in title and permitted assigns;

(c)                                  any reference to any agreement or instrument is a reference to that agreement or instrument as amended or novated;

(d)                                 “assets” includes present and future properties, revenues and rights of every description;

(e)                                  “person” includes an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a governmental authority;

(f)                                   “regulation” includes any regulation, rule, official directive, order, request, codes of practice or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organization; and

(g)                                  references to any action, remedy or method of judicial proceeding for the enforcement of the rights of creditors shall be deemed to include, in respect of any jurisdiction other than Hong Kong, references to such action, remedy or method of judicial proceeding for the enforcement of the rights of creditors available or appropriate in such jurisdiction as shall most nearly approximate to such action, remedy or method of judicial proceeding described or referred to in these presents.

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2.                                      Undertakings

2.1                               Completion of the Restructuring.  To facilitate the timely completion of the Restructuring, it shall use its best efforts to do all things within its power, to the fullest extent permitted by the applicable laws, rules, regulations, or approvals, to complete the Restructuring on such terms mutually acceptable to Investor and Golden Meditech within six months of the Closing.

2.2                               No Cooperation in Contractual Breach.  Obligor shall not facilitate, support or otherwise assist a Control Person in completing a transaction if Obligor has reason to know that the transaction would reasonably likely to result in a Control Person’s breach of its covenants under the Transaction Documents.

2.3                               No Disposition of Interests.  Without the prior written consent of Investor, Obligor shall not take any action, or omit to take any action, that would have the following effect:

(a)                                 a Voluntary Liquidation in any Subsidiary;

(b)                                 a Partial Sale in any Subsidiary, unless the Restructuring has been completed; or

(c)                                  a change of Control in any Subsidiary.

2.4                               Share Charge in Obligor Shares; Additional Collateral.  Obligor shall take all necessary actions, including the preparation and submission of all public filings under the applicable laws and regulations, to (a) reflect in its corporate records that all Obligor shares beneficially owned by Golden Meditech as of the date hereof are, and all Additional Collateral will be, subject to the Target Share Charge and (b) enable the perfection of Investor’s first ranking Security Interest therein, subject to any subordination and/or inter-creditor agreements with the bank syndicate as part of the Bank Financing.

2.5                               Investor’s Representative to Target Board. Obligor shall take all necessary actions so that Investor will have the right to appoint one representative to the board of directors and that the representative will not be removed except with the consent of Investor, unless that representative:

(a)                                 ceases to be a director under the Cayman Islands Companies Law (as amended) or is prohibited from being a director by law;

(b)                                 becomes bankrupt or makes any arrangement or composition with the person’s creditors generally; or

(c)                                  becomes a mentally incapacitated person.

If the representative is removed pursuant to (a), (b) or (c) above, then the Investor will have the right to appoint another representative to replace that removed representative.

2.6                               Corporate Governance Matters. Obligor shall take all necessary actions to maintain at least the same corporate governance standards as of the date hereof. Without limiting the generality of the foregoing, Obligor shall ensure that, without the prior written consent of Investor:

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(a)                                 at least one (1) meeting of the board of directors will be held for each fiscal quarter;

(b)                                 an audit committee, compensation committee, and other committees as reasonably requested by Investor will be created under the board of directors;

(c)                                  Investor will have the right to appoint one representative to each of the board committees; and

(d)                                 it will not replace its independent accountants or change any material accounting principles.

2.7                               No Distribution on Shares. Without the prior written consent of Investor, Obligor shall not, and shall cause its Subsidiaries not to, issue or declare any dividend or other distribution with respect to any class of its shares or purchase, acquire, or redeem any such shares.

2.8                               No Changes in Share Capital. Without the prior written consent of Investor, Obligor shall not, and shall cause its Subsidiaries not to, change its capital structure or any of its authorized or issued share capital, including the creation of any stock incentive plans.

2.9                               No Change of Business. Obligor shall cause Target Group not to make (or threaten to make) any material change in the nature of the Principal Business as carried on immediately prior to the date hereof.

2.10                        Corporate Existence.  Obligor shall, and shall cause its Subsidiaries to, maintain its corporate existence, excluding creations of and mergers among its Subsidiaries, and shall not take any actions, or omit to take any action, that would result in its Voluntary Liquidation or Voluntary Insolvency.

2.11                        Licenses and Permits. Obligor shall, and shall cause its Subsidiaries to:

(a)                                 maintain and keep effective all the current cord blood banking licenses (including the Blood Station Operation License issued by the provincial-level Department of Health of the PRC), which have been issued to Obligor by the Ministry of Health of the PRC, and other Permits; and

(b)                                 ensure that all Permits are renewed from time to time in accordance with the terms and conditions of the applicable laws and regulations and that each Subsidiary complies at all times with the terms and conditions of its Permits in all respects; and

2.12                        Compliance with Laws.  Obligor shall, and shall cause its Subsidiaries to:

(a)                                 comply, in all material respects with all other applicable laws, ordinances, rules, regulations and requirements of any governmental authorities, including the Anti-Corruption Laws; and

(b)                                 pay and discharge, before the same shall become delinquent, all income and all other material taxes, assessments and other governmental charges or levies imposed upon them or any of their properties or assets or in respect of their businesses or incomes except for those being contested in good faith by proper proceedings diligently conducted and against which adequate reserves, in accordance with the applicable generally accepted accounting principles, have been established.

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2.13                        Maintenance of Assets.  Obligor shall, and shall cause its Subsidiaries to:

(a)                                 maintain and protect all key intellectual property used in the Principal Business, including registering all their respective trademarks, brand names, domain names and copyrights and, wherever prudent, applying for patents on their respective technology;

(b)                                 subject to the availability of the type of insurance and the commercial reasonableness of the terms by the standards generally applied to comparable businesses, keep all assets necessary in its business in good working order and condition, ordinary wear and tear excepted; and

(c)                                  maintain with financially sound and reputable insurance companies, insurance on all their insurable assets in at least such amounts and against at least such risks as are usually insured against in the same general area by companies of established repute engaged in the same or a similar business.

2.14                        Indebtedness; Negative Pledge.  Without the prior written consent of Investor, Obligor shall not, and shall cause its Subsidiaries not to:

(a)                                 incur additional indebtedness other than indebtedness in the course of its ordinary business, under the Financing and the Bank Financing; and

(b)                                 directly or indirectly create or permit to be outstanding any Security Interest upon the whole or any part of its property, assets or revenues, present or future, to secure for the benefit of any person, except for any Security Interest created in connection with the Financing and the Bank Financing, Security Interest in existence as of the date hereof, and Security Interest arising in the ordinary course of business.

2.15                        Related Party Transactions.  Without the prior written consent of Investor, Obligor shall not, and shall cause its Subsidiaries not to, enter into or be a party to any transaction with any Related Parties unless (a) the transaction is fair and reasonable to Obligor and on terms no less favorable to Obligor than those that could be obtained from unaffiliated third parties and (b) the transaction, when aggregated with other transactions in the same series, has a total value not more than RMB10,000,000.

2.16                        Books, Records and Internal Controls.  Obligor shall, and shall cause each its Subsidiaries to:

(a)                                 make and keep books, records and accounts which, in reasonable detail, accurately and fairly (x) reflect their transactions and dispositions of assets and (y) present their financial instruments and Equity Securities; and

(b)                                 prepare its financial statements and disclosure documents accurately, in accordance with the applicable generally accepted accounting principles and ensure the completeness and timeliness of such financial statements and disclosure documents;

(c)                                  devise and maintain a system of internal accounting controls sufficient to provide reasonable assurance that:

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(i)                                    transactions are executed and access to assets is permitted only in accordance with management’s general or specific authorization;

(ii)                                 transactions are recorded as necessary to permit preparation of periodic financial statements and to maintain accountability for assets;

(iii)                            the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(d)                                 any transaction by and between Obligor, its Subsidiaries and any Related Party is properly monitored, recorded and disclosed; and

(e)                                  install and have in operation an accounting and control system, management information system and books of account and other records, which together shall adequately give a fair and true view of the financial condition of Obligor and its Subsidiaries and the results of its operations in conformity with the applicable generally accepted accounting principles.

2.17                        Charter Documents.  Except required by law, Obligor shall not, and shall cause its Subsidiaries not to, amend or modify any provisions of its Articles and other charter documents that may reasonably be deemed to adversely affect this Undertaking or the rights of the Investor under this Undertaking, without Investor’s prior written consent.

3.                                      Representations and Warranties

Obligor hereby represents and warrants to Investor the following:

3.1                               It has been duly incorporated and organized, and is validly existing in good standing, and in compliance with all registration and approval requirements in all material respects; it has the corporate power and authority to own and operate its assets and properties and to carry on its business as currently conducted.

3.2                               It has the power to enter into and perform, and has taken all necessary action to authorize the entry into, delivery and performance of this Undertaking and the transactions contemplated by this Undertaking.

3.3                               This Undertaking constitutes its legally binding, valid and enforceable obligation.

3.4                               The entry into and performance by it of, and the transactions contemplated by, this Undertaking does not conflict with:

(a)                                 any law or regulation applicable to it; or

(b)                                 any document which is binding upon it or any of its assets to an extent or in a manner which has or is reasonably likely to have a Material Adverse Effect.

3.5                               All authorizations required by it in connection with the entry into, performance, validity and enforceability of, and the transactions contemplated by, this Undertaking have been obtained or effected (as appropriate) and are in full force and effect.

3.6                               No investigation, litigation, arbitration or administrative proceedings are current or, to its knowledge, pending or threatened against it, that have or, if adversely determined, are reasonably likely to have a material adverse effect on (a) the business, assets, properties, liabilities (actual or contingent), operations, condition (financial or otherwise) or prospects, of Obligor and its Subsidiaries, taken as a whole; (b) its assets; (c) its ability to perform its obligations under this Undertaking; or (d) the validity or enforceability of this Undertaking or the rights and remedies of Investor thereunder.

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3.7                               The entry into by it of this Undertaking constitutes, and the exercise by it of its rights and performance of its obligations under this Undertaking will constitute, private and commercial acts performed for private and commercial purposes; and it will not be entitled to claim immunity from suit, execution, attachment or other legal process in any proceedings taken in any jurisdiction in relation to this Undertaking.

4.                                      Confidentiality

4.1                               Confidential nature of this Agreement: Each party acknowledges that the terms and conditions of this Undertaking and the other Transaction Documents and all schedules, annexure, exhibits, appendices and amendments hereto and thereto, the transactions contemplated hereby and thereby, including their existence shall be considered confidential information and shall not be disclosed by any party to any third party except in accordance with this Section 4.

4.2                               Confidential information of Guarantor: Investor acknowledges all information furnished by the Guarantor or its Affiliates and their respective officers, directors, partners, shareholders, employees and agents pursuant to this Undertaking is confidential and for its own use only, and agrees to hold in confidence and trust and not to disclose or disseminate such information to any other person (other than on a confidential basis to its employees or agents, investors, partners, prospective investors or prospective partners, having a need to know the contents of such information, and their attorneys who must also undertake to the Guarantor a corresponding obligation of confidentiality to that undertaken by Investor under this Section 4.2) except in connection with the exercise of its rights under this Undertaking, unless (i) Investor has obtained such information from source other than Guarantor (provided that Investor acting with due care and diligence, has no reason to believe that such source is bound by any confidentiality obligation to Guarantor in respect of such information) or (ii) Guarantor has made such information available to the public generally or (iii) a party to this Undertaking is required to disclose such information by Governmental Authority.

4.3                               Legally Compelled Disclosure: In the event that any party (other than the Investor) is requested or becomes legally compelled and/or as required under the listing rules of the NYSE (including without limitation, pursuant to any applicable tax, securities, or other laws of any jurisdiction) to disclose any confidential information referred to in this Section 4, such party (the “Disclosing Party”) shall to the extent permitted by law provide the other parties with prompt written notice of that fact and shall consult with the other parties regarding such disclosure.  At the request of the other party, the Disclosing Party shall, to the extent reasonably possible and with the cooperation and reasonable efforts of the other parties, seek a protective order, confidential treatment or other appropriate remedy.  In any event, the Disclosing Party shall furnish only that portion of the information that is legally required and/or as required under the relevant listing rules and shall exercise reasonable efforts to obtain reliable assurance that confidential treatment will be accorded to such information.

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5.                                      Miscellaneous

5.1                               Successors and Assigns.  Subject to the restrictions on assignment described in this Undertaking, the rights and obligations of parties shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

5.2                               Waiver and Amendment.  Any provision of this Undertaking may be amended, waived or modified upon written agreement of both parties.

5.3                               Assignment by Parties.  Investor shall be entitled to assign or transfer any or all of its rights (except the right to appoint one representative to the board of directors of the Obligor under Section 2.5) and obligations under this Undertaking to a transferee of the Note without consent of Obligor.  The rights, interests or obligations of Obligor hereunder may not be assigned, in whole or in part, by either of them without the prior written consent of Investor.

5.4                               Survival.  The representations, warranties, covenants and agreements made herein shall survive the execution and delivery of this Undertaking.

5.5                               Entire Agreement.  This Undertaking together with the other Transaction Documents constitute and contain the entire agreement among parties and supersede any and all prior agreements, negotiations, correspondence, understandings and communications among parties, whether written or oral, respecting the subject matter hereof.

5.6                               Notices.  All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall be in writing and delivered to each party as follows:

(a)                                 if to Investor:

Address	:	P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands

Email	:	88445413@qq.com

Attention	:	YANG Feng

or at such other address as Investor shall have furnished Obligor in writing.

(b) if to Obligor:

(c) Address	:	48/F Bank of China Tower, 1 Garden Road,

Central, Hong Kong

Facsimile	:	(852) 3605 8189

Attention	:	KAM Yuen

or at such other address as Obligor shall have furnished Investor in writing.

All such notices and communications shall be effective (1) when sent by international express courier or other overnight service of recognized standing, on the business day following the deposit with such service; (2) when mailed, by registered or certified mail, first class postage prepaid and addressed as aforesaid, on the earlier of actual receipt and the fourth business day after the date of mailing; (3) when delivered by hand, upon delivery; (4) when faxed, upon confirmation that all pages have been transmitted except where the dispatch is not on a business day; and (5) when emailed, upon such email being sent by the sender and no transmission error message being received by the sender.  If a communication would otherwise be deemed to have been delivered outside normal business hours (after 5:30 p.m. on a business day) in the time zone of the territory of the recipient under this Section 5.6, it shall be deemed to have been delivered at 9:30 a.m. on the next opening of business in the territory of the recipient.  In proving service of a communication, it shall be sufficient to show that delivery by hand was made or that the envelope containing the communication was properly addressed and mailed or that the facsimile transmission was despatched and a confirmatory transmission report or other acknowledgment of good receipt was received.

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5.7                               No Partnership.  Nothing in this Undertaking shall constitute or be deemed to constitute a partnership between the parties or any of them.

5.8                               Severability.  If any provision of this Undertaking or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Undertaking and the application of such provision to other persons or circumstances shall not be affected thereby and shall be enforced to the maximum extent permitted by law.

5.9                               Governing Law.  This Undertaking and all actions arising out of or in connection with this Agreement shall be governed by and construed in accordance with the laws of Hong Kong.

5.10                        Jurisdiction.  The courts of Hong Kong are to have jurisdiction to settle any disputes which may arise out of or in connection with the Undertaking and, accordingly, any legal action or proceedings arising out of or in connection with the Undertaking may be brought in such courts.

5.11                        Expenses.  All legal costs, professional fees and expenses incurred in connection with the parties’ negotiation, preparation, and execution of the Transaction Documents, and all legal, accounting, and administrative costs of the Financing, Investor’s counsel and other professional advisors fees and expenses which have been reasonably incurred and any statutory charges incurred by Investor in the establishment of the Fund, shall be dealt with accordance with Section 10.13 of the Note Subscription Agreement.

5.12                        No Presumption. The parties acknowledge that any applicable law that would require interpretation of any claimed ambiguities in this Undertaking against the party that drafted it has no application and is expressly waived.  If any claim is made by a party relating to any conflict, omission or ambiguity in the provisions of this Undertaking, no presumption or burden of proof or persuasion will be implied because this Undertaking was prepared by or at the request of any party or its counsel.

[The remainder of this page is intentionally left blank.]

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This Undertaking has been entered into and delivered to Investor on the date stated at the beginning of this Undertaking.

Obligor

SIGNED, SEALED and DELIVERED	)
as a DEED by CHINA CORD BLOOD	)
CORPORATION	)
a Cayman Islands Company	)
in the presence of:	)

Signature Page to Deed of Undertakings

EXHIBIT C

FORM OF GOLDEN MEDITECH LETTER

THIS DEED OF GUARANTEE AND UNDERTAKINGS (this “Guarantee”) is provided by Golden Meditech Holdings Limited, a Cayman Islands company with registered office at Clifton House, 75 Fort Street, PO Box 1350, Grand Cayman KY1-1108, Cayman Islands and its principal place of business at 48th Floor, Bank of China Tower, 1 Garden Road, Central, Hong Kong (“Guarantor”), to Blue Ocean Structure Investment Company Ltd, a British Virgin Islands company (“Investor”), on December [  ], 2015.

BACKGROUND

A.            Guarantor is a HKSE-listed company and a controlling shareholder of China Cord Blood Corporation, a Cayman Islands company whose shares are listed on the New York Stock Exchange (“Target”).  The shares of Target beneficially owned by Guarantor are held by COM Company Limited (“Issuer”), a Cayman Islands company indirectly wholly owned by Guarantor.

B.            Guarantor has made an offer to acquire the remaining shares of Target (the “Privatization”). Investor has agreed to provide Financing to Issuer under a Note Subscription Agreement, dated December 4, 2015, among Guarantor, Issuer, Founder and Investor (the “Note Subscription Agreement”), for purposes of the Privatization.

C.            As a condition to its agreement to provide the Financing, Investor has required Guarantor and certain other Affiliates of Issuer (collectively “Obligors”) to enter into certain Security Arrangements.

D.            This Guarantee is being delivered by Guarantor as part of the Security Arrangements.

1.                                      Interpretations

1.1                               Certain Defined Term.  As used in this Guarantee, the following capitalized terms shall have the following meanings:

“Bank Financing” means a syndicated loan to be extended by the banks to COS Company Limited, a Cayman Islands company, and Target (as successor to COS Company Limited following the Privatization) in relation to the Privatization, the obligations under which are to be secured by a first ranking charge on all of the shares of Target beneficially owned and to be owned by Guarantor;

“Founder” means Mr. Kam Yuen, a resident of Hong Kong with Hong Kong Identity Card number P633130(4);

“Principal Business” means, in respect of Guarantor, medical and healthcare services;

“Voluntary Insolvency Event” means, in respect of a person, the commencement, or consent to the commencement of, any case, proceeding or other action under any bankruptcy, insolvency or similar law (A) seeking to have an order of relief entered with respect to it or seeking to adjudicate it a bankrupt or insolvent, or (B) seeking reorganization, arrangement, adjustment, winding up, liquidation, dissolution, composition or other relief with respect to it or its debts or (C) seeking the appointment of a receiver, trustee, custodian or other similar official for it or all or any substantial part of its property, (ii) making a general assignment for the benefit or its creditors or (3) admitting in writing its inability to pay its debts when they become due; and

“Voluntary Liquidation” means, in respect of a person, the failure of the person to continue owning a substantial part of its existing assets or operate its existing business, whether as a result of (i) a sale, lease, transfer, exclusive license or other disposition, directly or indirectly, of all or substantially all of the assets of Target or (ii) a liquidation, dissolution or winding up of Target or (iii) any amalgamation, consolidation, reorganization, restructuring or transaction with a similar impact.

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1.2                               Other Definitions in this Guarantee.  The following terms are defined in this Guarantee as follows:

Defined Term	Section in this Guarantee

“Disclosing Party”	Section 5.3

“Guarantee”	Introductory paragraph

“Guarantor”	Introductory paragraph

“Investor”	Introductory paragraph

“Issuer”	Recitals

“Note Subscription Agreement”	Recitals

“Obligors”	Recitals

“Privatization”	Recitals

“Target”	Recitals

“Target Letter”	Section 3.12

1.3                               Definitions in the Note Subscription Agreement.  The following terms are derived from the Note Subscription Agreement:

Defined Term	Section in the Note Subscription Agreement

“Anti-Corruption Laws”	Schedule 2

“Affiliate”	section 1.1

“Articles”	section 1.1

“business day”	section 1.1

“Control”	section 1.1

“Closing”	section 2.2

“Equity Securities”	section 1.1

“Financing”	recitals

“Fund”	recitals

“Governmental Authority”	section 1.1

“HKSE”	section 1.1

“KKR Note”	section 1.1

“Material Adverse Effect”	section 1.1

“Merger”	recitals

“Note”	section 2.1

“Security Arrangements”	recitals

“Security Interest”	section 1.1

“Subsidiary”	section 1.1

“Target Group” or “Target Member”	recitals

“Transaction Documents”	section 1.1

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1.4                               Definitions in the Note.  The following terms are defined in the Note:

Defined Term	Section in the Note

“Basic Redemption Price”	section 4.1

“Partial Sale”	section 4.3(c)

“Restructuring”	recitals

“Term”	section 3.1

1.5                               Headings.  Titles and sections are for convenience only and neither limit nor amplify the provisions of this Guarantee, and all references herein to sections or paragraphs shall refer to the corresponding sections or paragraphs of this Guarantee unless specific reference is made to such sections or paragraphs of another document or instrument.

1.6                               Interpretation. Unless the context requires otherwise or unless otherwise specified herein, in this Guarantee:

(a)                                 all words used in the singular herein shall be deemed to have been used in the plural and in the masculine shall include the feminine and the neuter and vice versa;

(b)                                 any reference to any party shall be construed so as to include its successors in title and permitted assigns;

(c)                                  any reference to any agreement or instrument is a reference to that agreement or instrument as amended or novated;

(d)                                 “assets” includes present and future properties, revenues and rights of every description;

(e)                                  “person” includes an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a governmental authority;

(f)                                   “regulation” includes any regulation, rule, official directive, order, request, codes of practice or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organization; and

(g)                                  references to any action, remedy or method of judicial proceeding for the enforcement of the rights of creditors shall be deemed to include, in respect of any jurisdiction other than Hong Kong, references to such action, remedy or method of judicial proceeding for the enforcement of the rights of creditors available or appropriate in such jurisdiction as shall most nearly approximate to such action, remedy or method of judicial proceeding described or referred to in these presents.

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2.                                      Guarantee and Indemnity

2.1                               Guarantee and Indemnity.  Guarantor hereby irrevocably and unconditionally:

(a)                                 guarantees to Investor the performance of all of the obligations of each Obligor, the Issuer and Target Group under the Transaction Documents;

(b)                                 undertakes with Investor that whenever an Obligor does not pay any amount when due under or in connection with the Transaction Documents,  Guarantor shall immediately on demand pay that amount as if it were the principal obligor;

(c)                                  undertakes to Investor that, if any amount that would otherwise be claimed by Investor under paragraphs (a) and (b) above is for any reason not recoverable thereunder on the basis of a guarantee, Guarantor shall, as a principal debtor and primary obligor, to the fullest extent permitted by applicable law indemnify Investor immediately on demand against any cost, loss or liability that Investor may incur or suffer as a result of the Obligor not paying any amount when (if such amount were recoverable by Investor) it would have had to pay under paragraphs (a) and (b) above if the amount claimed had been recoverable on the basis of a guarantee.

2.2                               Continuing Guarantee. This Guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by all Obligors under the Transaction Documents, regardless of any intermediate payment or discharge in whole or in part.

2.3                               Immediate Recourse.  Guarantor waives any right it may have of first requiring Investor (or any trustee or agent on its behalf) to proceed against or enforce any other right or security or claim payment from any person before claiming from Guarantor under this Section 2. This waiver applies irrespective of any law to the contrary.

2.4                               Waiver of Defenses.  The obligations of the Guarantor under this Section 2 will not be affected by any act, omission, or thing (whether or not known to it or Investor) which, but for this provision, would reduce, release or prejudice any of its obligations under this Section. This includes:

(a)                                 any time or waiver granted to, or composition with, any person;

(b)                                 any release of any person under the terms of any composition or arrangement;

(c)                                  the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any person;

(d)                                 any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realize the full value of any security;

(e)                                  any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of any person;

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(f)                                   any amendment or replacement of any Transaction Document or any other document or security;

(g)                                  any unenforceability, illegality, invalidity or non-provability of any obligation of any person under any Transaction Document or any other document or security;

(h)                                 any insolvency or similar proceedings or any change in the constitution or status of any Obligor; or

(i)                                     any claim or right of set-off that Guarantor or any Obligor may have.

2.5                               Additional Security.  This Guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by Investor.

3.                                      Further Undertakings

Guarantor hereby undertakes to Investor the following:

3.1                               Covenants of Target Members.  It shall cause Issuer and Target to comply with their respective obligations and undertakings under the Transaction Documents.

3.2                               Sale of the Magnum Note and KKR Note to Guarantor.  Subject to relevant rules, regulations and approvals, Guarantor shall take all necessary actions to complete the sale of the Magnum Note to it or to its nominee pursuant to the note purchase agreement between it and Magnum Opus International Holdings Limited, an entity wholly owned by Founder, and the sale of the KKR Note to it or to its nominee pursuant to the note purchase agreement between it and Excellent China Healthcare Investment Limited, an entity wholly owned by Founder through his controlled corporation.

3.3                               Completion of the Restructuring.  To facilitate the timely completion of the Restructuring, it shall:

(a)                                 use its best efforts to complete the Restructuring on such terms mutually acceptable to Investor and it within six months of the Closing; and

(b)                                 to the extent permitted by applicable rules and regulations, exercise its rights as a controlling person of Target Members in favor of the Restructuring.

3.1                               No Disposition of Interests in Target Group.  Without the prior written consent of Investor, Guarantor shall not take any of the following actions, or take or omit to take any action that would have the effect of any of the following actions:

(a)                                 a Voluntary Liquidation in Target Group;

(b)                                 a Partial Sale of Target Group, unless the Restructuring has been completed;

(c)                                  a change of Control in Target Group; or

(d)                                 a Voluntary Insolvency Event of Target Group.

3.2                               Equity Securities of Target.  Guarantor shall only acquire Equity Securities of Target through Issuer and cause Issuer to remain the sole legal owner of all Target shares beneficially owned by Guarantor.

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3.3                               HKSE Listing.  Guarantor shall maintain its authorization for listing on the HKSE and shall not take any action that would be reasonably expected to result in the delisting or suspension from trading of its shares on the HKSE.

3.4                               Corporate Existence.  Guarantor shall maintain its corporate existence and shall not take any actions, or omit to take any action, that would result in its Voluntary Liquidation or Voluntary Insolvency Event.

3.5                               Business.  Guarantor shall not make (or threaten to make) any material change in the nature of the Principal Business as carried on immediately prior to the date hereof.

3.6                               Compliance with Laws.  Guarantor shall:

(a)                                 comply, in all material respects with all other applicable laws, ordinances, rules, regulations and requirements of any governmental authorities, including the Anti-Corruption Laws; and

(b)                                 pay and discharge, before the same shall become delinquent, all income and all other material taxes, assessments and other governmental charges or levies imposed upon them or any of their properties or assets or in respect of their businesses or incomes except for those being contested in good faith by proper proceedings diligently conducted and against which adequate reserves, in accordance with the applicable generally accepted accounting principles, have been established.

3.7                               Maintenance of Assets.  Guarantor shall:

(a)                                 maintain and protect all key intellectual property used in the Principal Business, including registering all their respective trademarks, brand names, domain names and copyrights and, wherever prudent, applying for patents on their respective technology;

(b)                                 subject to the availability of the type of insurance and the commercial reasonableness of the terms by the standards generally applied to comparable businesses, keep all assets necessary in its business in good working order and condition, ordinary wear and tear excepted; and

(c)                                  maintain with financially sound and reputable insurance companies, insurance on all their insurable assets in at least such amounts and against at least such risks as are usually insured against in the same general area by companies of established repute engaged in the same or a similar business.

3.8                               Negative Pledge.  Without the prior written consent of Investor, Guarantor shall not directly or indirectly create or permit to be outstanding any Security Interest upon the whole or any part of its ownership interest in Target Group to secure for the benefit of any person, except for any Security Interest created in connection with the Financing and the Bank Financing, Security Interest in existence as of the date hereof, and Security Interest arising in the ordinary course of business.

3.9                               Charter Documents.  Except required by law, Guarantor shall not amend or modify any provisions of its Articles and other charter documents that may reasonably be deemed to adversely affect the interest of Investor under the Transaction Documents without Investor’s prior written consent.

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3.10                        Completion of the Privatization. To facilitate the timely completion of the Privatization, it shall:

(a)                                 not withdraw the offer for the Privatization, unless acting in good faith, the terms of the Privatization results in the Privatization being not commercially viable for the Guarantor acting reasonably;

(b)                                 to the extent that it shall have the power to do so, use its best efforts to convene board meetings of the relevant Target Members and/or vote or cause the representative of the relevant Target Members vote in favor of the relevant board resolutions that are required to implement the Privatization;

(c)                                  provide information for due diligence or comply with other reasonable requests from lenders in order to procure the Bank Financing (or if considered acceptable to the Guarantor (acting reasonably) to provide a warranty in respect of such information);

(d)                                 cause Issuer to vote all Target shares under its Control as at the record date of the shareholders meeting in favor of the Privatization; and

(e)                                  use its best efforts to satisfy its conditions to the closing of the Merger.

3.11                        Return of the Notes. If a Note is not redeemed prior in accordance with its terms, at the end of the Term of the relevant Note, it shall cause the Issuer to redeem the relevant Note in whole at the Basic Redemption Price.

3.12                        Target Letter. Following completion of the Privatization, to the extent permitted by applicable rules and regulations, it shall use all reasonable endeavors to procure that Target executes and delivers to Investor the letter to provide guarantees and other undertakings, substantially in the form set forth in Exhibit A (“Target Letter”).

4.                                      Representations and Warranties

Guarantor hereby represents and warrants to Investor the following:

4.1                               It has been duly incorporated and organized, and is validly existing in good standing, and in compliance with all registration and approval requirements in all material respects; it has the corporate power and authority to own and operate its assets and properties and to carry on its business as currently conducted.

4.2                               It has the power to enter into and perform, and has taken all necessary action to authorize the entry into, delivery and performance of the Transaction Documents to which it is a party and the transactions contemplated by such Transaction Documents.

4.3                               Each Transaction Document to which it is a party constitutes its legally binding, valid and enforceable obligation.

4.4                               The entry into and performance by it of, and the transactions contemplated by, the Transaction Documents to which it is a party do not conflict with:

(a)                                 any law or regulation applicable to it; or

(b)                                 any document which is binding upon it or any of its assets to an extent or in a manner which has or is reasonably likely to have a Material Adverse Effect.

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4.5                               All authorizations required by it in connection with the entry into, performance, validity and enforceability of, and the transactions contemplated by, the Transaction Documents to which it is a party have been obtained or effected (as appropriate) and are in full force and effect.

4.6                               No investigation, litigation, arbitration or administrative proceedings are current or, to its knowledge, pending or threatened against it, that have or, if adversely determined, are reasonably likely to have a material adverse effect on (a) the business, assets, properties, liabilities (actual or contingent), operations, condition (financial or otherwise) or prospects, of Guarantor and its Subsidiaries, taken as a whole; (b) its assets; (c) its ability to perform its obligations under the Transaction Documents to which it is a party; or (d) the validity or enforceability of any Transaction Documents or the rights and remedies of Investor thereunder.

4.7                               The entry into by it of this Guarantee constitutes, and the exercise by it of its rights and performance of its obligations under this Guarantee will constitute, private and commercial acts performed for private and commercial purposes; and it will not be entitled to claim immunity from suit, execution, attachment or other legal process in any proceedings taken in any jurisdiction in relation to this Guarantee.

4.8                               The payment obligations of Guarantor under this Guarantee and other Transaction Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to corporation generally.

5.                                      Confidentiality

5.1                               Confidential nature of this Agreement: Each party acknowledges that the terms and conditions of this Guarantee and the other Transaction Documents and all schedules, annexure, exhibits, appendices and amendments hereto and thereto, the transactions contemplated hereby and thereby, including their existence shall be considered confidential information and shall not be disclosed by any party to any third party except in accordance with this Section 5.

5.2                               Confidential information of Guarantor: Investor acknowledges all information furnished by the Guarantor or its Affiliates and their respective officers, directors, partners, shareholders, employees and agents pursuant to this Guarantee is confidential and for its own use only, and agrees to hold in confidence and trust and not to disclose or disseminate such information to any other person (other than on a confidential basis to its employees or agents, investors, partners, prospective investors or prospective partners, having a need to know the contents of such information, and their attorneys who must also undertake to the Guarantor a corresponding obligation of confidentiality to that undertaken by Investor under this Section 5.2) except in connection with the exercise of its rights under this Guarantee, unless (i) Investor has obtained such information from source other than Guarantor (provided that Investor acting with due care and diligence, has no reason to believe that such source is bound by any confidentiality obligation to Guarantor in respect of such information) or (ii) Guarantor has made such information available to the public generally or (iii) a party to this Guarantee is required to disclose such information by Governmental Authority.

5.3                               Legally Compelled Disclosure: With the exception of any SEC Filings required to be made by Golden Meditech or any of its Affiliates, in the event that any party (other than the Investor) is requested or becomes legally compelled and/or as required under the listing rules of the HKSE (including without limitation, pursuant to any applicable tax, securities, or other laws of any jurisdiction) to disclose any confidential information referred to in this Section 5, such party (the “Disclosing Party”) shall to the extent permitted by law provide the other parties with prompt written notice of that fact and shall consult with the other parties regarding such disclosure.  At the request of the other party, the Disclosing Party shall, to the extent reasonably possible and with the cooperation and reasonable efforts of the other parties, seek a protective order, confidential treatment or other appropriate remedy.  In any event, the Disclosing Party shall furnish only that portion of the information that is legally required and/or as required under the relevant listing rules and shall exercise reasonable efforts to obtain reliable assurance that confidential treatment will be accorded to such information.

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6.                                      Miscellaneous

6.1                               Successors and Assigns.  Subject to the restrictions on assignment described in this Guarantee, the rights and obligations of parties shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

6.2                               Waiver and Amendment.  Any provision of this Guarantee may be amended, waived or modified upon the written agreement of both parties.

6.3                               Assignment by Parties.  Investor shall be entitled to assign or transfer any or all of its rights and obligations under this Guarantee to a transferee of the Note without consent of Guarantor.  The rights, interests or obligations of Guarantor hereunder may not be assigned, in whole or in part, by either of them without the prior written consent of Investor.

6.4                               Survival.  The representations, warranties, covenants and agreements made herein shall survive the execution and delivery of this Guarantee.

6.5                               Entire Agreement.  This Guarantee together with the other Transaction Documents constitute and contain the entire agreement among parties and supersede any and all prior agreements, negotiations, correspondence, understandings and communications among parties, whether written or oral, respecting the subject matter hereof.

6.6                               Notices.  All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall be in writing and delivered to each party as follows:

(a)                                 if to Investor:

Address	:	P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands

Email	:	88445413@qq.com

Attention	:	YANG Feng

or at such other address as Investor shall have furnished Guarantor in writing.

(b) if to Guarantor:

Address	:	48/F Bank of China Tower, 1 Garden Road,
Central, Hong Kong

Facsimile	:	(852) 3605 8189

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Attention	:	KAM Yuen

or at such other address as Guarantor shall have furnished Investor in writing.

All such notices and communications shall be effective (1) when sent by international express courier or other overnight service of recognized standing, on the business day following the deposit with such service; (2) when mailed, by registered or certified mail, first class postage prepaid and addressed as aforesaid, on the earlier of receipt and the fourth business day after the date of mailing; (3) when delivered by hand, upon delivery; (4) when faxed, upon confirmation that all pages have been transmitted except where the dispatch is not on a business day; and (5) when emailed, upon such email being sent by the sender and no transmission error message being received by the sender.  If a communication would otherwise be deemed to have been delivered outside normal business hours (after 5:30 p.m. on a business day) in the time zone of the territory of the recipient under this Section 6.6, it shall be deemed to have been delivered at 9:30 a.m. on the next opening of business in the territory of the recipient.  In proving service of a communication, it shall be sufficient to show that delivery by hand was made or that the envelope containing the communication was properly addressed and mailed or that the facsimile transmission was despatched and a confirmatory transmission report or other acknowledgment of good receipt was received.

No Partnership.  Nothing in this Guarantee shall constitute or be deemed to constitute a partnership between the parties or any of them.

6.7                               Severability.  If any provision of this Guarantee or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Guarantee and the application of such provision to other persons or circumstances shall not be affected thereby and shall be enforced to the maximum extent permitted by law.

6.8                               Governing Law.  This Guarantee and all actions arising out of or in connection with this Agreement shall be governed by and construed in accordance with the laws of Hong Kong.

6.9                               Jurisdiction.  The courts of Hong Kong are to have jurisdiction to settle any disputes which may arise out of or in connection with the Guarantee and, accordingly, any legal action or proceedings arising out of or in connection with the Guarantee may be brought in such courts.

6.10                        Expenses.  All legal costs, professional fees and expenses incurred in connection with the parties’ negotiation, preparation, and execution of the Transaction Documents, and all legal, accounting, and administrative costs of the Financing, including Investor’s counsel and other professional advisors fees and expenses which have been reasonably incurred and any statutory charges incurred by Investor in the establishment of the Fund, shall be dealt with in accordance with Section 10.13 of the Note Subscription Agreement.

6.11                        No Presumption. The parties acknowledge that any applicable law that would require interpretation of any claimed ambiguities in this Guarantee against the party that drafted it has no application and is expressly waived.  If any claim is made by a party relating to any conflict, omission or ambiguity in the provisions of this Guarantee, no presumption or burden of proof or persuasion will be implied because this Guarantee was prepared by or at the request of any party or its counsel.

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This Guarantee has been entered into and delivered to Investor on the date stated at the beginning of this Guarantee.

Guarantor

SIGNED, SEALED and DELIVERED	)
as a DEED by GOLDEN MEDITECH	)
HOLDINGS LIMITED	)
a Cayman Islands Company	)
in the presence of:	)

Signature Page to Deed of Guarantee and Undertaking

EXHIBIT A

FORM OF TARGET LETTER

THIS DEED OF UNDERTAKINGS (this “Undertaking”) is provided by China Cord Blood Corporation, a Cayman Islands company whose shares are listed on the NYSE (“Obligor”), to Blue Ocean Structure Investment Company Ltd, a British Virgin Islands company (the “Investor”), on December [  ], 2015.

BACKGROUND

A.            Golden Meditech Holdings Limited (“Golden Meditech”), a Cayman Islands company whose shares are listed on the Hong Kong Stock Exchange, is the controlling shareholder of Obligor, and all the shares of the Obligor beneficially owned by Golden Meditech are held by COM Company Limited (“Issuer”), a Cayman Islands company indirectly wholly owned by Golden Meditech.

B.            Golden Meditech made an offer to acquire the remaining shares of Obligor (the “Privatization”). As at the date of this Undertaking, the Privatization has completed.  Under a Note Subscription Agreement, dated December 4, 2015, among Golden Meditech, Issuer, Founder and Investor (the “Note Subscription Agreement”), Investor agreed to provide Financing to Issuer for purposes of the Privatization.

C.            As a condition to its agreement to provide the Financing, Investor required certain other Affiliates of Golden Meditech to enter into certain Security Arrangements.

D.            As part of the Security Arrangements, the Obligor is required to deliver this Undertaking following completion of the Privatization.

1.                                      Interpretations

1.1                               Certain Defined Term.  As used in this Undertaking, the following capitalized terms shall have the following meanings:

“Bank Financing” means a syndicated loan to be extended by the banks to COS Company Limited, a British Virgin Islands company, and Target (as successor to COS Company Limited following the Privatization) in relation to the Privatization, the obligations under which is to be secured by a first ranking charge on all of the shares of Obligor beneficially owned and to be owned by Golden Meditech;

“PRC” means the People’s Republic of China;

“Principal Business” means, in respect of Obligor, medical and healthcare services;

“Voluntary Insolvency Event” means, in respect of a person, the commencement, or consent to the commencement of, any case, proceeding or other action under any bankruptcy, insolvency or similar law (A) seeking to have an order of relief entered with respect to it or seeking to adjudicate it a bankrupt or insolvent, or (B) seeking reorganization, arrangement, adjustment, winding up, liquidation, dissolution, composition or other relief with respect to it or its debts or (C) seeking the appointment of a receiver, trustee, custodian or other similar official for it or all or any substantial part of its property, (ii) making a general assignment for the benefit or its creditors or (3) admitting in writing its inability to pay its debts when they become due; and

“Voluntary Liquidation” means, in respect of a person, the failure of the person to continue owning a substantial part of its existing assets or operate its existing business, whether as a result of (i) a sale, lease, transfer, exclusive license or other disposition, directly or indirectly, of all or substantially all of the assets of Obligor or (ii) a liquidation, dissolution or winding up of Obligor or (iii) any amalgamation, consolidation, reorganization, restructuring or transaction with a similar impact.

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1.2                               Other Definitions in this Undertaking.  The following terms are defined in this Undertaking as follows:

Defined Term	Section in this Undertaking

“Obligor”	Introductory paragraph

“Golden Meditech”	Recitals

“Investor”	Introductory paragraph

“Issuer”	Recitals

“Note Subscription Agreement”	Recitals

“Privatization”	Recitals

“Undertaking”	Introductory paragraph

1.3                               Definitions in the Note Subscription Agreement.  The following terms are derived from the Note Subscription Agreement:

Defined Term	Section in the Note Subscription Agreement

“Additional Collateral”	section 1.1

“Affiliates”	section 1.1

“Anti-Corruption Laws”	Schedule 2

“Articles”	section 1.1

“Blood Station Operation License”	Schedule 2

“business day”	section 1.1

“Closing”	section 2.2

“Control”	section 1.1

“Control Person”	recitals

“Equity Securities”	section 1.1

“Financing”	recitals

“Founder”	Preamble

“Fund”	recitals

“Material Adverse Effect”	section 1.1

“Merger”	recitals

“Note”	section 2.1

“NYSE”	section 1.1

“Permits”	Schedule 2

“Related Party”	section 1.1

“Security Interest”	section 1.1

“Security Arrangements”	recitals

“Subsidiary”	section 1.1

“Target Group” or “Target Member”	recitals

“Target Share Charge”	section 5.11

“Transaction Documents”	section 1.1

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1.4                               Definitions in the Note.  The following terms are defined in the Note:

Defined Term	Section in the Note

“Partial Sale”	section 4.3(c)

1.5                               Headings.  Titles and sections are for convenience only and neither limit nor amplify the provisions of this Undertaking, and all references herein to sections or paragraphs shall refer to the corresponding sections or paragraphs of this Undertaking unless specific reference is made to such sections or paragraphs of another document or instrument.

1.6                               Interpretation. Unless the context requires otherwise or unless otherwise specified herein, in this Undertaking:

(a)                                 all words used in the singular herein shall be deemed to have been used in the plural and in the masculine shall include the feminine and the neuter and vice versa;

(b)                                 any reference to any party shall be construed so as to include its successors in title and permitted assigns;

(c)                                  any reference to any agreement or instrument is a reference to that agreement or instrument as amended or novated;

(d)                                 “assets” includes present and future properties, revenues and rights of every description;

(e)                                  “person” includes an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a governmental authority;

(f)                                   “regulation” includes any regulation, rule, official directive, order, request, codes of practice or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organization; and

(g)                                  references to any action, remedy or method of judicial proceeding for the enforcement of the rights of creditors shall be deemed to include, in respect of any jurisdiction other than Hong Kong, references to such action, remedy or method of judicial proceeding for the enforcement of the rights of creditors available or appropriate in such jurisdiction as shall most nearly approximate to such action, remedy or method of judicial proceeding described or referred to in these presents.

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2.                                      Undertakings

2.1                               Completion of the Restructuring.  To facilitate the timely completion of the Restructuring, it shall use its best efforts to do all things within its power, to the fullest extent permitted by the applicable laws, rules, regulations, or approvals, to complete the Restructuring on such terms mutually acceptable to Investor and Golden Meditech within six months of the Closing.

2.2                               No Cooperation in Contractual Breach.  Obligor shall not facilitate, support or otherwise assist a Control Person in completing a transaction if Obligor has reason to know that the transaction would reasonably likely to result in a Control Person’s breach of its covenants under the Transaction Documents.

2.3                               No Disposition of Interests.  Without the prior written consent of Investor, Obligor shall not take any action, or omit to take any action, that would have the following effect:

(a)                                 a Voluntary Liquidation in any Subsidiary;

(b)                                 a Partial Sale in any Subsidiary, unless the Restructuring has been completed; or

(c)                                  a change of Control in any Subsidiary.

2.4                               Share Charge in Obligor Shares; Additional Collateral.  Obligor shall take all necessary actions, including the preparation and submission of all public filings under the applicable laws and regulations, to (a) reflect in its corporate records that all Obligor shares beneficially owned by Golden Meditech as of the date hereof are, and all Additional Collateral will be, subject to the Target Share Charge and (b) enable the perfection of Investor’s first ranking Security Interest therein, subject to any subordination and/or inter-creditor agreements with the bank syndicate as part of the Bank Financing.

2.5                               Investor’s Representative to Target Board. Obligor shall take all necessary actions so that Investor will have the right to appoint one representative to the board of directors and that the representative will not be removed except with the consent of Investor, unless that representative:

(a)                                 ceases to be a director under the Cayman Islands Companies Law (as amended) or is prohibited from being a director by law;

(b)                                 becomes bankrupt or makes any arrangement or composition with the person’s creditors generally; or

(c)                                  becomes a mentally incapacitated person.

If the representative is removed pursuant to (a), (b) or (c) above, then the Investor will have the right to appoint another representative to replace that removed representative.

2.6                               Corporate Governance Matters. Obligor shall take all necessary actions to maintain at least the same corporate governance standards as of the date hereof. Without limiting the generality of the foregoing, Obligor shall ensure that, without the prior written consent of Investor:

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(a)                                 at least one (1) meeting of the board of directors will be held for each fiscal quarter;

(b)                                 an audit committee, compensation committee, and other committees as reasonably requested by Investor will be created under the board of directors;

(c)                                  Investor will have the right to appoint one representative to each of the board committees; and

(d)                                 it will not replace its independent accountants or change any material accounting principles.

2.7                               No Distribution on Shares. Without the prior written consent of Investor, Obligor shall not, and shall cause its Subsidiaries not to, issue or declare any dividend or other distribution with respect to any class of its shares or purchase, acquire, or redeem any such shares.

2.8                               No Changes in Share Capital. Without the prior written consent of Investor, Obligor shall not, and shall cause its Subsidiaries not to, change its capital structure or any of its authorized or issued share capital, including the creation of any stock incentive plans.

2.9                               No Change of Business. Obligor shall cause Target Group not to make (or threaten to make) any material change in the nature of the Principal Business as carried on immediately prior to the date hereof.

2.10                        Corporate Existence.  Obligor shall, and shall cause its Subsidiaries to, maintain its corporate existence, excluding creations of and mergers among its Subsidiaries, and shall not take any actions, or omit to take any action, that would result in its Voluntary Liquidation or Voluntary Insolvency.

2.11                        Licenses and Permits. Obligor shall, and shall cause its Subsidiaries to:

(a)                                 maintain and keep effective all the current cord blood banking licenses (including the Blood Station Operation License issued by the provincial-level Department of Health of the PRC), which have been issued to Obligor by the Ministry of Health of the PRC, and other Permits; and

(b)                                 ensure that all Permits are renewed from time to time in accordance with the terms and conditions of the applicable laws and regulations and that each Subsidiary complies at all times with the terms and conditions of its Permits in all respects; and

2.12                        Compliance with Laws.  Obligor shall, and shall cause its Subsidiaries to:

(a)                                 comply, in all material respects with all other applicable laws, ordinances, rules, regulations and requirements of any governmental authorities, including the Anti-Corruption Laws; and

(b)                                 pay and discharge, before the same shall become delinquent, all income and all other material taxes, assessments and other governmental charges or levies imposed upon them or any of their properties or assets or in respect of their businesses or incomes except for those being contested in good faith by proper proceedings diligently conducted and against which adequate reserves, in accordance with the applicable generally accepted accounting principles, have been established.

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2.13                        Maintenance of Assets.  Obligor shall, and shall cause its Subsidiaries to:

(a)                                 maintain and protect all key intellectual property used in the Principal Business, including registering all their respective trademarks, brand names, domain names and copyrights and, wherever prudent, applying for patents on their respective technology;

(b)                                 subject to the availability of the type of insurance and the commercial reasonableness of the terms by the standards generally applied to comparable businesses, keep all assets necessary in its business in good working order and condition, ordinary wear and tear excepted; and

(c)                                  maintain with financially sound and reputable insurance companies, insurance on all their insurable assets in at least such amounts and against at least such risks as are usually insured against in the same general area by companies of established repute engaged in the same or a similar business.

2.14                        Indebtedness; Negative Pledge.  Without the prior written consent of Investor, Obligor shall not, and shall cause its Subsidiaries not to:

(a)                                 incur additional indebtedness other than indebtedness in the course of its ordinary business, under the Financing and the Bank Financing; and

(b)                                 directly or indirectly create or permit to be outstanding any Security Interest upon the whole or any part of its property, assets or revenues, present or future, to secure for the benefit of any person, except for any Security Interest created in connection with the Financing and the Bank Financing, Security Interest in existence as of the date hereof, and Security Interest arising in the ordinary course of business.

2.15                        Related Party Transactions.  Without the prior written consent of Investor, Obligor shall not, and shall cause its Subsidiaries not to, enter into or be a party to any transaction with any Related Parties unless (a) the transaction is fair and reasonable to Obligor and on terms no less favorable to Obligor than those that could be obtained from unaffiliated third parties and (b) the transaction, when aggregated with other transactions in the same series, has a total value not more than RMB10,000,000.

2.16                        Books, Records and Internal Controls.  Obligor shall, and shall cause each its Subsidiaries to:

(a)                                 make and keep books, records and accounts which, in reasonable detail, accurately and fairly (x) reflect their transactions and dispositions of assets and (y) present their financial instruments and Equity Securities; and

(b)                                 prepare its financial statements and disclosure documents accurately, in accordance with the applicable generally accepted accounting principles and ensure the completeness and timeliness of such financial statements and disclosure documents;

(c)                                  devise and maintain a system of internal accounting controls sufficient to provide reasonable assurance that:

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(i)                                     transactions are executed and access to assets is permitted only in accordance with management’s general or specific authorization;

(ii)                                   transactions are recorded as necessary to permit preparation of periodic financial statements and to maintain accountability for assets;

(iii)                               the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(d)                                 any transaction by and between Obligor, its Subsidiaries and any Related Party is properly monitored, recorded and disclosed; and

(e)                                  install and have in operation an accounting and control system, management information system and books of account and other records, which together shall adequately give a fair and true view of the financial condition of Obligor and its Subsidiaries and the results of its operations in conformity with the applicable generally accepted accounting principles.

2.17                        Charter Documents.  Except required by law, Obligor shall not, and shall cause its Subsidiaries not to, amend or modify any provisions of its Articles and other charter documents that may reasonably be deemed to adversely affect this Undertaking or the rights of the Investor under this Undertaking, without Investor’s prior written consent.

3.                                      Representations and Warranties

Obligor hereby represents and warrants to Investor the following:

3.1                               It has been duly incorporated and organized, and is validly existing in good standing, and in compliance with all registration and approval requirements in all material respects; it has the corporate power and authority to own and operate its assets and properties and to carry on its business as currently conducted.

3.2                               It has the power to enter into and perform, and has taken all necessary action to authorize the entry into, delivery and performance of this Undertaking and the transactions contemplated by this Undertaking.

3.3                               This Undertaking constitutes its legally binding, valid and enforceable obligation.

3.4                               The entry into and performance by it of, and the transactions contemplated by, this Undertaking does not conflict with:

(a)                                 any law or regulation applicable to it; or

(b)                                 any document which is binding upon it or any of its assets to an extent or in a manner which has or is reasonably likely to have a Material Adverse Effect.

3.5                               All authorizations required by it in connection with the entry into, performance, validity and enforceability of, and the transactions contemplated by, this Undertaking have been obtained or effected (as appropriate) and are in full force and effect.

3.6                               No investigation, litigation, arbitration or administrative proceedings are current or, to its knowledge, pending or threatened against it, that have or, if adversely determined, are reasonably likely to have a material adverse effect on (a) the business, assets, properties, liabilities (actual or contingent), operations, condition (financial or otherwise) or prospects, of Obligor and its Subsidiaries, taken as a whole; (b) its assets; (c) its ability to perform its obligations under this Undertaking; or (d) the validity or enforceability of this Undertaking or the rights and remedies of Investor thereunder.

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3.7                               The entry into by it of this Undertaking constitutes, and the exercise by it of its rights and performance of its obligations under this Undertaking will constitute, private and commercial acts performed for private and commercial purposes; and it will not be entitled to claim immunity from suit, execution, attachment or other legal process in any proceedings taken in any jurisdiction in relation to this Undertaking.

4.                                      Confidentiality

4.1                               Confidential nature of this Agreement: Each party acknowledges that the terms and conditions of this Undertaking and the other Transaction Documents and all schedules, annexure, exhibits, appendices and amendments hereto and thereto, the transactions contemplated hereby and thereby, including their existence shall be considered confidential information and shall not be disclosed by any party to any third party except in accordance with this Section 4.

4.2                               Confidential information of Guarantor: Investor acknowledges all information furnished by the Guarantor or its Affiliates and their respective officers, directors, partners, shareholders, employees and agents pursuant to this Undertaking is confidential and for its own use only, and agrees to hold in confidence and trust and not to disclose or disseminate such information to any other person (other than on a confidential basis to its employees or agents, investors, partners, prospective investors or prospective partners, having a need to know the contents of such information, and their attorneys who must also undertake to the Guarantor a corresponding obligation of confidentiality to that undertaken by Investor under this Section 4.2) except in connection with the exercise of its rights under this Undertaking, unless (i) Investor has obtained such information from source other than Guarantor (provided that Investor acting with due care and diligence, has no reason to believe that such source is bound by any confidentiality obligation to Guarantor in respect of such information) or (ii) Guarantor has made such information available to the public generally or (iii) a party to this Undertaking is required to disclose such information by Governmental Authority.

4.3                               Legally Compelled Disclosure: In the event that any party (other than the Investor) is requested or becomes legally compelled and/or as required under the listing rules of the NYSE (including without limitation, pursuant to any applicable tax, securities, or other laws of any jurisdiction) to disclose any confidential information referred to in this Section 4, such party (the “Disclosing Party”) shall to the extent permitted by law provide the other parties with prompt written notice of that fact and shall consult with the other parties regarding such disclosure.  At the request of the other party, the Disclosing Party shall, to the extent reasonably possible and with the cooperation and reasonable efforts of the other parties, seek a protective order, confidential treatment or other appropriate remedy.  In any event, the Disclosing Party shall furnish only that portion of the information that is legally required and/or as required under the relevant listing rules and shall exercise reasonable efforts to obtain reliable assurance that confidential treatment will be accorded to such information.

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5.                                      Miscellaneous

5.1                               Successors and Assigns.  Subject to the restrictions on assignment described in this Undertaking, the rights and obligations of parties shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

5.2                               Waiver and Amendment.  Any provision of this Undertaking may be amended, waived or modified upon written agreement of both parties.

5.3                               Assignment by Parties.  Investor shall be entitled to assign or transfer any or all of its rights (except the right to appoint one representative to the board of directors of the Obligor under Section 2.5) and obligations under this Undertaking to a transferee of the Note without consent of Obligor.  The rights, interests or obligations of Obligor hereunder may not be assigned, in whole or in part, by either of them without the prior written consent of Investor.

5.4                               Survival.  The representations, warranties, covenants and agreements made herein shall survive the execution and delivery of this Undertaking.

5.5                               Entire Agreement.  This Undertaking together with the other Transaction Documents constitute and contain the entire agreement among parties and supersede any and all prior agreements, negotiations, correspondence, understandings and communications among parties, whether written or oral, respecting the subject matter hereof.

5.6                               Notices.  All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall be in writing and delivered to each party as follows:

(a)                                 if to Investor:

Address	:	P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands

Email	:	88445413@qq.com

Attention	:	YANG Feng

or at such other address as Investor shall have furnished Obligor in writing.

(b) if to Obligor:

(c) Address	:	48/F Bank of China Tower, 1 Garden Road,

Central, Hong Kong

Facsimile	:	(852) 3605 8189

Attention	:	KAM Yuen

or at such other address as Obligor shall have furnished Investor in writing.

All such notices and communications shall be effective (1) when sent by international express courier or other overnight service of recognized standing, on the business day following the deposit with such service; (2) when mailed, by registered or certified mail, first class postage prepaid and addressed as aforesaid, on the earlier of actual receipt and the fourth business day after the date of mailing; (3) when delivered by hand, upon delivery; (4) when faxed, upon confirmation that all pages have been transmitted except where the dispatch is not on a business day; and (5) when emailed, upon such email being sent by the sender and no transmission error message being received by the sender.  If a communication would otherwise be deemed to have been delivered outside normal business hours (after 5:30 p.m. on a business day) in the time zone of the territory of the recipient under this Section 5.6, it shall be deemed to have been delivered at 9:30 a.m. on the next opening of business in the territory of the recipient.  In proving service of a communication, it shall be sufficient to show that delivery by hand was made or that the envelope containing the communication was properly addressed and mailed or that the facsimile transmission was despatched and a confirmatory transmission report or other acknowledgment of good receipt was received.

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5.7                               No Partnership.  Nothing in this Undertaking shall constitute or be deemed to constitute a partnership between the parties or any of them.

5.8                               Severability.  If any provision of this Undertaking or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Undertaking and the application of such provision to other persons or circumstances shall not be affected thereby and shall be enforced to the maximum extent permitted by law.

5.9                               Governing Law.  This Undertaking and all actions arising out of or in connection with this Agreement shall be governed by and construed in accordance with the laws of Hong Kong.

5.10                        Jurisdiction.  The courts of Hong Kong are to have jurisdiction to settle any disputes which may arise out of or in connection with the Undertaking and, accordingly, any legal action or proceedings arising out of or in connection with the Undertaking may be brought in such courts.

5.11                        Expenses.  All legal costs, professional fees and expenses incurred in connection with the parties’ negotiation, preparation, and execution of the Transaction Documents, and all legal, accounting, and administrative costs of the Financing, Investor’s counsel and other professional advisors fees and expenses which have been reasonably incurred and any statutory charges incurred by Investor in the establishment of the Fund, shall be dealt with accordance with Section 10.13 of the Note Subscription Agreement.

5.12                        No Presumption. The parties acknowledge that any applicable law that would require interpretation of any claimed ambiguities in this Undertaking against the party that drafted it has no application and is expressly waived.  If any claim is made by a party relating to any conflict, omission or ambiguity in the provisions of this Undertaking, no presumption or burden of proof or persuasion will be implied because this Undertaking was prepared by or at the request of any party or its counsel.

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This Undertaking has been entered into and delivered to Investor on the date stated at the beginning of this Undertaking.

Obligor

SIGNED, SEALED and DELIVERED	)
as a DEED by CHINA CORD BLOOD	)
CORPORATION	)
a Cayman Islands Company	)
in the presence of:	)

Signature Page to Deed of Undertakings